FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-06

October [21], 2016	JPMDB 2016-C4

Free Writing Prospectus
Collateral Term Sheet

JPMDB 2016-C4

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”) and German American Capital Corporation (“GACC”), (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

October [21], 2016	JPMDB 2016-C4

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,124,378,757
Number of Mortgage Loans:	36
Number of Mortgaged Properties:	42
Average Cut-off Date Balance per Mortgage Loan:	$31,232,743
Weighted Average Current Mortgage Rate:	3.86235%
10 Largest Mortgage Loans as% of IPB:	51.9%
Weighted Average Remaining Term to Maturity:	119 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	2.16x
Weighted Average UW NOI Debt Yield(2):	10.6%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	56.0%
Weighted Average Maturity Date LTV(1)(2)(3)(4):	49.6%

Other Statistics
% of Mortgage Loans with Additional Debt:	30.5%
% of Mortgaged Properties with Single Tenants:	6.8%

Amortization
Weighted Average Original Amortization Term(5):	356 months
Weighted Average Remaining Amortization Term(5):	355 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	41.1%
% of Mortgage Loans with Interest-Only:	31.6%
% of Mortgage Loans with Amortizing Balloon:	21.5%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	5.8%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	49.7%
% of Mortgage Loans with In-Place, Hard Lockboxes:	33.6%
% of Mortgage Loans with Springing Lockboxes:	14.4%
% of Mortgage Loans with Soft Lockboxes:	2.3%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	75.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	19.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	66.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	35.0%

(1)	In the case of Loan No. 3, with an anticipated repayment date, as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 13, 16, 18 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 9 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 9, the UW NCF DSCR and Maturity Date LTV is calculated using the average of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the free writing prospectus.

(4)	In the case of Loan Nos. 2, 6, 9, 11, 16, 18, 19, 28.04 and 32, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	Excludes 7 mortgage loans that are interest-only for the entire term.

(6)	For a more detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(7)	CapEx Reserves include FF&E reserves for hotel properties.

(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by mixed use, retail, industrial and office properties.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB(1)(2)	18	21	$605,592,013	53.9%
GACC(3)(4)	18	21	518,786,744	46.1
Total:	36	21	$1,124,378,757	100.0%

(1)	In the case of Loan No. 4, the whole loan was co-originated by JPMCB and Societe Generale.

(2)	In the case of Loan No. 22, the whole loan was co-originated by JPMCB and Deutsche Bank AG, New York Branch.
(3)	In the case of Loan No. 2, the whole loan was co-originated by GACC and Goldman Sachs Mortgage Capital.

(4)	In the case of Loan Nos. 25 and 34, the mortgage loans were originated by Cantor Commercial Real Estate and subsequently purchased and reunderwritten by GACC in accordance with the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—GACC’s Underwriting Guidelines and Processes” in the Preliminary Prospectus.

Ten Largest Mortgage Loans

No. Loan Name		Mortgage Loan	No. of	Cut-off Date	% of	Square	Property	UW NCF	UW NOI Debt	Cut-off Date	Maturity Date
		Seller	Prop.	Balance	IPB	Feet	Type	DSCR(1)	Yield(1)	LTV(1)(2)	LTV(1)(2)(3)
1	9 West 57th Street	JPMCB	1	$80,000,000	7.1%	1,680,218	Office	3.64x	10.6%	29.8%	29.8%
2	10 Hudson Yards	GACC	1	$80,000,000	7.1%	1,813,465	Office	4.18x	12.9%	32.9%	32.9%
3	Starbucks Center	GACC	1	$65,000,000	5.8%	1,506,716	Mixed Use	3.16x	12.3%	30.9%	30.9%
4	Fresno Fashion Fair Mall	JPMCB	1	$60,000,000	5.3%	536,093	Retail	2.14x	8.1%	57.5%	57.5%
5	Windsor Square	JPMCB	1	$60,000,000	5.3%	661,156	Retail	1.47x	9.1%	71.7%	61.7%
6	PNC Center	JPMCB	1	$58,094,309	5.2%	636,558	Office	1.82x	12.2%	67.1%	53.2%
7	Nashville Technology Office Campus	GACC	1	$50,000,000	4.4%	346,294	Office	1.52x	9.7%	65.2%	61.9%
8	60 Madison Avenue	GACC	1	$45,000,000	4.0%	217,534	Office	2.25x	8.8%	50.0%	50.0%
9	Moffett Gateway	JPMCB	1	$43,000,000	3.8%	612,691	Office	1.95x	11.9%	46.3%	39.3%
10	693 Fifth Avenue	JPMCB	1	$42,500,000	3.8%	96,514	Mixed Use	1.00x	6.4%	47.6%	37.4%

	Top 3 Total/Weighted Average		3	$225,000,000	20.0%			3.69x	11.9%	31.2%	31.2%
	Top 5 Total/Weighted Average		5	$345,000,000	30.7%			3.04x	10.8%	42.8%	41.1%
	Top 10 Total/Weighted Average		10	$583,594,309	51.9%			2.50x	10.4%	48.3%	44.4%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s). In the case of Loan No. 10, UW NCF DSCR of 1.00x is calculated based on a 25-year amortization schedule. The current UW NCF DSCR based on the interest-only period for the first two years of the loan term is 1.56x. Valentino has a contractual rent increase in August 2018, which increases its annual rent payment from $16.5 million to approximately $19.0 million. Including the Valentino contractual rent increase in August 2018, the implied UW NCF would result in an UW NCF DSCR of approximately 1.15x based on a 25-year amortization schedule.

(2)	In the case of Loan Nos. 2, 6 and 9, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(3)	In the case of Loan No. 3, with an anticipated repayment date, Maturity Date LTV as of the related anticipated repayment date.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	9 West 57th Street	$80,000,000	$933,724,000	$1,013,724,000	JPMCC 2016-NINE	Wells Fargo	Wells Fargo	JPMCC 2016-NINE
2	10 Hudson Yards	$80,000,000	$628,100,000	$708,100,000	Hudson Yards 2016-10HY	Midland	Midland	DBJPM 2016-C3
3	Starbucks Center	$65,000,000	$75,000,000	$140,000,000	JPMDB 2016-C4	Wells Fargo	LNR	JPMCC 2016-JP2
4	Fresno Fashion Fair Mall	$60,000,000	$265,000,000	$325,000,000	JPMDB 2016-C4	Wells Fargo	Pacific Life	DBJPM 2016-SFC
8	60 Madison Avenue	$45,000,000	$55,000,000	$100,000,000	JPMDB 2016-C4(2)	Wells Fargo(2)	Midland(2)	(2)
9	Moffett Gateway	$43,000,000	$200,000,000	$243,000,000	JPMDB 2016-C4(2)	Wells Fargo(2)	Midland(2)	(2)
10	693 Fifth Avenue	$42,000,000	$207,500,000	$250,000,000	DBJPM 2016-C3	Midland	Midland	DBJPM 2016-C3
13	1 Kaiser Plaza	$37,000,000	$60,000,000	$97,100,000	JPMCC 2016-JP3	Midland	Torchlight	JPMCC 2016-JP3
16	Salesforce Tower	$30,000,000	$78,800,000	$108,000,000	JPMCC 2016-JP3	Midland	Torchlight	JPMCC 2016-JP3
18	100 East Wisconsin Avenue	$28,000,000	$25,000,000	$53,800,000	JPMDB 2016-C4	Wells Fargo	Midland	JPMDB 2016-C4
22	Westfield San Francisco Centre	$23,529,000	$409,548,000	$1,013,724,000	DBJPM 2016-SFC	Wells Fargo	Pacific Life	DBJPM 2016-SFC
(1)	In the case of Loan Nos.1 and 4, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s).

(2)	In the case of Loan Nos. 8 and 9, the whole loan will be serviced under the JPMDB 2016-C4 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is GACC, or an affiliate, with respect to Loan No. 8 and JPMCB, or an affiliate, with respect to Loan No. 9, each as holder of the related controlling pari passu companion loan.

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(2)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)(3)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	9 West 57th Street	$80,000,000	$186,276,000	$1,200,000,000	3.64x	3.08x	29.8%	35.3%	10.6%	9.0%
2	10 Hudson Yards	$80,000,000	$491,900,000	$1,200,000,000	4.18x	3.29x	35.5%	45.7%	12.9%	7.6%
6	PNC Center	$58,260,000	$8,840,000	$66,934,309	1.82x	1.65x	67.1%	77.3%	12.2%	10.5%
9	Moffett Gateway	$43,000,000	$152,000,000	$395,000,000	1.95x	1.43x	46.3%	65.5%	11.9%	7.3%
16	Salesforce Tower	$30,000,000	$24,500,000	$132,193,008	2.47x	1.41x	59.6%	73.2%	12.7%	10.3%
18	100 East Wisconsin Avenue	$28,800,000	$10,000,000	$63,646,993	1.77x	1.30x	65.4%	77.5%	11.5%	9.7%
22	Westfield San Francisco Centre	$23,529,000	$124,923,000	$558,000,000	3.68x	2.85x	35.5%	45.7%	13.1%	10.1%
(1)	In the case of Loan Nos. 1 and 22, subordinate debt represents one or more Subordinate Companion Loans. In the case of Loan Nos. 6, 16 and 18, subordinate debt represents a mezzanine loan. In the case of Loan No. 2, subordinate debt represents one or more Subordinate Companion Loans and a mezzanine loan. In the case of Loan No. 9, subordinate debt represents a B-Note and a mezzanine loan.

(2)	In the case of Loan Nos. 1, 2, 9, 16, 18 and 22, Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans, but exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 9, the UW NCF DSCR and Maturity Date LTV is calculated using the average of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the free writing prospectus.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(3)(4)(5)
Office	CBD	10	$434,182,345	38.6%	87.4%	2.66x	11.1%	49.8%	45.5%
	Suburban	5	154,600,000	13.7	99.2%	1.67x	10.6%	60.5%	53.3%
	Subtotal:	15	$588,782,345	52.4%	90.5%	2.40x	11.0%	52.6%	47.5%

Retail	Anchored	3	$94,848,510	8.4%	94.9%	1.47x	9.2%	70.9%	59.9%
	Super Regional Mall	1	60,000,000	5.3	88.2%	2.14x	8.1%	57.5%	57.5%
	Unanchored	5	21,750,000	1.9	98.8%	1.42x	9.2%	71.7%	59.2%
	Subtotal:	9	$176,598,510	15.7%	93.1%	1.69x	8.8%	66.4%	59.0%

Mixed Use	Office/Retail	1	$65,000,000	5.8%	93.0%	3.16x	12.3%	30.9%	30.9%
	Retail/Office	1	42,500,000	3.8	57.1%	1.00x	6.4%	47.6%	37.4%
	Super Regional Mall/Office	1	23,529,000	2.1	95.6%	3.68x	13.1%	35.5%	35.5%
	Retail/Multifamily	1	2,497,497	0.2	100.0%	1.21x	8.4%	38.4%	31.9%
	Subtotal:	4	$133,526,497	11.9%	82.2%	2.53x	10.5%	37.2%	33.8%

Hotel	Full Service	4	$107,103,114	9.5%	83.4%	1.86x	12.2%	64.9%	54.4%
	Extended Stay	1	15,982,269	1.4	86.3%	1.83x	13.0%	71.3%	58.4%
	Limited Service	1	10,000,000	0.9	77.1%	2.29x	15.8%	69.0%	51.3%
	Subtotal:	6	$133,085,382	11.8%	83.2%	1.89x	12.5%	66.0%	54.6%

Multifamily	Student	1	$33,500,000	3.0%	97.2%	1.38x	8.3%	70.2%	59.4%
	Garden	1	26,300,000	2.3	95.0%	1.19x	7.5%	72.9%	63.7%
	High Rise	1	7,630,262	0.7	94.9%	1.69x	10.5%	69.4%	56.0%
	Subtotal:	3	$67,430,262	6.0%	96.1%	1.34x	8.2%	71.2%	60.7%

Industrial	Flex	1	$18,000,000	1.6%	100.0%	1.26x	8.8%	69.0%	59.9%
	Subtotal:	1	$18,000,000	1.6%	100.0%	1.26x	8.8%	69.0%	59.9%

Manufactured Housing	Manufactured Housing	4	$6,955,761	0.6%	81.6%	1.54x	10.1%	64.4%	52.8%

	Total / Weighted	42	$1,124,378,757	100.0%	89.5%	2.16x	10.6%	56.0%	49.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 13, 16, 18 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 9 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 9, the UW NCF DSCR and Maturity Date LTV is calculated using the average of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the free writing prospectus.

(4)	In the case of Loan Nos. 2, 6, 9, 11, 16, 18, 19, 28.04 and 32, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan No. 3, with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(3)(4)(5)
California	7	$253,789,000	22.6%	91.9%	2.08x	10.3%	55.2%	51.2%
New York	5	249,997,497	22.2	78.2%	3.09x	10.3%	37.5%	35.7%
Indiana	3	114,394,309	10.2	92.1%	1.85x	11.3%	66.5%	57.3%
Tennessee	3	92,992,084	8.3	92.2%	1.70x	11.3%	64.0%	56.8%
Wisconsin	3	85,718,093	7.6	93.4%	1.65x	10.3%	69.1%	57.2%
Washington	1	65,000,000	5.8	93.0%	3.16x	12.3%	30.9%	30.9%
North Carolina	2	62,659,631	5.6	93.9%	1.46x	9.1%	71.8%	61.7%
Georgia	4	51,358,735	4.6	92.4%	1.56x	9.9%	70.2%	57.8%
Florida	2	30,769,943	2.7	94.0%	1.47x	10.6%	67.0%	54.7%
Pennsylvania	1	27,048,510	2.4	100.0%	1.43x	9.0%	69.9%	56.0%
Utah	1	20,000,000	1.8	99.9%	1.47x	9.6%	74.9%	64.9%
Massachusetts	1	17,600,000	1.6	95.9%	1.87x	11.8%	47.6%	40.1%
Michigan	1	15,982,269	1.4	86.3%	1.83x	13.0%	71.3%	58.4%
Texas	2	15,380,262	1.4	95.7%	1.65x	10.3%	68.5%	55.2%
Nevada	1	7,800,000	0.7	86.7%	1.59x	10.3%	67.8%	59.2%
Ohio	1	6,443,114	0.6	68.0%	2.11x	13.6%	67.8%	55.8%
Alabama	3	4,933,438	0.4	87.5%	1.54x	10.1%	64.4%	52.8%
South Carolina	1	2,511,873	0.2	100.0%	1.32x	8.7%	73.9%	61.8%
Total / Weighted Average:	42	$1,124,378,757	100.0%	89.5%	2.16x	10.6%	56.0%	49.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 13, 16, 18 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 9 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 9, the UW NCF DSCR and Maturity Date LTV is calculated using the average of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the free writing prospectus.

(4)	In the case of Loan Nos. 2, 6, 9, 11, 16, 18, 19, 28.04 and 32, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan No. 3, with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
$2,497,497	-	$9,999,999	6	$39,076,633	3.5%	4.59698%	118	1.67x	10.7%	65.6%	54.2%
$10,000,000	-	$19,999,999	7	106,352,212	9.5	4.72535%	119	1.61x	11.1%	65.9%	54.3%
$20,000,000	-	$24,999,999	3	67,529,000	6.0	3.79181%	118	2.26x	11.0%	60.8%	53.1%
$25,000,000	-	$49,999,999	13	458,326,603	40.8	3.99757%	119	1.76x	10.1%	59.6%	52.1%
$50,000,000	-	$80,000,000	7	453,094,309	40.3	3.47016%	118	2.71x	10.8%	48.4%	44.9%
Total / Weighted Average:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
2.85950%	-	3.99999%	14	$672,841,402	59.8%	3.50076%	119	2.46x	10.5%	50.0%	45.0%
4.00000%	-	4.49999%	12	306,888,771	27.3	4.21641%	118	1.71x	10.1%	64.2%	57.2%
4.50000%	-	4.99999%	8	124,151,086	11.0	4.73543%	119	1.76x	12.2%	66.7%	54.2%
5.00000%	-	5.25000%	2	20,497,497	1.8	5.14286%	115	1.25x	8.8%	65.3%	56.5%
Total / Weighted Average:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
120	35	$1,081,378,757	96.2%	3.88394%	118	2.17x	10.5%	56.4%	50.0%
126	1	43,000,000	3.8	3.31940%	125	1.95x	11.9%	46.3%	39.3%
Total / Weighted Average:	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Range of Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
115	-	125	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%
Total / Weighted Average:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

(1)	In the case of Loan No. 3, with an anticipated repayment date, as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 13, 16, 18 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 9 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 9, the UW NCF DSCR and Maturity Date LTV is calculated using the average of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the free writing prospectus.

(4)	In the case of Loan Nos. 2, 6, 9, 11, 16, 18, 19, 28.04 and 32, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
Interest Only	8	$420,629,000	37.4%	3.40838%	118	3.09x	11.0%	40.5%	40.5%
300	2	52,500,000	4.7	4.13381%	117	1.25x	8.2%	51.7%	40.0%
360	26	651,249,757	57.9	4.13368%	119	1.63x	10.4%	66.3%	56.2%
Total / Weighted Average:	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
Interest Only			8	$420,629,000	37.4%	3.40838%	118	3.09x	11.0%	40.5%	40.5%
300	-	300	2	52,500,000	4.7	4.13381%	117	1.25x	8.2%	51.7%	40.0%
357	-	360	26	651,249,757	57.9	4.13368%	119	1.63x	10.4%	66.3%	56.2%
Total / Weighted Average:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
IO-Balloon	15	$461,860,000	41.1%	4.02106%	119	1.52x	9.5%	64.6%	55.9%
Interest Only	7	355,629,000	31.6	3.38725%	118	3.08x	10.8%	42.3%	42.3%
Balloon	13	241,889,757	21.5	4.34874%	119	1.75x	11.8%	66.4%	53.2%
ARD-Interest Only	1	65,000,000	5.8	3.52400%	119	3.16x	12.3%	30.9%	30.9%
Total / Weighted Average:	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
1.00x	-	1.24x	3	$71,297,497	6.3%	4.18859%	117	1.08x	6.9%	56.6%	46.9%
1.25x	-	1.74x	16	370,454,475	32.9	4.16555%	119	1.49x	9.5%	69.2%	59.6%
1.75x	-	2.24x	10	349,097,785	31.0	3.97494%	119	1.95x	11.3%	59.2%	51.3%
2.25x	-	2.74x	3	85,000,000	7.6	3.96444%	119	2.33x	11.0%	55.6%	53.5%
2.75x	-	4.02x	4	248,529,000	22.1	3.12376%	118	3.69x	12.0%	31.6%	31.6%
Total / Weighted Average:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

(1)	In the case of Loan No. 3, with an anticipated repayment date, as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 13, 16, 18 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 9 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 9, the UW NCF DSCR and Maturity Date LTV is calculated using the average of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the free writing prospectus.

(4)	In the case of Loan Nos. 2, 6, 9, 11, 16, 18, 19, 28.04 and 32, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
29.8%	-	49.9%	9	$391,226,497	34.8%	3.38702%	118	2.97x	11.2%	37.1%	34.8%
50.0%	-	59.9%	3	135,000,000	12.0	3.73131%	119	2.25x	9.4%	55.5%	55.5%
60.0%	-	64.9%	4	95,455,761	8.5	4.35434%	119	1.73x	11.7%	63.2%	53.3%
65.0%	-	69.9%	12	296,644,287	26.4	4.17782%	118	1.69x	10.8%	67.5%	57.0%
70.0%	-	75.0%	8	206,052,212	18.3	4.16863%	119	1.44x	9.2%	72.3%	61.3%
Total / Weighted Average:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

LTV Ratios as of the Maturity Date(1)(2)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
29.8%	-	44.9%	8	$354,126,497	31.5%	3.30813%	119	3.05x	11.3%	36.2%	33.7%
45.0%	-	49.9%	1	37,100,000	3.3	4.14000%	116	2.16x	10.7%	45.8%	45.8%
50.0%	-	54.9%	8	215,018,163	19.1	4.10803%	119	1.91x	11.6%	62.0%	51.6%
55.0%	-	59.9%	13	323,834,097	28.8	4.13677%	119	1.78x	9.9%	65.8%	58.4%
60.0%	-	64.9%	6	194,300,000	17.3	4.09021%	119	1.44x	9.2%	70.9%	62.2%
Total / Weighted Average:			36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
Defeasance(5)	26	$865,699,146	77.0%	3.81246%	119	2.27x	11.0%	54.8%	48.5%
Yield Maintenance	8	175,150,611	15.6	4.26621%	118	1.41x	8.7%	64.2%	54.1%
Defeasance or Yield Maintenance	2	83,529,000	7.4	3.53263%	119	2.57x	9.5%	51.3%	51.3%
Total / Weighted Average:	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(3)(4)
Refinance	23	$666,523,241	59.3%	3.88703%	119	2.14x	10.6%	55.7%	49.0%
Acquisition	10	280,755,516	25.0	4.07640%	118	1.63x	10.2%	64.1%	54.4%
Recapitalization	3	177,100,000	15.8	3.43016%	118	3.07x	10.8%	43.9%	43.9%
Total / Weighted Average:	36	$1,124,378,757	100.0%	3.86235%	119	2.16x	10.6%	56.0%	49.6%

(1)	In the case of Loan No. 3, with an anticipated repayment date, as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 13, 16, 18 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 9 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 9, the UW NCF DSCR and Maturity Date LTV is calculated using the average of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the free writing prospectus.

(4)	In the case of Loan Nos. 2, 6, 9, 11, 16, 18, 19, 28.04 and 32, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	9 West 57th Street	New York, NY	Office	COMM 2012-9W57
5	Windsor Square	Matthews, NC	Retail	GSMS 2006-GG8
8	60 Madison Avenue	New York, NY	Office	WBCMT 2007-C32
11	Embassy Suites Monterey Bay Seaside	Seaside, CA	Hotel	MLCFC 2006-3
12	Westin Memphis	Memphis, TN	Hotel	CGCMT 2013-GC11
21	Riverwood Corporate Center I & III	Pewaukee, WI	Office	MSC 2006-IQ12
24	Beacon South Beach	Miami Beach, FL	Hotel	BACM 2007-5
25	Sorrento Pines	San Diego, CA	Industrial	JPMCC 2006-LDP6
26	Cambridge Office	Cambridge, MA	Office	BACM 2006-6
27	Homewood Suites Troy	Troy, MI	Hotel	GSMS 2007-GG10
31	Coliseum Meadows	Reno, NV	Retail	BSCMS 2006-PW14
33	Conquistador Apartments	Houston, TX	Multifamily	BSCMS 2006-PW14
34.03	Wares MHC	Birmingham, AL	Manufactured Housing	CGCMT 2014-GC19
34.04	Mimosa MHC	Birmingham, AL	Manufactured Housing	CGCMT 2014-GC19
35	Holiday Inn: Cleveland East	Mentor, OH	Hotel	MSC 2007-T25
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

9 West 57th Street

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

9 West 57th Street

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

9 West 57th Street

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

9 West 57th Street

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

9 West 57th Street

Mortgage Loan Information
Mortgage Loan Seller:	JPMCB
Credit Assessment
(Moody’s / Fitch / KBRA)(1):	Aaa / AAA / AAA
Original Principal Balance(2):	$80,000,000
Cut-off Date Principal Balance(2):	$80,000,000
% of Pool by IPB:	7.1%
Loan Purpose:	Refinance
Borrowers:	Solow Building Company II, L.L.C.
and Solovieff Realty Co. II, L.L.C.
Sponsor:	Sheldon H. Solow
Interest Rate:	2.85950%
Note Date:	8/30/2016
Maturity Date:	9/1/2026
Interest-only Period:	120 months
Original Term:	120 months
Original Amortization:	None
Amortization Type:	Interest Only
Call Protection(3):	L(26),Def(87),O(7)
Lockbox:	CMA
Additional Debt:	Yes
Additional Debt Balance:	$933,724,000 / $186,276,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(5)
	Initial	Monthly	Initial Cap
Taxes:	$9,417,640	$3,139,213	N/A
Insurance:	$264,333	$88,111	N/A
Replacement Reserves:	$0	$61,615	$2,500,000
TI/LC:	$25,000,000	Springing	$25,000,000
Other:	$29,811,518	$0	N/A

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee / Leasehold
Property Type - Subtype:	Office – CBD
Net Rentable Area (SF):	1,680,218
Location:	New York, NY
Year Built / Renovated:	1972 / N/A
Occupancy:	63.5%
Occupancy Date:	6/1/2016
Number of Tenants:	26
2013 NOI(4):	$60,972,979
2014 NOI(4):	$67,687,210
2015 NOI(4):	$85,164,572
TTM NOI (as of 6/2016)(4):	$97,014,333
UW Economic Occupancy:	66.9%
UW Revenues:	$166,714,099
UW Expenses:	$58,877,243
UW NOI(4):	$107,836,855
UW NCF:	$107,098,067
Appraised Value / Per SF:	$3,400,000,000 / $2,024
Appraisal Date:	7/28/2016

Financial Information(2)
	Pari Passu Debt	Whole Loan
Cut-off Date Loan / SF:	$603	$714
Maturity Date Loan / SF:	$603	$714
Cut-off Date LTV:	29.8%	35.3%
Maturity Date LTV:	29.8%	35.3%
UW NCF DSCR:	3.64x	3.08x
UW NOI Debt Yield:	10.6%	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$1,200,000,000	100.0%	Payoff Existing Debt	$630,769,032	52.6%
			Return of Equity	484,972,507	40.4
			Upfront Reserves	64,493,490	5.4
			Closing Costs	19,764,970	1.6
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

(1)	Moody’s, Fitch and KBRA have confirmed that the 9 West 57th Street loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)	The 9 West 57th Street loan is part of a whole loan evidenced by six pari passu notes and one subordinate note with an aggregate original principal balance as of the Cut-off Date of $1.2 billion. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $1.2 billion 9 West 57th Street Whole Loan, as defined in “The Loan” below.
(3)	The lockout period will be at least 26 payments beginning with and including the first payment date of October 1, 2016. Defeasance of the full $1.2 billion 9 West 57th Street Whole Loan is permitted at any time after the earlier to occur of (A) two years after the closing date of the final REMIC that holds any note evidencing the 9 West 57th Street Whole Loan or (B) the third anniversary of the origination date.
(4)	The increase in NOI from 2013 to 2014 is primarily due to an increase in occupancy from 50.9% to 63.5%. The increase in NOI from 2014 to 2015 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot. The increase in NOI from 2015 to TTM is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.10 per square foot. The increase in NOI from TTM to UW is primarily due to the inclusion of tenants who have signed leases but have not begun paying rent including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

9 West 57th Street

The Loan. The 9 West 57th Street loan is secured by a first mortgage lien on the borrowers’ fee and leasehold interests in a 50-story, 1,680,218 square foot office building located on West 57th Street in Manhattan between 5th and 6th Avenues. The building is near the 5th Avenue retail corridor and across the street from the Plaza Hotel within the Plaza District submarket. The whole loan has an outstanding principal balance as of the Cut-off Date of $1.2 billion (the “9 West 57th Street Whole Loan”), and is comprised of (i) one senior note with an outstanding principal balance as of the Cut-off Date of $80.0 million, (ii) five pari passu senior companion notes (also pari passu with respect to the 9 West 57th Street loan) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $933.7 million (the “9 West 57th Street Pari Passu Companion Loans”) and (iii) one subordinate note with an outstanding principal balance as of the Cut-off Date of approximately $186.3 million (the “9 West 57th Street Subordinate Companion Loan”), each as described below. The 9 West 57th Street loan and each of the 9 West 57th Street Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the 9 West 57th Street Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 9 West 57th Street Whole Loan” in the Preliminary Prospectus. The senior note A-1 and the 9 West 57th Street Subordinate Companion Loan were contributed to the JPMCC 2016-NINE securitization trust, a private CMBS securitization pursuant to which the 9 West 57th Street loan is serviced and administered. The 9 West 57th Street Whole Loan has a 10-year term and is interest-only for the entire term. The previously existing debt was securitized in the COMM 2012-9W57 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$670,724,000	$670,724,000	JPMCC 2016-NINE	No
A-2	100,000,000	100,000,000	JPMCC 2016-JP3	No
A-3-A	50,000,000	50,000,000	Privately Sold	No
A-3-B	50,000,000	50,000,000	Privately Sold	No
A-4	80,000,000	80,000,000	JPMDB 2016-C4	No
A-5	63,000,000	63,000,000	JPMCB	No
B-1	186,276,000	186,276,000	JPMCC 2016-NINE	No
Total	$1,200,000,000	$1,200,000,000

The Borrowers. The borrowing entities for the 9 West 57th Street Whole Loan are Solow Building Company II, L.L.C. and Solovieff Realty Co. II, L.L.C., each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor of the borrowers is Sheldon H. Solow who has been an owner and developer of commercial and residential properties in New York since 1950 and has owned the property since developing it in 1972. Sheldon H. Solow has a real estate portfolio consisting of approximately 18 commercial and residential properties in New York City, including 265 East 66th Street, One East River Place and 419 East 60th Street. Solow has shown his commitment to the property by periodically upgrading and improving it over a period of more than 40 years in order to attract top tier tenants.

The Property. 9 West 57th Street consists of 50 stories with 47 office levels and three subterranean levels that contain a mix of retail, storage and service areas as well as a 285-space parking garage. The full-service restaurant, Brasserie 8 ½, is located on the first subterranean level. According to the appraisal, the property is an iconic trophy office property and is widely perceived as being one of the top three office buildings in New York City due to its excellent Plaza District location, quality tenancy and unobstructed Central Park views from the 27th floor and above. As of June 1, 2016, the property was leased to 26 tenants, including a number of institutional quality tenants. 9 West 57th Street serves as headquarters’ locations for Kohlberg, Kravis, Roberts & Co. (“KKR”), Chanel Inc. (“Chanel”), Apollo Management Holdings, L.P. (“Apollo”), Och Ziff Management LP, Tiger Global Management LLC and Ruane, Cunniff & Goldfarb Inc. The property commands some of the highest per square foot office rents in Manhattan with certain higher floor in-place rents exceeding $200 per square foot. The property was 63.5% occupied as of June 1, 2016, considerably below the Plaza District market occupancy of 89.9%, which presents the opportunity for improvement in the debt yield and debt service coverage ratio if the property’s occupancy increases during the loan term. The sponsor is marketing the approximately 600,000 square feet of vacant space at the property.

The property’s largest tenant is KKR, a global investment firm headquartered at the property, which leases 11.7% of the net rentable area through December 2020 across seven floors. KKR has over $131.0 billion of assets under management with over 800 employees. The second largest tenant, Chanel, leases 11.0% of the net rentable area through May 2031. Chanel is a French designer of women’s luxury fashion items and the property serves as its United States headquarters. The Chanel brand had over $5.2 billion in revenues in 2016 and over 12,760 employees. The third largest tenant, Apollo, leases 6.6% of the net rentable area through April 2020. Apollo is a global alternative asset manager with a value-oriented investment strategy in private equity, credit and real estate. As of 2016, Apollo had $173 billion of assets under management and is also headquartered at the property.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

9 West 57th Street

The property is located in the Plaza District in Midtown Manhattan and in close proximity to the Plaza Hotel, 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall, Columbus Circle and Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as The Blackstone Group, Bloomberg L.P., Estée Lauder, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Four Seasons, The Peninsula, The Plaza and The St. Regis. The property is located along “Billionaire’s Row” which includes several luxury residential condominium developments such as One57, 432 Park, 220 Central Park South and 111 West 57th Street. Certain residential condominium units along “Billionaire’s Row” have sold for more than $9,000 per square foot.

As of the second quarter of 2016, the Plaza District submarket reported an overall vacancy rate of 10.1% and overall average asking rents of $128.36 per square foot. The appraisal identified four comparable Class A trophy office buildings including the Seagram Building (375 Park Avenue), 667 Madison Avenue, the GM Building (767 5th Avenue) and Lever House (390 Park Avenue) with current asking rents ranging from $125 per square foot to $220 per square foot which is in-line with the property.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015(2)	Current(3)
50.9%	63.5%	67.3%	63.5%

(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The increase in 2014 occupancy from 2013 is primarily driven by leases signed with SHL Investment Group (USA), Inc. and Benefit Street Partners. The increase in 2015 occupancy from 2014 is primarily driven by leases signed with Tiger Global Management LLC, Qatar Investment Authority Advisory USA Inc. and Veritas Capital Fund Management, LLC.
(3)	Current Occupancy is as of June 1, 2016.

Tenant Summary (1)
			Net	% of	Base	% of Total	Lease
	Retail / Office	Ratings(2)	Rentable	Total	Rent	Base	Expiration
Tenant	Component	Moody’s/S&P/Fitch	Area (SF)	NRA	PSF	Rent	Date
Kohlberg, Kravis, Roberts & Co.(3)	Office	NA / A / A	196,124	11.7%	$121.48	16.1%	12/31/2020
Chanel Inc. (4)	Office	NA / NA / NA	185,120	11.0%	$119.07	14.9%	5/31/2031
Apollo Management Holdings, L.P. (5)	Office	NA / A / A-	111,194	6.6%	$167.17	12.6%	4/30/2020
Och Ziff Management LP	Office	NA / NA / NA	95,200	5.7%	$180.18	11.6%	12/31/2029
Providence Equity LLC (6)	Office	NA / NA / NA	51,145	3.0%	$204.62	7.1%	Various
Tiger Global Management LLC	Office	NA / NA / NA	43,490	2.6%	$171.20	5.0%	7/31/2024
Silver Lake Management Co., LLC	Office	NA / NA / NA	31,800	1.9%	$195.00	4.2%	2/9/2019
Coatue Management LLC	Office	NA / NA / NA	31,000	1.8%	$125.00	2.6%	5/31/2023
40 North Industries LLC	Office	NA / NA / NA	28,620	1.7%	$167.32	3.2%	1/31/2022
Ruane, Cunniff & Goldfarb Inc.	Office	NA / NA / NA	26,920	1.6%	$191.00	3.5%	5/31/2025
(1)	Based on the underwritten rent roll dated June 1, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Kohlberg, Kravis, Roberts & Co., has recently purchased approximately 343,000 square feet at Hudson Yards, an office development in West Midtown, Manhattan. There can be no assurance that KKR will not vacate the property upon lease expiration in December 2020. Excluding KKR from the in-place underwritten base rent, the UW NCF DSCR based on UW NCF is equal to 2.30x.
(4)	Chanel Inc.’s storage lease for 7,800 square feet expires March 31, 2031.
(5)	13,600 square feet of Apollo Management Holdings, L.P.’s office lease expires April 15, 2020. Apollo Management Holdings L.P.’s 2,294 square foot storage lease also expires April 15, 2020.
(6)	The 51,145 square foot space also includes space leased to Benefit Street Partners, an affiliate of Providence Equity LLC. Providence Equity LLC’s lease for 32,800 square feet expires March 15, 2019. Benefit Street Partners’ lease for 18,345 square feet expires September 30, 2025. Benefit Street Partners has the right to terminate its lease as of September 1, 2022, with at least 12 months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to four months of base rent and (ii) any unamortized brokerage commissions paid by the landlord on account of the lease.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

9 West 57th Street

Lease Rollover Schedule(1)

		Net			% of	Cumulative			Cumulative
	Number of	Rentable			Base	Net Rentable	Cumulative	Cumulative	% of Base
	Leases	Area	% of NRA	Base Rent	Rent	Area	% of NRA	Base Rent	Rent
Year	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring
Vacant	NAP	613,310	36.5%	NAP	NAP	613,310	36.5%	NAP	NAP
2016	0	0	0.0	$0	0.0%	613,310	36.5%	$0	0.0%
2017	0	0	0.0	0	0.0	613,310	36.5%	$0	0.0%
2018	0	0	0.0	0	0.0	613,310	36.5%	$0	0.0%
2019	2	64,600	3.8	13,089,000	8.8	677,910	40.3%	$13,089,0	8.8%
2020	3	308,618	18.4	42,632,981	28.8	986,528	58.7%	$55,721,9	37.7%
2021	2	31,500	1.9	5,109,900	3.5	1,018,028	60.6%	$60,831,8	41.1%
2022	2	30,020	1.8	5,204,730	3.5	1,048,048	62.4%	$66,036,6	44.6%
2023	2	64,730	3.9	6,827,514	4.6	1,112,778	66.2%	$72,864,1	49.2%
2024	3	65,140	3.9	10,046,735	6.8	1,177,918	70.1%	$82,910,8	56.0%
2025	4	77,395	4.6	14,301,223	9.7	1,255,313	74.7%	$97,212,0	65.7%
2026 & Beyond	8	424,905	25.3	50,783,105	34.3	1,680,218	100.0%	$147,995,	100.0%
Total	26	1,680,218	100.0%	$147,995,188	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2016 and includes rent steps through September 2017.

Operating History and Underwritten Net Cash Flow
						Per
						Square
	2013	2014	2015	TTM(1)	Underwritten	Foot	%(2)
Rents in Place	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$147,995,188	$88.08	59.4%
Vacant Income	0	0	0	0	82,518,645	49.11	33.1
Gross Potential Rent	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$230,513,833	$137.19	92.5%
Total Reimbursements	18,367,753	20,686,585	18,213,824	17,863,714	16,775,136	9.98	6.7
Percentage Rent Income -	1,960,765	2,011,104	1,649,779	1,754,505	1,943,774	1.16	0.8
Net Rental Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	$249,232,744	$148.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(82,518,645)	(49.11)	(33.1)
Other Income	0	0	0	0	0	0	0.0
Effective Gross Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	$166,714,099	$99.22	66.9%
Total Expenses	$55,775,327	$59,405,953	$63,564,960	$64,471,574	$58,877,243	$35.04	35.3%
Net Operating Income(3)(4)(5)(6)	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,836,855	$64.18	64.7%
Total TI/LC, Capex/RR	0	0	0	0	738,788	0.44	0.4
Net Cash Flow	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,098,067	$63.74	64.2%

(1)	TTM Column represents the trailing 12-month period ending June 30, 2016.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in Net Operating Income from 2013 to 2014 is primarily due to an increase in occupancy from 50.9% to 63.5%.
(4)	The increase in Net Operating Income from 2014 to 2015 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot.
(5)	The increase in Net Operating Income from 2015 to TTM is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.10 per square foot.
(6)	The increase in Net Operating Income from TTM to Underwritten is primarily due to the inclusion of tenants who have signed leases but have not begun paying rent including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).

Property Management. The property is managed by Solow Management Corp., an affiliate of the borrowers, under a management agreement that is renewed annually.

Escrows and Reserves. At origination, the borrowers deposited $25,000,000 for future tenant improvements and leasing commissions, $16,462,228 for outstanding free rent related to seven tenants at the property, $13,061,790 for outstanding tenant improvements and leasing commissions related to 10 tenants at the property, $9,417,640 for real estate taxes, $287,500 for required repairs and $264,333 for insurance reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of annual estimated tax payments, which currently equates to $3,139,213.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

9 West 57th Street

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual insurance premiums, which currently equates to $88,111.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $61,615 (approximately $0.44 per square foot annually) for ongoing replacement reserves. The replacement reserve is subject to a cap of $2,500,000 (approximately $1.49 per square foot).

TI/LC Reserves - If the amount on deposit in the TI/LC reserve falls below the initial deposit of $25,000,000, on a monthly basis, the borrowers are required to escrow approximately $420,055 (approximately $3.00 per square foot annually) for tenant improvements and leasing commissions, unless, (i) the debt service coverage ratio (as calculated in the loan documents) is equal to or greater than 2.50x, (ii) the balance of the reserve account is equal to or greater than $15,000,000, and (iii) the property is occupied by tenants under leases demising no less than 65.0% of the total rentable square footage. The TI/LC reserve is subject to a cap of $25,000,000 (approximately $14.88 per square foot).

Lockbox / Cash Management. The 9 West 57th Street Whole Loan is structured with a CMA lockbox. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account will be swept daily into the borrowers’ operating account, unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrowers, (iii) the bankruptcy or insolvency of the property manager or (iv) the debt service coverage ratio based on net cash flow (as calculated in the loan documents) falling below 2.50x based on a trailing three-month basis.

The borrowers will have the right two times (in the aggregate) in any 12-month period to cure a Trigger Period as follows: (i) if a Trigger Period exists solely by reason of an event of default, the acceptance of a cure by the lender of the applicable event of default (in its sole and absolute discretion), (ii) if a Trigger Period exists solely by reason of a bankruptcy or insolvency of a property manager, the replacement of such manager with a qualified manager under a management agreement acceptable to the lender within 60 days, (iii) if a Trigger Period exists solely by reason of the debt service coverage ratio falling below 2.50x for a trailing three-month period, the achievement of a debt service coverage ratio for two consecutive quarters of at least 2.50x on a trailing three-month basis as reasonably determined by the lender. In no event will the borrowers have the right to cure a Trigger Period occurring by reason of a borrowers’ bankruptcy or insolvency.

Permitted Mezzanine Debt. The sole members of the borrowers are permitted to obtain a mezzanine loan secured by the ownership interests in the related borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents, (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 35.3%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and based on the 12 months immediately preceding the origination date of the mezzanine loan) is not less than 3.08x, and (iv) the lenders enter into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

10 Hudson Yards

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

10 Hudson Yards

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

10 Hudson Yards

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

10 Hudson Yards

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000			Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000			Property Type - Subtype:	Office - CBD
% of Pool by IPB:	7.1%			Net Rentable Area (SF):	1,813,465
Loan Purpose:	Recapitalization			Location:	New York, NY
Borrower:	Legacy Yards Tenant LP			Year Built / Renovated:	2016 / N/A
Sponsor:	Podium Fund HY REIT Owner LP			Occupancy:	93.2%
Interest Rate:	2.9833333%			Occupancy Date:	7/1/2016
Note Date:	8/1/2016			Number of Tenants:	9
Maturity Date:	8/6/2026			2013 NOI:	NAP
Interest-only Period:	120 months			2014 NOI:	NAP
Original Term:	120 months			2015 NOI:	NAP
Original Amortization:	None			UW Economic Occupancy:	92.3%
Amortization Type:	Interest Only			UW Revenues:	$136,011,383
Call Protection:	L(27),Def (88),O(5)			UW Expenses:	$44,496,991
Lockbox:	CMA			UW NOI:	$91,514,392
Additional Debt:	Yes			UW NCF:	$89,620,071
Additional Debt Balance:	$628,100,000 / $191,900,000 /			Appraised Value / Per SF:	$2,050,000,000 / $1,130
	$300,000,000			Appraisal Date:	7/1/2016
Additional Debt Type:	Pari Passu / B-Note /
	Mezzanine Loan

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap		Senior Notes(1)	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$390	$496
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$390	$496
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(3):	32.9%	41.9%
TI/LC:	$0	Springing	N/A	Maturity Date LTV(3):	32.9%	41.9%
Other:	$159,543,940	Springing	N/A	UW NCF DSCR:	4.18x	3.29x
				UW NOI Debt Yield:	12.9%	10.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$900,000,000		41.9%	Payoff Existing Debt	$478,089,883	22.2%
Mezzanine Loan	300,000,000		14.0	Deferred Fee Purchase	119,885,511	5.6
New Sponsor Equity	503,372,132		23.4	Payoff of Coach Interest	674,253,004	31.4
Existing Partnership Equity	446,627,868		20.8	Existing Partnership Reinvestment	446,627,868	20.8
				KIA Return of Equity	171,037,133	8.0
				Upfront Reserves	159,543,940	7.4
				Closing Costs	100,562,661	4.7
Total Sources	$2,150,000,000		100.0%	Total Uses	$2,150,000,000	100.0%

(1)	10 Hudson Yards is part of a loan evidenced by 11 pari passu senior notes (“Senior Notes”) and two subordinate notes (“B-Note”) with an aggregate original principal balance of $900.0 million. The A-Note financial information presented in the chart above reflects the Cut-off Date balance of the $708.1 million senior portion of the 10 Hudson Yards Whole Loan, but not the $191.9 million subordinate B-Notes.

(2)	For a description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	The Cut-off Date LTV and Maturity Date LTV are calculated based on the “Hypothetical As-is” Appraised Value of $2,150,000,000. Based on the “As-Is” Appraised Value, the Cut-off Date LTV for the Senior Notes is 34.5%, the Cut-off Date LTV for the 10 Hudson Yards Whole Loan is 43.9% and the Cut-off Date LTV for the Total Debt is 58.5%.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

10 Hudson Yards

The Loan. The 10 Hudson Yards loan is secured by a first mortgage lien on the borrower’s fee simple interest in a 52-story, 1,813,465 square foot office building located in New York, New York. The whole loan has an outstanding principal balance as of the Cut-off Date of $900.0 million (the “10 Hudson Yards Whole Loan”) and is comprised of (i) 11 pari passu senior notes totaling $708.1 million (collectively, the “Senior Notes”) and (ii) two subordinate notes in the amount of $191.9 million (the “B-Note”). Note A-1-C3, Note A-1-C4 and Note A-1-C5, with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million are being contributed to the JPMDB 2016-C4 Trust. Two of the Senior Notes with an aggregate original principal balance of $408.1 million along with the Junior Notes were contributed to the Hudson Yards 2016-10HY mortgage trust. The Note A-1-C1 with an original principal balance of $65.0 million was contributed to the CD 2016-CD1 trust. The Note A-2-C1, Note A-2-C2 and Note A-2-C3 were contributed to the GSMS 2016-GS3 trust. The remaining Senior Notes with an original principal balance of $67.5 million are expected to be held by Deutsche Bank AG, New York Branch (“DBNY”) or an affiliate and contributed to one or more future securitizations. The 10 Hudson Yards Whole Loan has a 10-year term and is interest-only for the term of the loan. The most recent prior financing of the 10 Hudson Yards property was not included a securitization.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C3, A-1-C4, A-1-C5	$80,000,000	$80,000,000	JPMDB 2016-C4	No
A-1-S, A-2-S	$408,100,000	$408,100,000	Hudson Yards 2016-10HY	Yes
B-1, B-2	$191,900,000	$191,900,000	Hudson Yards 2016-10HY	Yes
A-2-C1, A-2-C2, A-2-C3	$87,500,000	$87,500,000	GSMS 2016-GS3	No
A-1-C2, A-1-C6	$67,500,000	$67,500,000	DBNY	No
A-1-C1	$65,000,000	$65,000,000	CD 2016-CD1	No
Total	$900,000,000	$900,000,000

The Borrower. The borrowing entity for the 10 Hudson Yards Whole Loan is Legacy Yards Tenant LP, a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor is Podium Fund HY REIT Owner LP, a joint venture among The Related Companies, LP (“Related”, 8.9%), Oxford Properties Group (“Oxford”, 8.9%), (JPMorgan Asset Management (“JPM”, 18.2%), Kuwait Investment Authority (“KIA”, 19.6%) and Allianz SE (“Allianz”, 44.3%) (collectively, the “Sponsor”). There is no separate nonrecourse carve-out guarantor or environmental indemnitor for the 10 Hudson Yards Whole Loan.

Related is a privately owned real estate firm in the United States with an existing portfolio consisting of over $15 billion in best-in-class mixed-use, residential, retail, office and affordable housing properties.

Oxford is a global platform for real estate investment, development and management, with over $37 billion of real estate assets. Oxford’s real estate portfolio consists of approximately 57 million square feet and over 150 properties that total approximately 3,600 hotel rooms and over 9,500 residential units.

JPM is multinational banking and financial services holding company with approximately $2.4 trillion in assets under supervision and over $1.7 trillion in assets under management, as of year-end 2015.

Allianz is a European financial services company headquartered in Munich, Germany with core businesses in insurance and asset management. As of the first quarter of 2015, the Allianz Global Investors division had approximately €1,933 billion of assets under management, of which €1,408 billion are third-party assets.

The Property. The 10 Hudson Yards property is a 52-story recently constructed glass and concrete Class A office building, located on the northwest corner of 10th Avenue and 30th Street, situated in Manhattan’s Hudson Yards. The 10 Hudson Yards property is integrated with, and bridges over, the Manhattan’s The High Line, a 1.45 mile-long, elevated public park built on a historic freight rail line. The 10 Hudson Yards property is the first office building to be completed as part of the Hudson Yards redevelopment project, which the loan sponsor estimates to be the largest private real estate development in the history of the United States and the largest development in New York City since Rockefeller Center. When redevelopment of Hudson Yards is completed, the site is expected to include approximately 17 million square feet of commercial and residential space consisting of office buildings, more than 100 shops, a collection of restaurants, approximately 4,000 residences, approximately 14 acres of public open space, a 750-seat public school and a 200-room luxury hotel.

The 10 Hudson Yards property was 93.2% occupied as of July 1, 2016 and consists of approximately 1.81 million square feet in an 895 foot tall building. The building includes approximately 1,698,748 square feet of office space, 13,744 square feet of retail space, 8,406 square feet of storage space, a 58,989 square feet (239-space) parking garage and a 33,578 square feet food hall. The total land area of the 10 Hudson Yards property is 2.675 acres, or approximately 116,500 square feet.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

10 Hudson Yards

The construction of the 10 Hudson Yards property began in December 2012 and was designed by Kohn Pedersen Fox Associates. The 10 Hudson Yards property features large column-free floor plates ranging from 22,000 square feet to 54,000 square feet, ceiling heights of 13’6” and views of the Hudson River and downtown skyline with floor-to-ceiling windows. Additionally, the building is expect to gain LEED platinum certification and has its own CoGeneration power plant. The CoGeneration plant is expected to have 1.2MW of gas-fired micro turbines, which will generate power and heat for use within the 10 Hudson Yards property, providing energy efficiency and additional standby power.

The 10 Hudson Yards property will serve as the new corporate headquarters for three of the top five tenants, including Coach (38.3% of net rentable area, BBB/Baa2/BBB- by Fitch/Moody’s/S&P), L’Oreal (U.S. headquarters) (22.7% of net rentable area, A-1+ by S&P) and Intersection (3.7% of net rentable area). The remaining top five tenants are BCG (10.7% of net rentable area) and SAP (7.9% of net rentable area, A2/A by Moody’s/S&P). Additionally, the top five tenants at the 10 Hudson Yards property occupy 83.3% of the net rentable area and comprise 92.0% of the underwritten base rent.

The largest tenant, Coach, rated BBB/Baa2/BBB- by Fitch, Moody’s and S&P, (NYSE:COH) occupies 38.3% of net rentable area through July 2036. Coach is an American luxury fashion company founded in 1941 known for accessories and gifts for women and men, including handbags, men’s bags, women’s and men’s small leather goods, footwear, outerwear, watches, travel accessories, scarves, sunwear, fragrance, jewelry and other accessories. Headquartered in New York, New York, Coach Inc., operates over 450 Coach stores in North America, approximately 500 directly-operated locations in Asia and over 30 in Europe. The 10 Hudson Yards property will serve as the new corporate headquarters for Coach. Coach is expected to move approximately 1,400 employees from three primary locations in Manhattan. As of the first quarter of 2016, Coach reported sales of approximately $1.03 billion, an increase of 11.2% year-over-year. In 2015, Coach reported sales of approximately $4.2 billion and operating income of approximately $618.0 million. The tenant does not have any termination options.

The second largest tenant at the building, L’Oreal, occupies 22.7% of net rentable area through August 2031. L’Oreal is a subsidiary of L’Oreal Group, the parent company, which is a beauty and cosmetics company. Founded in 1909, L’Oreal Group focuses on five key cosmetics segments: hair care, skin care, make-up and fragrances. The L’Oreal Group brand portfolio includes Garnier, L’Oreal Paris, Yves Saint Laurent Beaute, Ralph Lauren, Maybelline, Diesel and The Body Shop. L’Oreal is present in 140 countries on five continents. In 2015, L’Oreal Group reported sales of approximately €25.26 billion and operating income of approximately €4.39 billion. 27.4% of L’Oreal Group’s sales are derived from North America. L’Oreal is relocating its U.S. headquarters from Midtown Manhattan to the 10 Hudson Yards property. L’Oreal is expected to move approximately 1,300 employees and will occupy 10 floors at the 10 Hudson Yards property. The majority of L’Oreal’s corporate functions and brand teams including Essie, Garnier, Lancome, La Roche-Posay, L’Oreal Paris, Matrix, Maybelline, Redken and SkinCeuticals will be housed at the 10 Hudson Yards property. The tenant does not have any termination options.

L’Oreal has an existing expansion option (exercisable with 18 months’ prior written notice) to lease up to the entire 37th floor (currently vacant). L’Oreal has the right to take occupancy within a 12-month period starting on the fifth anniversary of their rent commencement date for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value.

The third largest tenant, Boston Consulting Group, Inc. (“BCG”), occupies 10.7% of net rentable area through April 2032. BCG is a management consulting firm with 85 offices in 48 countries. The firm advises clients in the private, public, and not-for-profit sectors around the world, including more than two-thirds of the Fortune 500. Founded in 1963 and headquartered in Boston, BCG has over 12,000 employees and 900 partners. Although the company is privately held, BCG reported annual revenues of approximately $5.0 billion in 2015, which makes it amongst the largest 100 private companies in the world by total revenue.

BCG has existing expansion options (exercisable within 12 months’ prior written notice) to lease up to the entire 40th and 41st floors (both currently vacant). With respect to the 40th floor, BCG has the right to take occupancy on the 10th anniversary of their rent commencement date, May 1, 2027, for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value. With respect to the 41st floor, BCG has the right to take occupancy on the fifth anniversary of their rent commencement date for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value.

The 10 Hudson Yards property is located in the West Side submarket within the Midtown West Office District. Midtown West is bounded by 30th Street and 42nd Street west of the Avenue of Americas to the Hudson River and by 42nd Street to 72nd Street west of Seventh Avenue, to the Hudson River. As of the first quarter of 2016, the three office statistical areas that comprise the Midtown West Office Market contain approximately 37.8 million square feet of Class A office space, 23.6 million square feet of Class B office space and less than 14.0 million square feet of Class C office space in these submarkets. According to the appraisal, the overall Class A Midtown West office market direct rental rate of $78.40 per square foot is 18.1% above the current average in-place rent of $68.77 per square foot at the 10 Hudson Yards property.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

10 Hudson Yards

The appraisal identified 40 comparable properties totaling approximately 43.7 million square feet that exhibited a rental range of $45.00 per square foot to $150.00 per square foot and a weighted average occupancy rate of approximately 94.1% for direct space. Of the 40 buildings, 10 are considered directly competitive with the 10 Hudson Yards property in terms of the building classification, asking rents, rentable office square footage and quality. The weighted average occupancy for the directly competitive buildings is approximately 97.5%, compared to approximately 94.1% for the full competitive set and approximately 91.7% for Class A space within Midtown West Office market as a whole. The appraisal concluded, based on completion, location and the state-of-the-art Class A quality of the 10 Hudson Yards property, the 10 Hudson Yards property should command office rental rates ranging from $80 per square foot for floors nine to 24, $90 per square foot for floors 25 to 37 and $100 per square foot for floors 40 to 52 with a weighted average office rental rate of $88.04 per square foot, an approximately 28.0% increase from the 10 Hudson Yards property’s weighted average in place rents as of July 1, 2016.

		Tenant Summary(1)(2)
	Ratings	Net Rentable	% of Total	Base Rent	% of Total	Lease
Tenant	Fitch/Moody’s/S&P(3)	Area (SF)	NRA	PSF	Base Rent	Expiration Date
Coach	BBB/Baa2/BBB-	693,938	38.3%	$65.00	38.8%	7/31/2036
L’Oreal(4)	NA/NA/A-1+	411,358	22.7%	$69.75	24.7%	8/31/2031
BCG(5)	NA/NA/NA	193,295	10.7%	$83.00	13.8%	4/30/2032
SAP(6)	NA/A2/A	144,065	7.9%	$83.00	10.3%	6/30/2032
Intersection(7)	NA/NA/NA	67,058	3.7%	$77.00	4.4%	1/31/2027
Vayner	NA/NA/NA	65,836	3.6%	$77.00	4.4%	7/31/2026
Hudson Hall	NA/NA/NA	33,578	1.9%	$76.00	2.2%	6/30/2048
HY Marketing Tenant	NA/NA/NA	21,788	1.2%	$75.00	1.4%	3/31/2022

(1)	Based on the underwritten rent roll dated July 1, 2016.

(2)	No tenants at the 10 Hudson Yards property have termination options. BCG has a future contraction option which may be exercised either (i) between January 31, 2026 and January 31, 2027 or (ii) between January 31, 2028 and January 31, 2029, provided 18 months’ prior written notice. BCG may choose to exercise such contraction for up to two full contiguous floors (either in the top half or bottom half of their space) and must pay a contraction payment equal to the sum of (i) unamortized commissions, work allowance, free rent, and (ii) four months of escalated rent for the exercised space. BCG can contract up to two of its highest or lowest contiguous floors: (i) floors 46 and 47 (62,746 square feet) or (ii) floors 42 and 43 (66,107 square feet).

(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(4)	L’Oreal took occupancy in July 2016, with rent commencing in September 2016. At origination, a free rent reserve was established for the month of August 2016.

(5)	BCG is expected to take occupancy by the end of 2016, with rent commencing in May 2017. At origination, a free rent reserve was established for the months of August 2016 through April 2017.

(6)	SAP is expected to take occupancy in the fall of 2016, with rent commencing in June 2017. At origination, a free rent reserve was established for the months of August 2016 through June 2017.

(7)	Intersection is expected to take occupancy in the fall of 2016, with rent commencing in January 2017 for the space on the 26th floor and July 2017 for the space on the 27th floor. At origination, a free rent reserve was established for the months of August 2016 through January 2017 for the space on the 26th floor and August 2016 through July 2017 for the space on the 27th floor.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

10 Hudson Yards

Lease Rollover Schedule(1)
									Cumulative
	Number				% of Base	Cumulative	Cumulative	Cumulative	% of Base
	of Leases	Net Rentable	% of NRA	Base Rent	Rent	Net Rentable	% of NRA	Base Rent	Rent
Year	Expiring	Area Expiring	Expiring	Expiring	Expiring	Area Expiring	Expiring	Expiring	Expiring
Vacant	NAP	123,560	6.8%	NAP	NAP	123,560	6.8%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	123,560	6.8%	$0	0.0%
2016	0	0	0.0	$0	0.0	123,560	6.8%	$0	0.0%
2017	0	0	0.0	0	0.0	123,560	6.8%	$0	0.0%
2018(2)	1	58,989	3.3	0	0.0	182,549	10.1%	$0	0.0%
2019	0	0	0.0	0	0.0	182,549	10.1%	$0	0.0%
2020	0	0	0.0	0	0.0	182,549	10.1%	$0	0.0%
2021	0	0	0.0	0	0.0	182,549	10.1%	$0	0.0%
2022	1	21,788	1.2	1,634,100	1.4	204,337	11.3%	$1,634,100	1.4%
2023	0	0	0.0	0	0.0	204,337	11.3%	$1,634,100	1.4%
2024	0	0	0.0	0	0.0	204,337	11.3%	$1,634,100	1.4%
2025	0	0	0.0	0	0.0	204,337	11.3%	$1,634,100	1.4%
2026	1	65,836	3.6	5,069,372	4.4	270,173	14.9%	$6,703,472	5.8%
2027 & Beyond	6	1,543,292	85.1	109,514,465	94.2	1,813,465	100.0%	$116,217,937	100.0%
Total	9	1,813,465	100.0%	$116,217,937	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2016. Certain tenants may have contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(2)	58,989 square feet represents the parking garage which pays a percentage rent component. Commencing in 2017, the initial base rent for the parking garage is expected to be $1.75 million, in addition to the percentage rent component.

Operating History and Underwritten Net Cash Flow
	Sponsor Budget		Per Square
	(Year 1)	Underwritten	Foot	%(1)
Total Minimum/Base Rent	$120,287,803	$116,217,937	$64.09	86.3%
Step Rents(2)	0	7,148,763	3.94	5.3
Value of Vacant Space(3)	0	11,286,175	6.22	8.4
Gross Potential Rent	$120,287,803	$134,652,875	$74.25	91.4%
Recoveries	440,331	5,769,615	3.18	3.9
Parking Revenue	1,581,086	2,499,996	1.38	1.7
DR Income	756,160	971,594	0.54	0.7
CoGen Income	983,656	983,656	0.54	0.7
Miscellaneous Tenant Income	2,267,224	2,267,224	1.25	1.5
Event Space Income	50,000	50,000	0.03	0.0
Destination Retail Recovery	102,598	102,598	0.06	0.1
Total Other Income	126,468,858	147,297,558	81.22	100.0%
Less: Vacancy	0	(11,286,175)	(6.22)	-7.7
Effective Gross Income	$126,468,858	$136,011,383	$75.00	92.3%

Total Expenses	33,837,347	44,496,991	24.54	32.7

Net Operating Income	$92,631,511	$91,514,392	$50.46	67.3%

Total TI/LC, Capex/RR	0	1,894,321	1.04	1.4

Net Cash Flow	$92,631,511	$89,620,071	$49.42	65.9%

(1)	Percentage column represents percentage of Gross Potential Rent for all revenue lines and represents percent Total Gross Income for the remainder of the fields. Sponsor Year 1 Total Minimum/Base Rent includes credit for contractual free rent reserves and excludes the budgeted free rent associated with the speculative lease-up of floors 40 and 41, as U/W excludes any revenue associated with the same.
(2)	Underwritten Step Rents include $4,373,024 for Coach, $1,639,935 for L’Oreal, $588,617 for BCG and $547,187 for SAP, which represents the net present value of the total rent steps through each the lease term. BCG’s step rents are capped for BCG’s contraction option for the two largest contiguous suites.
(3)	U/W Value of Vacant Space is based on the sponsor’s market leasing assumptions.
(4)	U/W Vacancy is based on the in-place economic vacancy.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

10 Hudson Yards

Property Management. The 10 Hudson Yards property is managed by Related Hudson Yards Manager LLC, a borrower affiliate.

Escrows and Reserves. At loan origination, the borrower deposited $34,414,188 into an existing TI/LC account, $34,160,073 into a free rent reserve account and $90,969,679 into a remaining construction work reserve account.

Tax Escrows - During the continuance of a Trigger Period, on a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments.

Insurance Escrows - Provided that an acceptable blanket policy is no longer in place, during the continuance of a Trigger Period, on a monthly basis, the borrower is required to escrow 1/12 of annual insurance premiums.

Replacement Reserves - During the continuance of a Trigger Period, on a monthly basis the borrower is required to escrow $30,224.

TI/LC Reserves – During the continuance of a Trigger Period, on a monthly basis, the borrower is required to escrow $151,122.

Annual Owner’s Association Charges and Assessments - During the continuance of a Trigger Period, on a monthly basis, the borrower is required to escrow 1/12 of annual owner’s association charges and assessments.

Lease Sweep Reserves - On a monthly basis, during the continuance of a Lease Sweep Period, all available excess cash will be swept into a reserve account (the “Lease Sweep Reserve”).

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the commencement of a Low Debt Yield Period (as defined below), (iii) the occurrence of a mezzanine loan default or (iv) the commencement of a Lease Sweep Period (as defined below); and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to clause (ii), the Low Debt Yield Period has ended, (C) with respect to clause (iii), the mezzanine loan default has been cured (and no other mezzanine event of default is then continuing) or (D) with respect to clause (iv), the Lease Sweep Period has ended (and no other Lease Sweep Period is then continuing).

A “Low Debt Yield Period” will commence if, as of the last day of any calendar quarter, (a) the debt yield (on a mortgage loan only basis) falls below 8.0% or (b) the debt yield (on a mortgage loan plus mezzanine loan basis) falls below 6.0%, and will cease to exist if (i) the debt yield (on a mortgage loan only basis) is at least 8.0% and (ii) the debt yield (on a mortgage loan plus mezzanine loan basis) is at least 6.0% for two consecutive quarters.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the date that the Lease Sweep Lease (as defined below) is surrendered, cancelled or terminated with respect to at least 25% of the rentable square footage leased thereunder (exclusive of any space covered by unexercised expansion options) prior to its then current expiration date, or the receipt by borrower or property manager of notice from Lease Sweep Tenant (as defined below) of a valid surrender, cancellation or termination of the Lease Sweep Lease with respect to at least 25% of the rentable square footage leased thereunder (exclusive of any space covered by unexercised expansion options) prior to its then current expiration date; (ii) the filing or commencement of a bankruptcy or insolvency proceeding of a Lease Sweep Tenant.

A “Lease Sweep Lease” means the Coach lease and any replacement lease covering all or substantially all the space currently demised under such lease and (ii) “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Lockbox / Cash Management. The 10 Hudson Yards Whole Loan is structured with a CMA lockbox. The borrower was required to send direction letters to all tenants instructing them to deposit all rents into a clearing account controlled by the lender. In the absence of a Trigger Period, the funds in the clearing account will be swept daily into an account controlled by the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents (including mezzanine loan debt service when no event of default exists under the loan).

Additional Debt. The 10 Hudson Yards Whole Loan includes two B-Notes with an aggregate original principal balance of $191,900,000 that was contributed to the Hudson Yards 2016-10HY transaction. In addition, a $300,000,000 mezzanine loan was funded concurrently with the origination of the 10 Hudson Yards Whole Loan and thereafter sold to 10HY Mezzanine Lender LLC. The mezzanine loan is coterminous with the 10 Hudson Yards Whole Loan and accrues interest at a fixed per annum rate equal to 4.65000%. An intercreditor agreement is in place with respect to the 10 Hudson Yards Whole Loan and the related mezzanine loan.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

10 Hudson Yards

PILOT. The 10 Hudson Yards property benefits from a payments in lieu of taxes (“PILOT”) program from the New York City Industrial Development Agency (the “IDA”). The borrower, who owns the fee simple interest in the 10 Hudson Yards property, has entered into (i) a company lease agreement, dated as of August 1, 2016 (the “Company Lease”), between the borrower, as landlord, and the IDA, as tenant, pursuant to which borrower leased the 10 Hudson Yards property to the IDA, and (ii) an agency lease agreement, dated as of August 1, 2016 (the “IDA Lease”), between the IDA, as sublandlord, and the borrower, as subtenant, pursuant to which the IDA subleased the 10 Hudson Yards property to the borrower. The Company Lease and the IDA Lease each have terms expiring on June 30, 2043, approximately 17 years beyond the maturity of the 10 Hudson Yards Whole Loan, with no extension options. During the term of the IDA Lease, the borrower is required to make payments in lieu of New York City real property taxes (“PILOT”) with respect to the 10 Hudson Yards property in the amounts set forth in a schedule to the IDA Lease. After the 15th fiscal tax year, the PILOT amounts payable by the borrower under the IDA Lease increase annually thereafter until the 20th fiscal tax year when the borrower is required to pay 100% of the New York City real property taxes that would otherwise be payable with respect to the 10 Hudson Yards property in the absence of any real property tax exemption. Real estate taxes were underwritten on the basis of the PILOT payments. The borrower’s obligation to pay PILOT under the IDA Lease is secured by three fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the Hudson Yards Infrastructure Corporation (“HYIC”) in the aggregate principal amount of $475,000,000 encumbering the borrower’s fee interest in the 10 Hudson Yards property and subtenant’s interest under the IDA Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the mortgage securing the 10 Hudson Yards Whole Loan.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Starbucks Center

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Starbucks Center

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Starbucks Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type - Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	5.8%	Net Rentable Area (SF):	1,506,716
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	First and Utah Properties, LLC	Year Built / Renovated:	1912,1915,1993 / 2001
Sponsors(2):	Peter P. Nitze and Kevin Daniels	Occupancy(5):	93.0%
Interest Rate(3):	3.52400%	Occupancy Date:	8/1/2016
Note Date:	9/14/2016	Number of Tenants:	19
Anticipated Repayment Date(3):	10/6/2026	2013 NOI:	$15,921,473
Interest-only Period:	120 months	2014 NOI(6):	$16,524,259
Original Term:	120 months	2015 NOI(6):	$16,173,241
Original Amortization:	None	TTM NOI (as of 6/2016)(6):	$15,479,016
Amortization Type:	ARD-Interest Only	UW Economic Occupancy:	93.8%
Call Protection(4):	L(25),Def(90),O(5)	UW Revenues:	$24,472,536
Lockbox:	Springing	UW Expenses:	$7,275,564
Additional Debt:	Yes	UW NOI:	$17,196,971
Additional Debt Balance:	$75,000,000	UW NCF:	$15,789,882
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(7):	$453,500,000 / $301
		Appraisal Date:	6/21/2016

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$13,389	$74,381	N/A	Maturity Date Loan / SF(10):	$93
Insurance:	$165,278	Springing	N/A	Cut-off Date LTV:	30.9%
Replacement Reserves:	$0	$25,112	$602,686	Maturity Date LTV(10):	30.9%
TI/LC(9):	$455,670	Springing	$15,067,160	UW NCF DSCR:	3.16x
Other:	$481,280	Springing	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$140,000,000	100.0%	Payoff Existing Debt(11)	$105,225,885	75.2%
			Return of Equity	32,135,379	23.0
			Closing Costs	1,523,120	1.1
			Upfront Reserves	1,115,617	0.8
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

(1)	The Starbucks Center loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $140.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $140.0 million Starbucks Center Whole Loan (as defined below).

(2)	The loan sponsors are not guarantors for the Starbucks Center Whole Loan. See “The Borrower” and “The Loan Sponsors” herein for additional information.

(3)	The Starbucks Center Whole Loan has an anticipated repayment date of October 6, 2026 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of October 6, 2028. From and after the Anticipated Repayment Date, the Starbucks Center Whole Loan accrues interest at a fixed rate that is equal to the greater of (i) 5.52400% and (ii) the 10-year swap spread as of the Anticipated Repayment Date plus 4.00000%.

(4)	The lockout period will be at least 25 payments beginning with and including the first payment date in November 2016. Defeasance of the full $140.0 million Starbucks Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 14, 2019.

(5)	Occupancy represents the physical occupancy as of August 1, 2016, which includes 76,518 square feet (5.1% of net rentable area) that is on a month-to-month basis and has been underwritten as vacant. (6) The decrease in TTM NOI from 2014 NOI is due to OfficeMax vacating the Starbucks Center property in order to develop the new Starbucks lobby store.

(7)	Two separate appraisals were conducted for the Home Depot Building and the Starbucks Building. The appraisals concluded to a dark value of $31,100,000 for the Home Depot Building and $360,300,000 for the Starbucks Building. The aggregate dark value of $391,400,000 results in a loan-to-dark value ratio of 35.8%.

(8)	For a description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	The TI/LC reserve cap of $15,067,160 is based on the aggregate balance of the TI/LC reserve and the lease sweep reserve.

(10)	Maturity Date Loan / SF and Maturity Date LTV are calculated as of the ARD.

(11)	Includes payoff of the approximate $88.1 million prior debt, as well as an approximate $16.6 million payoff and $500,000 prepayment fee of the remaining balance on loans related to the sponsors’ build out of the originally raw warehouse space pursuant to which the sponsors paid principal and interest on the related loans to Starbucks and Starbucks reimbursed the sponsors in the form of additional rent. These loans were paid off in full in connection with the origination of the Starbucks Center Whole Loan but Starbucks is required to continue to make the additional rental payments under the original terms of the lease.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Starbucks Center

The Loan. The Starbucks Center loan is secured by a first mortgage lien on the borrower’s fee interest in a nine-story office building, a stand-alone retail building and two seven-story parking garages, totaling 1,506,716 square feet of net rentable area located in Seattle, Washington. The whole loan has an outstanding principal balance as of the Cut-off Date of $140.0 million (the “Starbucks Center Whole Loan”) and is comprised of three pari passu notes, each as described below. Note A-2, with an outstanding principal balance as of the Cut-off Date of $65.0 million is being contributed to the JPMDB 2016-C4 Trust and is the controlling note under the related co-lender agreement, the rights of which will be exercised under this securitization (or, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder). However, the holders of the remaining notes will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Starbucks Center Whole Loan is structured with an ARD of October 6, 2026, a final maturity date of October 6, 2028, and is interest-only until the ARD. The most recent prior financing of the property was not included a securitization. The relationship between the holders of the Starbucks Center Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool – The Whole Loans – The Starbucks Center Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	DBNY	No
A-2	$65,000,000	$65,000,000	JPMDB 2016-C4	Yes
A-3	$35,000,000	$35,000,000	DBNY	No
Total	$140,000,000	$140,000,000

The Borrower. The borrowing entity for the Starbucks Center Whole Loan is First and Utah Properties, LLC, a Delaware limited liability company and a special purpose entity.

The Loan Sponsors. The loan sponsors are Peter P. Nitze and Kevin Daniels. There is no separate nonrecourse carve-out guarantor for the Starbucks Center Whole Loan and the Starbucks Center Whole Loan is fully recourse to the borrower. Nitze-Stagen & Co., Inc. agreed to indemnify lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the Starbucks Center property (see “Environmental Matters” herein for additional information).

Peter P. Nitze and Kevin Daniels are Chairman and Vice Chairman, respectively, of Nitze-Stagen & Co., Inc., an integrated real estate investment and property management firm founded in 1970 by Peter P. Nitze and Frank Stagen. Nitze-Stagen & Co., Inc. manages a portfolio of properties in the Seattle market including Union Station Parking, a 1,200 parking stall site and The Ainsworth & Dunn Warehouse.

Kevin Daniels has over 30 years of real estate experience, including leasing, development and property management. Through its affiliate, Daniels Real Estate, of which Kevin Daniels is President, Nitze-Stagen is also involved in commercial development and the redevelopment of historic and landmark buildings throughout the greater Seattle area. Daniels Real Estate recently completed the redevelopment of Merrill Place, a 179,000 square feet creative office project in a historic brick and timber building in Pioneer Square, just one mile north of Starbucks Center.

The Property. The Starbucks Center property is a mixed use office and retail property located approximately one mile south of downtown Seattle, Washington. Starbucks Center totals approximately 1.5 million square feet of net rentable area and consists of the approximately 1.4 million square foot Starbucks corporate headquarters building (the “Starbucks Building”), an adjacent 108,000 square foot Home Depot store (the “Home Depot Building”) and two seven-story standalone parking garages. The Starbucks Building consists of a nine-story office building originally built in 1912 and 1915, with expansions taking place in 1956, 1965, 1974 and 2001. The Home Depot building consists of a single-story retail box located on a pad site and was built by the sponsors in 1993. The parking structures were built in 1976 and 2002, and are comprised of 1,138 parking spaces that serve the Starbucks Building. In addition to the parking garages, Starbucks Center has 650 surface spaces for a total parking ratio of 1.19 spaces per 1,000 square feet. The Starbucks tenant also owns two additional non-collateral parking lots adjacent to the Home Depot Building.

The Starbucks Building is comprised of approximately 1.2 million square feet of office space, approximately 98,055 square feet of warehouse space, approximately 70,917 square feet of retail space and approximately 74,909 square feet of basement storage. The Starbucks tenant leases space throughout all nine floors with the majority of its approximately 1.15 million square feet on floors three through nine and with the remaining space, which includes an innovation lab, a research and development lab, a daycare center and a cafeteria, on the first two floors. Starbucks also leases approximately 2,500 square feet of first floor retail space and is looking to expand into additional space on the same floor. The Confidential IG Tenant leases 45,567 square feet of retail located on the first floor. The remaining 16 tenants, some of which are on month-to-month leases, total approximately 2.1% of net rentable area and are mostly located throughout the first and second floors. Vacant space at the Starbucks building mostly consists of basement storage and second floor warehouse space.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Starbucks Center

Since acquiring the Starbucks Building in 1990, the sponsor has worked with Starbucks to invest over $144.0 million into the Starbucks Center property. Starbucks first took occupancy in 1993 with a short-term lease for the 8th and 9th floors and has since expanded over 60 times while directly investing over $59.0 million into its space. Notable improvements include conversion of approximately 1.0 million square feet of former retail and warehouse space into modernized creative office space, a full seismic upgrade, elevator modernization, energy efficiency upgrades to achieve LEED Gold status, updated lobby, addition of a Starbucks retail store and significant tenant improvements. The Starbucks Center property accommodates over 4,500 Starbucks employees and offers a full suite of onsite amenities including a full service fitness center, day care facilities, multiple dining and cafeteria options, and space for Starbucks to create full-scale store replicas to test new concepts.

The Home Depot Building consists of a 108,000 square feet stand-alone Home Depot retail store, which is the only Home Depot in downtown Seattle. The Home Depot store has 264 parking spaces for a ratio of 2.44 spaces per 1,000 square feet. As of August 1, 2016, Starbucks Center is approximately 93.0% occupied by 19 tenants under 66 separate leases.

The largest tenant, Starbucks Corporation (“Starbucks”), rated A/A2/A- by Fitch/Moody’s/S&P, occupies 76.4% of net rentable area through September 2025. Starbucks (NASDAQ:SBUX) was founded in 1985 and is headquartered at Starbucks Center. Starbucks operates as a roaster, marketer, and retailer of specialty coffee worldwide. In addition to offering coffee and tea beverages in its stores, Starbucks licenses its trademarks through grocery and national foodservice accounts, including Teavana, Tazo, Seattle’s Best Coffee, Evolution Fresh, La Boulange, Ethos, Starbucks VIA, Seattle’s Best Coffee, Frappuccino, Starbucks Doubleshot, Starbucks Refreshers, and Starbucks Discoveries Iced Café Favorites brand names. As of March 27, 2016, Starbucks operated approximately 23,921 cafes. Starbucks first took occupancy at Starbucks Center in 1993 with a short-term lease for two floors. Since taking occupancy, Starbucks has invested over $59.0 million directly into its space on upgrades, expansions and conversion of approximately 1.0 million square feet of former retail and warehouse space into modernized creative office space. The Starbucks lease includes approximately 64,472 square feet for which rent payments commence no later than October 2016, approximately 17,640 square feet for which rent payments commence no later than February 2017 and approximately 62,851 square feet for which rent payments commence no later than October 2017. Starbucks does not have any termination or contraction options. Starbucks has three five-year extension options remaining at 95.0% of fair market value and nine months’ prior notice.

The second largest tenant, The Home Depot, Inc. (“Home Depot”), occupies 7.2% of net rentable area through January 2019. Home Depot (NYSE:HD) operates as a home improvement retailer and has been at Starbucks Center since 1993. It operates The Home Depot stores that sell various building materials, home improvement products, and lawn and garden products, as well as provide installation, home maintenance, and professional service programs to do-it-yourself, do-it-for-me and professional customers. It primarily serves home owners, renovators/remodelers, general contractors, repairmen, installers, small business owners, and tradesmen. The company also sells its products online. As of December 31, 2015, the Home Depot has 2,274 stores, including 1,977 in the United States, 182 in Canada and 115 in Mexico. The Home Depot, Inc. was founded in 1978 and is based in Atlanta, Georgia. Home Depot has three five-year extension options remaining at fair market value rent and six months’ prior notice. Home Depot does not have any termination options. Sales at the Home Depot store have been steadily increasing and surpass the nation average, as shown in the following chart.

Home Depot Historical Sales(1)
	2011	2012	2013	2014	2015	National Average(2)
Home Depot Sales ($)	$37,358,039	$49,262,658	$53,893,920	$57,394,867	$63,060,032	$39,000,000
Sales per square foot	$345.91	$456.14	$499.02	$531.43	$583.89	$371.00

(1)	Sales figures were provided by the borrower.

(2)	Home Depot National Average sales are as of June 1, 2016.

The third largest tenant, Confidential IG Tenant, occupies 3.0% of net rentable area through April 2026. The Confidential IG Tenant lease began June 1, 2016 and the tenant is expected to open and begin paying full rent by December 2016. At origination, the borrower deposited $303,780 into a rent concession reserve to cover rental payments for four months through December 2016. The Confidential IG Tenant does not have any termination or contraction options. Confidential IG Tenant has four five-year extension options with nine months’ prior notice and with a rental rate 15.0% higher than the prior term rental rate.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Starbucks Center

Starbucks Center is located approximately one mile south of downtown Seattle, Washington within the South-of-Downtown (“SoDo”) district with frontage along Utah Avenue South. SoDo is a transitional area between the Pioneer Square and International Districts at the southern end of the Seattle central business district (“CBD”) and the South Seattle industrial district. This area includes the Stadium District, which features Safeco Field, home of the Seattle Mariners, and CenturyLink Field, home both of the Seattle Seahawks and Seattle Sounders, as well as the Port of Seattle’s Harbor Island facility. The major artery through the Seattle metropolitan area is Interstate 5, which runs from Canada to Mexico and is the primary transportation artery of the west coast of the United States. Interstate 5 defines the eastern boundary of the Seattle CBD and serves to regionally connect the city with Vancouver, British Columbia to the north and Portland, Oregon and San Francisco, California to the south. Starbucks Center is also located less than a mile from the Sound Transit light rail’s SoDo station.

Office Market

Starbucks Center is located within the South Seattle/Close-In submarket of the Seattle regional office market. The boundaries of this submarket generally correspond to those of the City of Seattle’s Duwamish Manufacturing and Industrial Center, encompassing all of the office buildings south of the Seattle CBD and north of the Tukwila submarket. As this area is mostly industrial in nature, and zoning generally does not allow for large office uses, the submarket, as of first quarter 2016, has approximately 3.7 million square feet of office space including the Starbucks Building. Of the approximately 3.7 million square feet, approximately 2.7 million square feet (74.7%) is Class A, 598,989 square feet (16.4%) is classified as Class B, and 325,664 square feet (8.9%) is classified as Class C. Total direct vacancy in the submarket is 12.3% including the Starbucks Building, with Class A vacant space totaling 149,970 square feet and all encompassed in one building. The appraisal determined a vacancy rate and collection loss of 5.0% for the Starbucks Building.

As of first quarter 2016, the South Seattle/Close-In submarket has average asking rents of $32.47 per square foot with Class A asking rents at $40.72 per square foot. The overall CBD has average asking rents of $37.19 per square foot with Class A rents at $41.79 per square foot. Based upon recent leasing activity in the Seattle downtown area, the appraisal concluded market rent for the Starbucks Building to be $30.00 per square feet, modified gross. Since there are no office buildings in Starbucks Center’s immediate SoDo area, other than 2200 1st Avenue South, the appraisal reviewed comparable properties from the Seattle central business district and determined nine comparable leases to the Starbucks lease. Rental rates for comparable office leases ranged from $23.50 per square foot to $38.00 per square foot and averaged $28.04 per square foot. In addition, the appraisal concluded to market rent for the Starbucks Center’s office space of $30.00 per square foot modified gross.

		Summary of Comparable Office Leases(1)

Property	Size	Year Built	Tenant Name	Lease Date	Net Rentable Area	Term (Years)	Rent Per Square Foot	Lease Type
Starbucks Building	1,398,716(2)	1912, 1915, 1993	Various	Various	Various	Various	$9.78	Various
Exchange Building	314,705	1929	Deloitte	2Q16	29,235	10	$38.00	Modified
Exchange Building	314,705	1929	Nuance	1Q16	49,640	10	$32.00	Modified
Dexter Horton Building	336,355	1922	City of Seattle	2Q16	4,792	3.3	$35.00	Modified
Dexter Horton Building	336,355	1922	Just Enough	1Q16	1,713	3.4	$35.00	Modified
Pacific Building	200,000	1971	EMC Research	2Q16	42,480	4.3	$35.00	Modified
Pacific Building	200,000	1971	ClearSlide	2Q16	3,568	3.2	$38.00	Modified
Home Plate Center - South Bldg	189,602	2013	Seattle Metro Credit Union	4Q15	43,000	10.3	$32.00	Net
200 Occidental	320,000	2015	Weyerhaeuser	3Q14	175,000	15	$30.00	Net
Seattle Trade & Technology Center	339,515	1917, 1925	Zulily	4Q13	303,804	121	$23.50	Net
Avg. / Wtd. Avg.(3)	283,471				72,581		$28.04

(1)	Source: Appraisal.

(2)	Represents the total square feet at the Starbucks Building per the August 1, 2016 underwritten rent roll.
(3)	Avg. / Wtd. Avg. does not include the Starbucks Building.

Retail Market

The Home Depot Building is located in the Northgate/Central submarket of Seattle. The Seattle retail market contains 27.1 million square feet of space. Eastside/Bellevue is the largest submarket, comprising 33.6% of the area’s total inventory and Northgate/Central is the smallest submarket with 12.8% of total inventory. The submarket contains approximately 3.5 million square feet of inventory with a first quarter 2016 vacancy rate of 2.8%. Average asking rents in the Northgate/Central submarket increased from $22.93 per square foot in 2011 to $24.01 per square foot in 2015. As of first quarter 2016, the average rent in the submarket is $24.36 per square foot.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Starbucks Center

The Seattle retail market has experienced decreased vacancy levels since 2011. Over the near term, new construction activity is expected to be fairly balanced with absorption. As a result, over the next five years vacancy is projected to remain fairly stable around 7.0%. Over the same period, however, average asking rental rates are expected to increase from $22.09 per square foot to $25.49 per square foot triple net.

Since there are no similar retail properties in the SoDo area, the appraisal relied primarily upon the recent Confidential IG Tenant lease and the Starbucks lease as indications of market rent. The base rates of these recent leases are significantly less than what retail spaces are leasing for in the Financial District or South Lake Union. Base rental rates for retail spaces in these areas are currently between $35.00 and $45.00 per square foot triple net. The appraisal concluded that market rent for the Starbucks building’s retail space is $20.00 per square foot triple net.

Additionally, the appraisal compared the Home Depot lease to 10 similar recent leases in the Puget Sound area, which have lease rental rates ranging from $12.00 per square foot to $27.72 per square foot, with an average of $18.17 per square foot. The appraisal employed a market rent health ratio calculation to compare the Home Depot lease to other market leases in the wider Puget Sound area, and concluded a market rent of $20.00 per square foot triple net.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)(3)
98.6%	97.5%	97.7%	93.0%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The decrease in occupancy from 2015 to Current is due to OfficeMax vacating Starbucks Center in order for Starbucks to develop the new Starbucks lobby store.

(3)	Current Occupancy represents the physical occupancy as of August 1, 2016, which includes 76,518 square feet (5.1% of net rentable area) that is on a month-to-month basis and has been underwritten as vacant.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Starbucks(3)	A2 / A- / A	1,151,196	76.4%	$9.80	80.1%	9/30/2025
Home Depot(4)	A2 / A / A	108,000	7.2%	$16.58	12.7%	1/31/2019
Confidential IG Tenant(5)	Baa1 / AA- / NA	45,567	3.0%	$20.00	6.5%	4/1/2026
Screamer	NA / NA / NA	7,520	0.5%	$6.48	0.3%	1/31/2018
Intiman(6)	NA / NA / NA	5,000	0.3%	NAP	NAP	MTM
Westmark Hotels	NA / NA / NA	4,458	0.3%	$5.76	0.2%	12/31/2018
UW Drama	NA / NA / NA	3,930	0.3%	$6.24	0.2%	1/31/2017
Next Lighting(6)	NA / NA / NA	1,515	0.1%	NAP	NAP	MTM
NSCO(6)	NA / NA / NA	1,500	0.1%	NAP	NAP	MTM
Laurel Vaneck Project Planning(6)	NA / NA / NA	1,039	0.1%	NAP	NAP	MTM

(1)	Based on the underwritten rent roll as of August 1, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Starbucks has three five-year extension options at 95.0% of fair market value rent with nine months’ prior notice. Starbucks does not have any early termination or contraction options. The Starbucks lease includes approximately 64,472 square feet for which rent payments commence no later than October 2016, approximately 17,640 square feet for which rent payments commence no later than February 2017 and approximately 62,851 square feet for which rent payments commence no later than October 2017.

(4)	Home Depot has three five-year extension options remaining at fair market value rent with six months’ prior notice. Home Depot does not have any early termination or contraction options.

(5)	Confidential IG Tenant began its lease June 1, 2016 and is expected to open and begin paying full rent by December 2016. At loan origination, $303,780 was deposited into a rent concession reserve to cover rental payments for four months through December 2016. In addition, Confidential IG Tenant has four five-year extension options with nine months prior notice and with a rental rate 15.0% higher than the prior term rental rate

(6)	The tenant is in occupancy as of the August 1, 2016 rent roll with a lease that is on a month-to-month basis, and such tenant has been underwritten as vacant.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Starbucks Center

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	105,327	7.0%	NAP	NAP	105,327	7.0%	NAP	NAP
2016 & MTM(2)	39	76,518	5.1	$0	0.0%	181,845	12.1%	$0	0.0%
2017	2	7,530	0.5	24,523	0.2	189,375	12.6%	$24,523	0.2%
2018	2	11,978	0.8	74,396	0.5	201,353	13.4%	$98,919	0.7%
2019	2	108,600	7.2	1,799,640	12.8	309,953	20.6%	$1,898,559	13.5%
2020	0	0	0.0	0	0.0	309,953	20.6%	$1,898,559	13.5%
2021	0	0	0.0	0	0.0	309,953	20.6%	$1,898,559	13.5%
2022	0	0	0.0	0	0.0	309,953	20.6%	$1,898,559	13.5%
2023	0	0	0.0	0	0.0	309,953	20.6%	$1,898,559	13.5%
2024	0	0	0.0	0	0.0	309,953	20.6%	$1,898,559	13.5%
2025	20	1,151,19	76.4	11,284,376	80.1	1,461,149	97.0%	$13,182,935	93.5%
2026	1	45,567	3.0	911,340	6.5	1,506,716	100.0%	$14,094,275	100.0%
2027 & Beyond	0	0	0.0	0	0.0	1,506,716	100.0%	$14,094,275	100.0%
Total	66	1,506,716	100.0%	$14,094,275	100.0%

(1)	Based on the underwritten rent roll as of August 1, 2016.

(2)	Includes 76,518 square feet (5.1% of net rentable area) that is on a month-to-month basis and has been underwritten as vacant

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$12,655,230	$12,947,877	$12,950,347	$12,564,519	$14,094,275	$9.35	54.0%
IG Tenant Rent Steps(4)	0	0	0	0	1,376,849	0.91	5.3
Non-IG Tenant Rent Steps(5)	0	0	0	0	547	0.00	0.0
Vacant Income	0	0	0	0	1,609,113	1.07	6.2
Gross Potential Rent	$12,655,230	$12,947,877	$12,950,347	$12,564,519	$17,080,784	$11.34	65.5%
Total Reimbursements	4,526,773	4,847,069	4,780,899	4,572,733	4,953,739	3.29	19.0
Other Income	1,333,308	1,350,874	1,405,242	1,469,308	1,461,446	0.97	5.6
Systems Improvements(6)	4,389,511	4,298,617	4,121,114	3,966,913	2,585,680	1.72	9.9
Net Rental Income	$22,904,823	$23,444,437	$23,257,602	$22,573,473	$26,081,648	$17.31	100.0%
(Vacancy/Credit Loss)(7)	0	0	0	0	(1,609,113)	(1.07)	(6.2)
Effective Gross Income	$22,904,823	$23,444,437	$23,257,602	$22,573,473	$24,472,536	$16.24	93.8%
Total Expenses	6,983,351	6,920,178	7,084,361	7,094,458	7,275,564	4.83	29.7
Net Operating Income	$15,921,473	$16,524,259	$16,173,241	$15,479,016	$17,196,971	$11.41	70.3%
Total TI/LC, Capex/RR	0	0	0	0	1,407,089	0.93	5.7
Net Cash Flow	$15,921,473	$16,524,259	$16,173,241	$15,479,016	$15,789,882	$10.48	64.5%

(1)	TTM column represents the trailing 12 months ended June 30, 2016.

(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percent Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place is based on the August 1, 2016 rent roll and includes approximately 144,963 square feet of space with lease commencement dates from October 2016 through October 2017.

(4)	IG Tenant Rent Steps are based on the straight line average of the investment grade tenants’ rent during the term of the loan.

(5)	Non-IG Tenant Rent Steps are taken through August 2017.

(6)	System Improvements was underwritten based on the straight-line average of the remaining additional rent payments from Starbucks through the term of the Starbucks Center Whole Loan. In relation to the sponsors’ build out of the originally raw warehouse space, pursuant to which the sponsors paid principal and interest on related loans to Starbucks, Starbucks reimbursed the sponsors in the form of additional rent. The related loans were paid off in full in connection with the origination of the Starbucks Center Whole Loan but Starbucks is required to continue to make the additional rental payments under the original terms of the lease.

(7)	Underwritten Vacancy/Credit Loss represents 9.4% of Gross Potential Rent and 6.2% of Net Rental income, and is underwritten based on the physical vacancy as of August 2016, with all month-to-month leases marked as vacant. The appraisals determined a vacancy rate and collection loss of 5.0% for the Starbucks building and 0.0% for the Home Depot building, for a blended rate of 4.6%.

Property Management. Starbucks Center is managed by Nitze-Stagen & Co., Inc., an affiliate of the borrower.

Escrows and Reserves. At loan origination, the borrower deposited (i) $455,670 into a TI/LC reserve account to be used for outstanding approved leasing expenses in relation to Confidential IG Tenant, (ii) $303,780 into a rent concession reserve account in relation to the Confidential IG Tenant lease, (iii) $177,500 into an environmental reserve account, (iv) $165,278 into an insurance reserve account and (v) $13,389 into a tax reserve account.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Starbucks Center

Tax Escrows - On a monthly basis, the borrower is required to deposit monthly reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $74,381, into a tax reserve account.

Insurance Escrows - Provided that an acceptable blanket policy is no longer in place, on a monthly basis the borrower is required to escrow 1/12 of annual insurance premiums.

Replacement Reserves - On a monthly basis, the borrower is required to deposit monthly reserves of $25,112 (approximately $0.20 per square foot annually) into a replacement reserve account subject to a replacement reserve cap of $602,686 (approximately $0.40 per square foot).

TI/LC Reserves - If (a) the Starbucks lease is no longer in effect or (b) Starbucks credit rating falls below BBB or equivalent, the borrower will be required to make monthly deposits of $188,340 (approximately $1.50 per square foot annually) into a TI/LC reserve account subject to an aggregate TI/LC reserve and lease sweep reserve cap of $15,067,160 (approximately $10.00 per square foot).

Environmental Sweep Reserves - During the continuance of an Environmental Sweep Period (as defined below), all excess cash will be transferred to the environmental reserve account.

Lease Sweep Reserves - During the continuance of a Lease Sweep Period (as defined below), and if there is no Environmental Sweep Period (as defined below) continuing, all excess cash will be transferred to the lease sweep reserve account, subject to an aggregate cap of $15,067,160 when combined with the TI/LC reserve.

An “Environmental Sweep Period” will commence if (a) any response, remedial, removal or corrective action not already identified in the loan agreement by the environmental consultant is required in order to obtain closure of the environmental matters as described in “Environmental Matters” herein, or one or more additional matters are discovered at the Starbucks Center property that require any response, remedial, removal or corrective action, and (b) will end upon the earlier to occur of (x) the borrower’s completion, to lender’s satisfaction, of any remediation or response work or (y) the date funds in the environmental reserve account (excluding the upfront $177,500 environmental reserve deposit) are equal to 125% of the estimated costs and expenses associated with the action that caused such Environmental Sweep Period to occur.

A “Lease Sweep Period” will commence upon (i) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or the date the tenant under a Lease Sweep Lease is required to give notice of renewal (if longer than 12 months prior to the expiration); (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) a monetary or material non-monetary default under a Lease Sweep Lease, or (iv) a decline in the credit rating of the Lease Sweep Lease tenant (or its parent entity) below “BB” or the equivalent by any rating agency, and will end once (a) the entire space demised under the Lease Sweep Lease in question is either irrevocably renewed or is leased pursuant to qualified leases, as defined in the loan documents, and sufficient funds have accumulated in the lease sweep account to cover all anticipated TI/LCs and free rent periods set forth in such qualified lease, (b) the date the Starbucks Center property has achieved a debt service coverage ratio of 1.65x and debt yield of 10.5%, (c) if such Lease Sweep Period commenced as described in clause (iii) above, the subject default has been cured and no other monetary or material non-monetary default occurs for a period of two consecutive months thereafter, (d) if such Lease Sweep Period commenced as described in clause (iv) above, the credit rating has been restored to at least “BB” or the equivalent, or (e) when funds in the lease sweep reserve account is equal to or greater than the Lease Sweep Deposit Amount (as defined below).

A “Lease Sweep Lease” means (i) the Starbucks lease or (ii) any replacement lease that, either individually, or when taken together with any other lease covers the majority of the space demised under the Starbucks lease.

“Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep lease multiplied by $10.00.

Lockbox / Cash Management. The Starbucks Center Whole Loan is structured with a springing hard lockbox with springing cash management. Following the occurrence of a Lockbox Commencement Event (as defined below) the borrower is required to cause all rents to be transmitted directly into a lender controlled account and, during the continuance of a Trigger Period (as defined below), funds in such account will be transferred on a daily basis to a cash management account controlled by the lender. During the continuance of a Trigger Period, all funds in the cash management account will be applied by the lender to payments of debt service, required reserves, and other items required under the Starbucks Center Whole Loan documents and remaining cash flow will be held by the lender as additional collateral for the Starbucks Center Whole Loan (except during a Trigger Period caused by a Lease Sweep Period, in which case, all excess cash will be transferred to the lease sweep reserve account, subject to an aggregate cap of $15,067,160 when combined with the TI/LC reserve, or during a Trigger Period caused by an Environmental Sweep Period, in which case, all excess cash will be transferred to the environmental reserve account.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Starbucks Center

A “Lockbox Commencement Event” will commence (i) on the date that is six months prior to the Anticipated Repayment Date, (ii) on the date that is 18 months prior to the earliest stated expiration of the Lease Sweep Lease or (iii) the commencement of a Trigger Period (as defined below).

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the Anticipated Repayment Date, (iii) a Low Debt Service Period (as defined below), (iv) an Environmental Sweep Period, (v) a Lease Sweep Period or (vi) a default under an approved mezzanine loan or an approved preferred equity investment. A Trigger Period will continue until such time as (a) with respect to clause (i) above, such event of default has been cured, (b) with respect to clause (ii) above, the debt and all obligations have been repaid in full, (c) with respect to clause (iii) above, the Low Debt Service Period has ended, (d) with respect to clause (iv) above, the Environmental Sweep Period has ended, (e) with respect to clause (v) above, the Lease Sweep Period has ended and (f) with respect to clause (vi) above, such default has been cured and an approved default revocation notice (related to the mezzanine loan or preferred equity) has been delivered to lender.

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.20x on the last day of any calendar quarter and will end upon the Starbucks Center property achieving a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters.

Future Mezzanine or Subordinate Indebtedness Permitted. Provided the Anticipated Repayment Date has not yet occurred, the Starbucks Center Loan permits either future mezzanine debt (to an affiliate of the borrower) or a future preferred equity investment (in the borrower) provided, among other things, (i) the combined (A) LTV is no more than 48.5%, (B) DSCR is no less than 1.65x and (C) debt yield is no less than 10.5%, (ii) such future indebtedness is (A) coterminous with the Starbucks Center Whole Loan and (B) is conditioned on lender receiving rating agency approval, (iii) with respect to a preferred equity investment, such investment is not secured by any collateral and creates no obligations or liabilities on the part of the borrower and (iv) such junior lender enters into either an intercreditor or recognition agreement, as applicable, with lender.

Partial Release. From and after the defeasance lockout expiration date (but prior to the ARD), the borrower may release the parcel where the building leased to Home Depot is located (the “Home Depot Parcel”) provided, among other things, (i) the borrower defeases the loan in an amount equal to $10,960,000 plus accrued and unpaid interest on the portion of the principal being defeased, (ii) the conveyance of the Home Depot Parcel does not adversely affect the remaining portion of the property, (iii) after giving effect to the release, taking into account the Starbucks Center Whole Loan and any existing mezzanine debt or preferred equity interest, the DSCR is at least equal to the greater of (x) 2.02x and (y) the DSCR immediately prior to such release and (iv) the LTV ratio, based on the Starbucks Center Whole Loan and the remaining property, is not greater than the lesser of (x) 45.0% and (y) the LTV ratio immediately prior to such release.

Environmental Matters. The Phase I environmental report dated June 24, 2016 noted two outstanding recognized environmental conditions (each a “REC”) at Starbucks Center, as described below.

South Loading Dock Site: Groundwater samples taken in 1993 revealed concentrations of diesel fuel which were above the Washington State Department of Ecology’s (“DOE”) cleanup level. In 1995 however, an environmental consultant excavated soil in the area around prior underground storage tanks (“UST”) that caused the diesel concentrations, and these samples indicated that contaminants were then below cleanup levels. While soil conditions were remediated at Starbucks Center in the 1990’s, in 2006, the DOE said that the site is “mostly cleaned up” but declined to issue a no further action (“NFA”) determination due to the remaining concentrations.

Former Sears Automotive Center Site: Soil samples collected in 1994 at the former Sears Automotive Center site where Home Depot is located identified levels of petroleum in the groundwater from prior USTs at the site, none of which reported concentrations above the DOE cleanup levels. In 2006, the DOE stated that the site is mostly cleaned up, but declined to issue a NFA determination due to the lack of comprehensive documentation. In connection with origination, the environmental consultant concluded that the cost to complete the work necessary to obtain a NFA determination at Starbucks Center is $142,000. At origination, the borrower reserved $177,500, which represents 125.0% of the estimated cost. The Starbucks Center Whole Loan is structured with a cash flow sweep if any other environmental matters are discovered in connection with the current RECs or if any unrelated future environmental issues are identified at Starbucks Center, and such cash flow sweep will continue until such time as (i) the borrower has completed, to lender’s satisfaction, any necessary remediation or (ii) 125.0% of estimated costs to complete remediation is deposited in the sweep reserve. Additionally, Nitze-Stagen & Co. agreed to indemnify lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the Starbucks Center property.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$60,000,000	Property Type - Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	5.3%	Net Rentable Area (SF)(3):	536,093
Loan Purpose:	Recapitalization	Location:	Fresno, CA
Borrower:	Macerich Fresno Limited	Year Built / Renovated:	1970 / 2003
	Partnership	Occupancy:	88.2%
Sponsor:	The Macerich Partnership, L.P.	Occupancy Date:	6/30/2016
Interest Rate:	3.58700%	Number of Tenants:	112
Note Date:	10/6/2016	2013 NOI:	$25,136,449
Maturity Date:	11/1/2026	2014 NOI:	$26,351,309
Interest-only Period:	120 months	2015 NOI:	$28,175,002
Original Term:	120 months	TTM NOI (as of 6/2016):	$28,060,898
Original Amortization:	None	UW Economic Occupancy:	89.5%
Amortization Type:	Interest Only	UW Revenues(4):	$32,392,463
Call Protection(5):	L(24),DeforGrtr1%orYM(92),O(4)	UW Expenses:	$6,099,950
Lockbox:	CMA	UW NOI:	$26,292,513
Additional Debt:	Yes	UW NCF:	$25,299,223
Additional Debt Balance:	$265,000,000	Appraised Value / Per SF:	$565,000,000 / $1,054
Additional Debt Type:	Pari Passu	Appraisal Date:	8/24/2016

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$606
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$606
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.5%
Replacement Reserves	$0	Springing	$184,080	Maturity Date LTV:	57.5%
TI/LC:	$0	Springing	$1,112,820	UW NCF DSCR:	2.14x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$325,000,000	100.0%	Return of Equity(7)	$322,225,802	99.1%
			Closing Costs	2,774,198	0.9
Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%

(1)	The Fresno Fashion Fair Mall Whole Loan was co-originated by JPMCB and Societe Generale.

(2)	The Fresno Fashion Fair Mall loan is part of a whole loan evidenced by seven pari passu notes with an aggregate original principal balance of $325.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $325.0 million Fresno Fashion Fair Mall Whole Loan.

(3)	Net Rentable Area (SF) is not inclusive of square footage associated with the Macy’s Women & Home, Macy’s Men’s & Children’s and Forever 21. The Macy’s Women & Home land and improvements are tenant owned with no attributable base rent, while the Forever 21 land and improvements are owned by an affiliate of the loan sponsor and not held as collateral for the Fresno Fashion Fair Mall Whole Loan. Please see “Redevelopment, Master Lease and Partial Releases” below for additional details with respect to the Macy’s Men’s & Children’s ground leased space. Reimbursements for common area maintenance and real estate taxes associated with the Macy’s Women & Home and Macy’s Men’s & Children’s parcels are included in UW NOI. Additionally, Net Rentable Area (SF) is not inclusive of square footage associated with the BJ’s Restaurant, Chick-fil-A and Fleming’s, for which the respective tenants own their improvements but not the related land, which are ground leased from the borrower.

(4)	UW Revenues includes $671,491 in underwritten rent associated with in-line temporary tenants and $1,380,630 in underwritten rent associated with temporary kiosks and carts. UW Revenues also includes base rent attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases in the amount of approximately $343,850 per year.

(5)	Defeasance of the full $325.0 million Fresno Fashion Fair Mall Whole Loan is permitted after the earlier to occur of (i) October 6, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). After expiration of the REMIC Prohibition Period, the borrower is also permitted to prepay the Fresno Fashion Fair Mall Whole Loan in whole, but not in part, with a yield maintenance premium.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Fresno Fashion Fair Mall was previously unencumbered.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

The Loan. The Fresno Fashion Fair Mall loan is secured by the borrower’s fee interest in 536,093 square feet of an approximately 957,944 square foot super regional mall located in Fresno, California. The whole loan was co-originated by JPMCB and Societe Generale, has an outstanding principal balance as of the Cut-off Date of $325.0 million (the “Fresno Fashion Fair Mall Whole Loan”) and is comprised of seven pari passu notes, each as described below. Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $60.0 million, is being contributed to the JPMDB 2016-C4 Trust and is the controlling note under the related co-lender agreement, the rights of which will be exercised by the trustee under this securitization (or, prior to the occurrence ad continuance of a Control Termination Event, by the Directing Certificateholder). However, the holders of the remaining notes will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Fresno Fashion Fair Mall Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$60,000,000	$60,000,000	JPMDB 2016-C4	Yes
A-1-B	$80,000,000	$80,000,000	JPMCB	No
A-1-C	$69,000,000	$69,000,000	JPMCB	No
A-2-A	$40,000,000	$40,000,000	CFCRE 2016-C6	No
A-2-B	$36,000,000	$36,000,000	Societe Generale	No
A-2-C	$35,000,000	$35,000,000	Societe Generale	No
A-2-D	$5,000,000	$5,000,000	Societe Generale	No
Total	$325,000,000	$325,000,000

The Borrower. The borrowing entity for the Fresno Fashion Fair Mall Whole Loan is Macerich Fresno Limited Partnership, a California limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the Fresno Fashion Fair Mall Whole Loan is The Macerich Partnership, L.P., an affiliate of the Macerich Company (NYSE: MAC) (“Macerich”). Macerich is a self-administered and self managed real estate investment trust involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States. As of December 31, 2015, Macerich owned approximately 55 million square feet of real estate consisting primarily of interests in 58 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive and densely populated markets, with a significant presence in California, Arizona, Chicago and the greater New York metro area. As of October 7, 2016, Macrerich had a total market capitalization of approximately $10.9 billion and an enterprise value of approximately $16.1 billion. Macerich reported full-year 2015 revenues of approximately $1.3 billion with net income of approximately $488 million.

The loan sponsor acquired the property in 1996 for approximately $87.9 million ($164 per square foot). Since acquisition, the loan sponsor has indicated that it has invested approximately $51.9 million ($97 per square foot) in improvements to the property for a total cost basis in the property of $139.8 million ($261 per square foot). Additionally, the loan sponsor intends to invest approximately $2.5 million over the next two years in routine upgrades and maintenance.

The Property. Fresno Fashion Fair Mall is an approximately 1.0 million square foot, super regional mall located in Fresno, California. Approximately 536,093 square feet of the Fresno Fashion Fair Mall serve as collateral for the Fresno Fashion Fair Mall Whole Loan. Fresno Fashion Fair Mall was originally developed in 1970 and was most recently renovated in 2003. The property is located on a 69.0 acre parcel and features four anchor spaces, six outparcel lots and approximately 355,296 square feet of in-line retail space. Since acquiring the property, the loan sponsor has undertaken two large scale re-development projects at the property. In 2003 the loan sponsor began an extensive interior remodeling at an estimated cost of approximately $11.7 million, aimed at repositioning and remerchandising the mall’s product offering. In addition, in 2006, the loan sponsor completed an approximately 88,000 square foot expansion comprised of an outdoor village at an estimated cost of approximately $20.5 million. The 2006 expansion has attracted well known national brands such as Anthropologie (10,928 square feet), Michael Kors (2,225 square feet), Sephora (5,158 square feet), Cheesecake Factory (10,200 square feet) and GUESS (5,226 square feet), while yielding $3.6 million in incremental net operating income, representing a 17.1% return on invested capital. The property contains 5,930 surface parking spaces for an overall parking ratio of 6.19 per 1,000 square feet.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

The mall is anchored by JCPenney, Macy’s Women & Home, Forever 21 and Macy’s Men’s & Children’s. JCPenney leases 153,769 square feet (28.7% of collateral net rentable area) through November 2017 and is the primary collateral anchor tenant. For the trailing 12-month period ending August 2016, JCPenney totaled $36.0 million in annual sales ($234 per square foot) and has vastly outperformed the national average for equivalent JCPenney stores. JCPenney is an original tenant at the property and is not obligated to pay rent under its lease, but is responsible for its proportionate share of tax and common area maintenance reimbursements. JCPenney, along with the non-owned anchors, provide the property with consistent foot traffic and a strong customer base. Macy’s Women & Home owns its underlying land and improvements and is not collateral for the Fresno Fashion Fair Mall Whole Loan. The Forever 21 anchor parcel was conveyed to an affiliate of the loan sponsor prior to origination and does not serve as collateral for the Fresno Fashion Fair Mall Whole Loan; however, the tenant is responsible for its proportionate share of CAM and tax reimbursements.

Non-Owned Anchors
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Macy’s Women & Home(3)	Baa2 / BBB / BBB	176,410	$45,500,000	$258
Forever 21(3)	NA / NA / NA	148,614	$10,921,726	$73
Macy’s Men’s & Children’s(4)	Baa2 / BBB / BBB	76,650	$19,500,000	$254
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(2)	Macy’s Women & Home and Macy’s Men’s & Children’s are based on the loan sponsor’s estimate, while Forever 21 is based on actual reported sales, each as of August 31, 2016.

(3)	The Macy’s Women & Home and Forever 21 anchor parcels are not part of the collateral for the Fresno Fashion Fair Mall Whole Loan. Macy’s Women & Home land and improvements are tenant owned, while the Forever 21 land and improvement are owned by an affiliate of the loan sponsor and not held as collateral for the loan.

(4)	Please see “Redevelopment, Master Lease and Partial Releases” below for additional detail with respect to the Macy’s Men’s & Children’s ground leased space.

As of June 30, 2016, the property was 88.2% leased by 112 tenants (92.2% including temporary tenants). The overall mall, inclusive of non-owned anchor tenants, is 93.3% occupied (95.6% including temporary tenants). The property’s tenant offering is broad with a range of higher-end and mass market tenants represented. The largest non-anchor collateral tenant, Victoria’s Secret, leases 14,530 square feet (2.7% of the collateral net rentable area) through January 2027. Victoria’s Secret contributes 3.5% of the total underwritten base rent and reported sales of $683 per square foot for the trailing 12-months ending August 31, 2016. The second largest non-anchor collateral tenant, Love Culture, leases 14,135 square feet (2.6% of the collateral net rentable area) through October 2020. Love Culture contributes 3.2% of the total underwritten base rent and reported sales of $122 per square foot for the trailing 12-months ending August 31, 2016. Outside of the four anchor tenants, no individual tenant occupies more than 2.7% of collateral net rentable area or accounts for more than 3.5% in underwritten base rent. In addition to its anchors, the property’s in-line tenants largely consist of national retailers such as Apple, Abercrombie & Fitch, American Eagles Outfitters, Foot Locker and Aéropostale.

The property has been a highly productive retail center generating more than $314.0 million in overall gross sales for the trailing 12-months ending August 31, 2016, with comparable in-line sales of approximately $694 per square foot and occupancy costs of 17.0%. The property has demonstrated consistent performance with overall mall occupancy having averaged 95.8% since 2007, while net operating income has demonstrated steady year-over-over gains every year dating back to 2010. More recently, the property has experienced continued leasing momentum, with 31 new and renewal leases over the preceding 22-month period accounting for 81,688 square feet and approximately $5.1 million in underwritten base rent.

Historical and Current Occupancy(1)(2)
2013	2014	2015	Current(3)
96.8%	98.4%	98.1%	88.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Occupancy includes all signed leases and specialty leasing greater than 6-months for both mall and freestanding tenants, excluding non-collateral anchor tenants.

(3)	Current Occupancy is as of June 30, 2016.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

Historical In-line Sales and Occupancy Costs(1)(2)
	2013	2014	2015	TTM(3)
In-line Sales PSF(4)	$621	$603	$642	$694
Occupancy Costs(5)	12.7%	13.4%	13.0%	12.5%
(1)	Historical In-line Sales and Occupancy Costs are based on actual reported sales or estimates, in each case provided by the sponsor.

(2)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales and were provided by the sponsor.

(3)	TTM In-line Sales and Occupancy Costs are as of August 31, 2016.

(4)	In-line Sales PSF excluding Apple are $535, $524, $556 and $597 for 2013, 2014, 2015 and TTM, respectively.

(5)	Occupancy Costs excluding Apple are 14.9%, 15.4%, 15.0% and 12.4% for 2013, 2014, 2015 and TTM, respectively.

Fresno Fashion Fair Mall benefits from its strategic location approximately 5.5 miles north of downtown Fresno, California. The property is located approximately 5.8 miles east of Highway 99, the major regional highway through the Central Valley of California and is conveniently situated between Highway 41 and Highway 168. Per the appraisal, the daily traffic count for Highway 41 and Highway 99 is approximately 126,000 and 129,000, respectively. Additionally, the property is located just over 1.0 mile west of California State University, which had a total student population of 24,403 as of the 2016 fall semester. According to the appraisal, the property benefits from regional and local accessibility, serving a 25-mile trade area covering nearly 1.0 million residents and spanning over 300,000 households. As of year end 2015, the Fresno metropolitan statistical area is home to approximately 975,499 people with an estimated population within a 5-, 7- and 25-mile radius of the property of approximately 400,022, 623,569 and 989,691 people, respectively. Additionally, estimated household income within a 5-, 7- and 25-mile radius of the property is approximately $63,126, $66,212 and $66,870, respectively, with projected annual compound growth of 3.0% through 2020.

As of the second quarter of 2016 the Fresno retail market consisted of 64.2 million square feet with an overall vacancy rate of 7.5% and average asking rents of $12.43 per square foot. According to the appraisal, the property’s primary and secondary competition consists of nine properties as demonstrated in the table below. The competitive properties in the primary trade area maintained a vacancy rate of approximately 9.0% and average sales ranging from $250 to $400 per square foot. The appraisal does not identify any new or proposed directly competitive properties in the area.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Proximity (Miles)	Estimated Occupancy	Sales PSF	Anchor Tenants
Fresno Fashion Fair Mall(2)	1970 / 2003	957,944	NAP	93.3%	$597	Macy’s Men’s and Children’s, Forever 21, JCPenney
Primary Competition
Fig Garden Village	1956 / 2007	301,101	1.7	94.0%	$400	Whole Foods, CVS
The Shops at River Park	1997 / NAP	677,252	3.5	93.0%	$325	Macy’s, Edward’s Cinema, REI, Cost Plus
Marketplace At River Park	1996 / NAP	505,925	3.3	98.0%	$325	JCPenney, Target, Best Buy, Buy Buy Baby, Marshalls, Old Navy
Villagio Shopping Center	2002 / 2006	203,268	4.0	100.0%	NAV	Nordstrom Rack, Barnes & Noble, HomeGoods
Sierra Vista Mall	1988 / 2007	697,980	4.4	80.0%	$250	Sears, Kohl’s, Target, Sierra Vista Cinema
Secondary Competition
Burlington Plaza(3)	1978 / NAP	395,059	1.4	75.0%	NAV	Target, Smart & Final
Winepress S.C. (3)	1987 / NAP	310,650	4.0	79.0%	NAV	Target, Steinmart, Anna’s Linens, Big 5
Clovis Crossing	2000 / 2005	446,643	5.8	98.0%	NAV	Walmart, Dick’s Sporting Goods, HomeGoods, Anna’s Linens
Marketplace at El Paseo	2014 / NA	365,147	9.5	95.0%	NAV	Target, Ross, Old Navy, Marshalls, Burlington Coat Factory, Anna’s Linens, Petco
(1)	Based on the appraisal.

(2)	Total GLA for Fresno Fashion Fair Mall includes non-collateral space and Estimated Occupancy represents actual occupancy as of June 30, 2016, excluding temporary tenants. Sales PSF for the Fresno Fashion Fair Mall represents comparable in-line sales excluding Apple as of August 31, 2016.

(3)	Burlington Plaza and Winepress S.C. each have a vacant anchor tenant space.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

Collateral Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Lease Expiration Date	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Occupancy Cost(3)
JCPenney(4)	B1 / B / B+	153,769	28.7%	11/30/2017	$0.00	0.0%	$234	0.7%
Victoria’s Secret	Ba1 / BB+ / BB+	14,530	2.7%	1/31/2027	$47.05	3.5%	$683	9.1%
Love Culture	NA / NA / NA	14,135	2.6%	10/31/2020	$44.22	3.2%	$122	36.1%
Bank of the West	Aa3 / A- / A	14,114	2.6%	12/31/2018	$41.81	3.0%	NAV	NAV
Anthropologie	NA / NA / NA	10,928	2.0%	10/1/2017	$31.78	1.8%	$214	22.5%
Cheesecake Factory	NA / NA / NA	10,200	1.9%	1/31/2026	$40.00	2.1%	$939	5.9%
Charming Charlie	NA / NA / NA	9,563	1.8%	1/31/2022	$28.15	1.4%	$133	20.6%
New York & Company	NA / NA / NA	9,268	1.7%	1/31/2017	$36.57	1.7%	$241	27.2%
Express	NA / NA / NA	8,500	1.6%	1/31/2026	$35.33	1.6%	$466	13.4%
Abercrombie & Fitch	NA / NA / NA	7,782	1.5%	1/31/2021	$38.74	1.6%	$256	25.1%
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales PSF and Occupancy Cost are based on actual reported sales or estimates, in each case provided by the sponsor as of August 31, 2016.

(4)	As the primary collateral anchor, there is currently no underwritten base rent attributable to JCPenney. Under their current lease, JCPenney is responsible only for its proportionate share of CAM and tax reimbursements.

(5)	JCPenney will be released from its obligations under the lease in the event the borrower rejects its offer to purchase its leased premises. See “Purchase Option” below for additional details.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	63,336	11.8%	NAP	NAP	63,336	11.8%	NAP	NAP
2016 & MTM	5	11,593	2.2%	879,789	4.5%	74,929	14.0%	$879,789	4.5%
2017	20	217,583	40.6%	3,169,548	16.4%	292,512	54.6%	$4,049,337	20.9%
2018	11	36,850	6.9%	2,198,365	11.3%	329,362	61.4%	$6,247,703	32.3%
2019	12	23,461	4.4%	1,648,486	8.5%	352,823	65.8%	$7,896,188	40.8%
2020	14	38,821	7.2%	2,387,052	12.3%	391,644	73.1%	$10,283,240	53.1%
2021	9	18,358	3.4%	1,243,419	6.4%	410,002	76.5%	$11,526,660	59.5%
2022	3	19,614	3.7%	704,404	3.6%	429,616	80.1%	$12,231,063	63.1%
2023	10	25,011	4.7%	1,586,161	8.2%	454,627	84.8%	$13,817,224	71.3%
2024	12	21,857	4.1%	2,235,116	11.5%	476,484	88.9%	$16,052,340	82.9%
2025	6	11,945	2.2%	827,844	4.3%	488,429	91.1%	$16,880,184	87.1%
2026	7	31,302	5.8%	1,598,803	8.3%	519,731	96.9%	$18,478,988	95.4%
2027 & Beyond(3)	3	16,362	3.1%	893,295	4.6%	536,093	100.0%	$19,372,283	100.0%
Total	112	536,093	100.0%	$19,372,28	100.0%

(1)	Based on the underwritten rent roll.

(2)	Lease Rollover Schedule is not inclusive of the square footage associated with the Macy’s Women & Home, Macy’s Men’s & Children’s and Forever 21 boxes. The Macy’s Women & Home land and improvements are tenant owned with no attributable base rent, while the Forever 21 land and improvements are Macerich owned and not collateral for the Fresno Fair Fashion Mall Whole Loan. While currently held as collateral for the loan, the Macy’s Men’s & Children’s anchor parcel is subject to free release by the borrower with no accompanying payment of a release price or prepayment of the Fresno Fashion Fair Mall Whole Loan.

(3)	2027 & Beyond Net Rentable Area Expiring represents owned collateral only and is not inclusive of the square footage associated with the BJ’s Restaurant, Chick-fil-A and Fleming’s boxes, for which the respective tenants owns their improvements but not the related land, which are ground leased from the borrower. Underwritten base rent attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases is approximately $343,850 per year and is included in 2027 & Beyond Base Rent Expiring.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$18,767,733	$20,007,601	$20,310,953	$19,947,818	$19,372,283	$36.14	59.9%
Vacant Income	0	0	0	0	3,363,389	6.27	10.4%
Gross Potential Rent	$18,767,733	$20,007,601	$20,310,953	$19,947,818	$22,735,672	$42.41	70.3%
CAM	8,043,147	8,289,431	8,666,014	8,475,155	7,533,990	14.05	23.3%
Real Estate	1,646,215	1,693,458	1,809,238	1,937,699	1,704,975	3.18	5.3%
Percentage Rent	455,674	281,211	295,450	420,797	249,478	0.47	0.8%
Other Rental Storage	33,956	30,976	50,479	98,346	98,483	0.18	0.3%
Net Rental Income	$28,946,725	$30,302,678	$31,132,134	$30,879,815	$32,322,598	$60.29	100.0%
(Vacancy/Credit Loss)	(205,366)	(244,149)	(454,317)	(475,769)	(3,363,389)	(6.27)	(10.4)%
Other Income(5)	2,846,161	2,735,663	3,150,590	3,385,584	3,433,254	6.40	10.6%
Effective Gross Income	$31,587,519	$32,794,192	$33,828,408	$33,789,630	$32,392,463	$60.42	100.2%

Total Expenses	$6,451,070	$6,442,883	$5,653,406	$5,728,731	$6,099,950	$11.38	18.8%

Net Operating Income	$25,136,449	$26,351,309	$28,175,002	$28,060,898	$26,292,513	$49.04	81.2%

Total TI/LC, Capex/RR	0	0	0	0	993,289	1.85	3.1%

Net Cash Flow	$25,136,449	$26,351,309	$28,175,002	$28,060,898	$25,299,223	$47.19	78.1%
(1)	TTM represents the trailing 12-month period ending on June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is inclusive of $456,449 in contractual rent steps underwritten though August 2017.

(4)	Non-collateral anchor tenants, Macy’s Women & Home, Forever 21 and Macy’s Men’s & Children’s, have not been included in Rents in Place. Underwritten Rents in Place is inclusive of approximately $343,850 attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases.

(5)	Other Income includes tenant marketing expense reimbursements and other rents, including $671,491 in underwritten base rent associated with in-line temporary tenants and $1,377,773 in underwritten base rent associated with temporary kiosks and carts.

Property Management. The property is managed by Macerich Property Management Company, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) no Trigger Period (as defined below) has occurred and is continuing and (ii) the borrower delivers evidence reasonably satisfactory to the lender that all taxes have been timely paid.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no Trigger Period has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents and that all premiums have been timely paid.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve account is waived so long as no Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to deposit $7,670 per month (approximately $0.17 per square foot annually) for replacement reserves. The reserve is subject to a cap of $184,080 (approximately $0.34 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to deposit approximately $46,368 per month (approximately $1.04 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $1,112,820 (approximately $2.08 per square foot). The borrower is also required to deposit any lease termination payments (regardless of the existence of a Trigger Period) into the TI/LC reserve.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Fresno Fashion Fair Mall

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters are required to be sent to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below). During the continuance of a Trigger Period, all rents will be swept weekly to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Trigger Period until the occurrence of a Trigger Period Cure (as defined below), all excess cash after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the Fresno Fashion Fair Mall Whole Loan.

A “Trigger Period” means (i) the occurrence and continuance of an event of default, or (ii) the occurrence of a DSCR Trigger Event.

A “DSCR Trigger Event” means the period commencing on the date when the debt service coverage ratio (as calculated in the loan documents) falls below 1.45x.

A “Trigger Period Cure” means (a) with respect to the Trigger Period caused solely by an event of default, the event of default has been cured (and no other event of default is continuing) (or (b) with respect to the Trigger Period caused solely by a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.50x for two consecutive calendar quarters.

Redevelopment, Master Lease and Partial Releases. The borrower is permitted to engage in certain redevelopment activities at the property, which may include the modification and/or termination of the Macy’s Women & Home or JCPenney leases and the release of surface parking adjacent to Forever 21 store and/or the Macy’s Men’s and Children’s store with the adjacent parking area, in each case without the payment of a release price or prepayment of the loan. In the event of any decrease in underwritten net operating income (as defined in the Fresno Fashion Fair Mall Whole Loan documents) as a result of the redevelopment activities, the borrower is required to enter into a master lease with the guarantor for all vacant space at the property. The rent under any such master lease is required to be in the amount of any decrease in underwritten net operating income. The loan documents provide that rent will be reduced if and to the extent underwritten net operating income with respect to the property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s Men’s & Children’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the property is restored to the greater of (i) pre-development levels and (ii) $27,000,000, and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the Macy’s lease and/or JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten NOI is restored to the greater of (i) pre-modification levels and (ii) $27,000,000. No base rent has been underwritten in connection with the Macy’s Women & Home, JCPenney, Macy’s Men’s & Children’s and Forever 21 spaces. Please see “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”, “—Redevelopment, Renovation and Expansion” and “—Certain Terms of the Mortgage Loans —Partial Releases” in the Prospectus for additional information.

Purchase Option. JCPenney has the right to purchase its parcel under the related lease. The borrower may nullify this purchase option, but the lease provides that a rejection of the offer to purchase will result in JCPenney being released from its obligations under the lease. The loan documents require that the borrower reject any offer to purchase the leased parcel.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Windsor Square

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Windsor Square

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Windsor Square

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Windsor Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$60,000,000	Title:	Fee
Cut-off Date Principal Balance:	$60,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	5.3%	Net Rentable Area (SF)(1):	661,156
Loan Purpose:	Refinance	Location:	Matthews, NC
Borrower:	SC Windsor Square, LLC	Year Built / Renovated:	1986 / 2014
Sponsor:	SCH Corp.	Occupancy:	93.6%
Interest Rate:	3.76700%	Occupancy Date:	8/31/2016
Note Date:	9/30/2016	Number of Tenants:	35
Maturity Date:	10/1/2026	2013 NOI:	$4,675,528
Interest-only Period:	36 months	2014 NOI:	$4,783,298
Original Term:	120 months	2015 NOI:	$4,848,816
Original Amortization:	360 months	TTM NOI (as of 7/2016):	$5,145,304
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$7,183,448
Lockbox:	Hard	UW Expenses:	$1,726,445
Additional Debt:	N/A	UW NOI:	$5,457,003
Additional Debt Balance:	N/A	UW NCF:	$4,903,754
Additional Debt Type:	N/A	Appraised Value / Per SF:	$83,700,000 / $127
		Appraisal Date:	8/22/2016

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$296,096	$24,000	N/A	Maturity Date Loan / SF:	$78
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.7%
Replacement Reserves:	$6,570	$6,570	$236,520	Maturity Date LTV:	61.7%
TI/LC:	$37,083	$37,083	$1,335,000	UW NCF DSCR:	1.47x
Other:	$337,712	$0	$0	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$60,000,000	100.0%	Payoff Existing Debt	$45,566,284	75.9%
			Return of Equity	13,077,203	21.8
			Closing Costs	679,052	1.1
			Upfront Reserves	677,460	1.1
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%
(1)	Net Rentable Area (SF) is inclusive of square footage associated with three ground leased anchor parcels. The ground leased parcels are occupied by Sam’s Club (135,787 square feet), Kohl’s (92,898 square feet) and JCPenney (90,750 square feet), each of which owns their improvements but not the related land and, collectively, account for $1,512,299 in underwritten rent related to ground lease payments through October 2027, January 2022 and September 2027, respectively.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Windsor Square loan has an outstanding principal balance as of the Cut-off Date of $60.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 661,156 square foot anchored retail shopping center located in Matthews, North Carolina. The loan has a 10-year term and, subsequent to a three-year interest only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the GSMS 2006-GG8 transaction.

The Borrower. The borrowing entity for the loan is SC Windsor Square, LLC, a Delaware limited liability company and special purpose entity.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Windsor Square

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is SCH Corp., an affiliate of the Sterling Organization. The Sterling Organization currently owns and manages a portfolio comprised of approximately 8.5 million square feet, valued in excess of $1.5 billion, through a series of private equity funds. The company has offices in major markets throughout the United States and over 85 seasoned real estate professionals. Among other strategies, the Sterling Organization targets value-add retail real estate properties in infill locations in major markets across the United States.

The loan sponsor purchased the property in 2003 for approximately $38.8 million (approximately $59 per square foot). Since acquisition, the loan sponsor has indicated that it invested approximately $18.0 million (approximately $27 per square foot) for a total cost basis in the property of approximately $56.7 million (approximately $86 per square foot).

The Property. Windsor Square is a 661,156 square foot anchored retail shopping center located in Matthews, North Carolina. The property was originally developed in 1986 and most recently renovated in 2014. The property is comprised of four multi-tenant buildings and two single tenant buildings and is located on an approximately 63.7 acre site. The property contains 3,342 parking spaces with an overall parking ratio of approximately 5.1 spaces per 1,000 square feet of net rentable area. The loan sponsor has invested substantial capital in maintaining and further improving the property, most recently completing a capital project in 2014. The renovation included cosmetic, mechanical and common area upgrades, as well as improvements to the build-out of vacant spaces and improvements to exterior signage to attract higher quality tenants.

As of August 31, 2016, the property was 93.6% occupied by 35 tenants. Anchor tenants at the property include Sam’s Wholesale Club (“Sam’s Club”), Kohl’s Department Stores, Inc. (“Kohl’s”) and JCPenney, each of which owns their respective improvements but not the related land, which is occupied pursuant to a ground lease. Annual ground rent attributable to the Sam’s Club, Kohl’s and JCPenney parcels, payable through October 2027, January 2022 and September 2027, respectively, has been underwritten at $606,425, $542,874 and $363,000, respectively. The property benefits both from institutional quality anchor tenants, as well as a diverse tenant roster, with no individual tenant accounting for greater than 5.5% of net rentable area or 7.5% of underwritten base rent outside of the primary anchors. The largest tenant, Sam’s Club, ground leases 20.5% of net rentable area through October 2027 and has occupied its space since November 1987. The Sam’s Club lease does not require ongoing sales reporting; however, their recent August 2016 lease renewal and longstanding occupancy demonstrate a commitment to the property. The Sam’s Club lease contains 10 remaining five-year extension options. Underwritten base rent associated with Sam’s Club is attributable to ground rent and accounts for 10.4% of underwritten base rent at the property. The second largest tenant, Kohl’s, ground leases 14.1% of net rentable area through January 2022 and has occupied its space since May 1996. For the trailing 12 months ending January 31, 2016, Kohl’s reported approximately $15.8 million in total sales (approximately $170 per square foot) resulting in an occupancy cost of 4.5%. Kohl’s most recently renewed their lease in October 2015, which contains five remaining five-year extension options. Underwritten base rent associated with Kohl’s is attributable to ground rent and accounts for 9.3% of underwritten base at the property. The third largest tenant, JCPenney, ground leases 13.7% of net rentable area through September 2027 and has occupied its space since November 2011. For the 2015 fiscal year ending September 30, 2015, JCPenney reported total sales of approximately $8.3 million (approximately $91 per square foot) resulting in an occupancy cost 6.3%. The JCPenney ground lease contains one, 10-year renewal option and nine, five-year renewal options. Underwritten base rent associated with JCPenney is attributable to ground rent and accounts for 6.2% of underwritten base rent at the property. The property has also demonstrated recent leasing momentum, as evidenced by 12 new and renewal leases signed since January 2016, representing 332,411 square feet (50.3% of net rentable area). This is in addition to strong tenant retention with 52.3% of net rentable having been in occupancy for over 10 years and 41.4% having been in occupancy for over 20 years. According to the sponsor, non-anchor comparable sales for reporting tenants have demonstrated year-over-year increases every year dating back to 2013 with both nationally branded and local tenants showing considerable growth.

Windsor Square is located in the East Charlotte submarket in Matthews, North Carolina, approximately eight miles southeast of the Charlotte central business district. According to the appraisal, between 2000 and 2013 Charlotte was the second fasted growing market by population in the United States with over 52% growth projected in 2020 as compared to 2000. The property is located along the Independence Boulevard corridor, a highly developed four-lane roadway connecting Charlotte’s central business district to suburban communities located southeast of the city, and is in close proximity to Interstate 485 and Highway 51, each a roadway bearing considerable daily traffic. Interstate 485 serves as a primary beltway around the greater Charlotte area and provides convenient access to the property. According to the appraisal, the property’s 2015 estimated population within a one-, five-, and ten-mile radius is 5,947, 171,421, and 606,548 people, respectively, with average household income of $67,549, $86,833, and $93,104, respectively. The appraisal notes a primary trade area within a five-mile radius of the property and a secondary trade area within a ten-mile radius, with an income distribution skewed towards upper income brackets in both categories. As of second quarter 2016, the East Charlotte retail submarket contained approximately 4.6 million square feet of retail space with an average vacancy rate of 9.4% and average asking rents of $14.79 per square foot. The appraisal notes an upward trend in the market that is anticipated to continue through 2020. The appraisal identified five directly competitive retail properties built between 1987 and 2004 and ranging in size from 95,410 square feet to 551,314 square feet. The comparable retail properties reported occupancies ranging from 60.0% to 99.0% with a weighted average occupancy of 93.0%. Asking rents for the comparable properties range from $12.00 to $30.00 per square foot. The appraisal concluded that market rents were in-line with the rents in-place at the property.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Windsor Square

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
88.2%	90.8%	96.3%	93.6%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.

(2)	Current Occupancy is as of August 31, 2016 and excludes temporary tenants.

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Sam’s Club(4)	Aa2 / AA / AA	135,787	20.5%	$4.47	10.4%	NAV	NAV	10/31/2027
Kohl’s(4)	Baa2 / BBB / BBB	92,898	14.1%	$5.84	9.3%	$170	4.5%	1/28/2022
JCPenney(4)	NA / B / NA	90,750	13.7%	$4.00	6.2%	$91	6.3%	9/30/2027
Life Time Fitness	NA / NA / NA	36,594	5.5%	$12.00	7.5%	NAV	NAV	12/31/2021
Ross Dress for Less(5)	A3 / A- / NA	30,109	4.6%	$13.50	7.0%	NAV	NAV	1/31/2021
hhgregg(5)	NA / NA / NA	22,934	3.5%	$12.00	4.7%	$398	3.6%	10/31/2025
DSW(5)	NA / NA / NA	20,312	3.1%	$16.00	5.6%	$112	17.4%	1/31/2024
AC Moore(5)	NA / NA / NA	20,009	3.0%	$12.00	4.1%	NAV	NAV	7/31/2026
PetSmart(5)	B3 / B+ / NA	19,150	2.9%	$13.00	4.3%	NAV	NAV	1/31/2024
Office Depot	B1 / B- / NA	17,888	2.7%	$15.93	4.9%	NAV	NAV	1/31/2022
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent sales for the trailing 12-month period ending January 2016 for Kohl’s, September 2015 for JCPenney, December 2015 for hhgregg and April 2016 for DSW. The remaining tenants are not required to report sales pursuant to their in-place leases.

(4)	Sam’s Club, Kohl’s and JCPenney operate under a ground lease and own their own improvements.

(5)	Certain tenants, including Ross Dress for Less, hhgregg, DSW, AC Moore and PetSmart, have the right to reduce their rent and/or terminate their lease if occupancy level decrease below certain thresholds according to their individual co-tenancy clauses.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	42,439	6.4%	NAP	NAP	42,439	6.4%	NAP	NAP
2016 & MTM	0	0	0.0%	$0	0.0%	42,439	6.4%	$0	0.0%
2017	3	12,746	1.9%	229,618	3.9%	55,185	8.3%	$229,618	3.9%
2018	4	7,535	1.1%	146,882	2.5%	62,720	9.5%	$376,500	6.4%
2019	5	23,953	3.6%	394,833	6.8%	86,673	13.1%	$771,332	13.2%
2020	4	23,995	3.6%	349,312	6.0%	110,668	16.7%	$1,120,645	19.2%
2021	2	66,703	10.1%	845,600	14.5%	177,371	26.8%	$1,966,244	33.6%
2022	4	127,417	19.3%	977,286	16.7%	304,788	46.1%	$2,943,530	50.3%
2023	2	12,958	2.0%	196,914	3.4%	317,746	48.1%	$3,140,444	53.7%
2024	3	44,962	6.8%	711,442	12.2%	362,708	54.9%	$3,851,886	65.9%
2025	2	28,798	4.4%	365,208	6.2%	391,506	59.2%	$4,217,094	72.1%
2026	3	32,038	4.8%	516,258	8.8%	423,544	64.1%	$4,733,352	81.0%
2027 & Beyond	3	237,612	35.9%	1,113,400	19.0%	661,156	100.0%	$5,846,752	100.0%
Total	35	661,156	100.0%	$5,846,752	100.0%

(1)	Based on the underwritten rent roll.

(2)	Lease Rollover Schedule is inclusive of square footage associated with three ground leased anchor parcels. The ground leased parcels are occupied by Sam’s Club (135,787 square feet), Kohl’s (92,898 square feet) and JCPenney (90,750 square feet), each of which owns their improvements but not the related land. Lease Rollover Schedule reflects ground lease payments for Sam’s Club, Kohl’s and JCPenney of $606,425, $542,874 and $363,000, respectively, continuing through October 2027, January 2022 and September 2027, respectively.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Windsor Square

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,811,423	$5,140,306	$5,212,016	$5,417,498	$5,846,752	$8.84	73.2%
Vacant Income	$0	0	0	0	651,266	0.99	8.2%
Gross Potential Rent	$4,811,423	$5,140,306	$5,212,016	$5,417,498	$6,498,018	$9.83	81.4%
CAM Reimbursements	1,536,090	1,323,236	1,459,815	1,597,966	1,473,587	2.23	18.5%
Other Rental Storage	14,500	14,400	(900)	(3,200)	12,003	0.02	0.2%
Net Rental Income	$6,362,013	$6,477,942	$6,670,931	$7,012,264	$7,983,607	$12.08	100.0%
(Vacancy/Credit Loss)	(39,935)	0	(21,250)	(47,443)	(800,160)	(1.21)	(10.0)%
Other Income	18,501	57,908	(67)	1,133	0	0	0.0%
Effective Gross Income	$6,340,579	$6,535,850	$6,649,614	$6,965,954	$7,183,448	$10.86	90.0%

Total Expenses	$1,665,051	$1,752,552	$1,800,799	$1,820,649	$1,726,445	$2.61	24.0%

Net Operating Income	$4,675,528	$4,783,298	$4,848,816	$5,145,304	$5,457,003	$8.25	76.0%

Total TI/LC, Capex/RR	0	0	0	0	553,249	0.84	7.7%

Net Cash Flow	$4,675,528	$4,783,298	$4,848,816	$5,145,304	$4,903,754	$7.42	68.3%

(1)	TTM historical financials are based on the trailing 12-month period ending on July 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The Windsor Square property is managed by Sterling Retail Services, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $296,096 for real estate taxes, $197,132 for outstanding tenant improvements and leasing commissions related to three tenants, $140,580 for deferred maintenance, $37,083 for future tenant improvements and leasing commissions and $6,570 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $24,000. The requirement for the borrower to make monthly deposits to the tax escrow with respect to any tax parcel for which the taxes or assessments are paid directly by a tenant is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the taxes are actually paid by such tenants prior to the assessment of any penalty for late payment and prior to the date that such taxes are considered delinquent,

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,570 (approximately $0.12 per square foot annually) for replacement reserves. The reserve is subject to a cap of $236,520 (approximately $0.36 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $37,083 (approximately $0.67 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $1,335,000 (approximately $2.02 per square foot).

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Windsor Square

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send tenant direction letters to the tenants instructing them to deposit all rents and payment into the lockbox account. All funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event (as defined below), all excess cash flow after payments of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first property security interest in the cash management account. Notwithstanding the foregoing, provided no event of default exists, amounts deposited into the excess cash flow account due solely to the occurrence of a Tenant Trigger Event or a DSCR Trigger Event are required to be available to the borrower to fund certain tenant improvement, tenant allowance (for work performed by or on behalf of a tenant for occupancy of the applicable space), leasing commission and other costs incurred to secure replacement tenants.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or manager, to the extent the borrower fails to replace such manager with a qualified manger under a replacement management agreement within 90 days, (iii) a DSCR Trigger Event (as defined below) or a (iv) Tenant Trigger Event (as defined below).

A Cash Sweep Event may be cured by, (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, the borrower replacing the manager with a qualified manager under a replacement management agreement, (c) with respect to clause (iii) above, the achievement of a DSCR of 1.20x or greater for two consecutive quarters based on a trailing three months and (d) with respect to clause (iv) above, the occurrence of the applicable Tenant Trigger Event Cure or Cap Cure.

A “DSCR Trigger Event” means the date on which the debt service coverage ratio, as calculated in the loan documents, based on the trailing three months, is less than 1.20x.

“Cap Cure” means, with respect to a Tenant Trigger Event related to Kohl’s, Sam’s Club or JCPenney, any time that $30.00 per square foot of the space demised under the applicable tenant’s lease is held in the excess cash flow account.

A “Tenant Trigger Event” means any of the following: (a) Kohl’s (i) is subject to any bankruptcy or insolvency action, (ii) “goes dark”, vacates or abandons its premises, except in connection with an assignment or subletting permitted by the loan documents, or (iii) gives notice of its intent to vacate, except in connection with an assignment or subletting permitted by the loan documents; (b) Sam’s Club (i) “goes dark”, vacates or abandons its premises, except in connection with an assignment or subletting permitted by the loan documents, or (ii) gives notice of its intent to vacate, except in connection with an assignment or subletting permitted by the loan documents; or (c) JCPenney (i) “goes dark”, vacates or abandons its premises, except in connection with an assignment or subletting permitted by the loan documents, or (ii) gives notice of its intent to vacate, except in connection with an assignment or subletting permitted by the loan documents.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Windsor Square

A “Tenant Trigger Event Cure” means (a) with respect to (i) in the definition of Tenant Trigger Event above, either the dismissal of such bankruptcy action pursuant to a final, non-appealable order of the bankruptcy court or the debtor fully emerging from bankruptcy or Kohl’s is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without any offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (b) with respect to (a)(ii) in the definition of Tenant Trigger Event above, Kohl’s is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (c) with respect to (a)(iii) in the definition of Tenant Trigger Event above, Kohl’s has rescinded its notice of intent to vacate and is in physical occupancy of the space covered by the its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (d) with respect to (b)(i) in the definition of Tenant Trigger Event above, Sam’s Club is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (e) with respect to (b)(ii) in the definition of Tenant Trigger Event above, Sam’s Club has rescinded its notice of intent to vacate and is in physical occupancy of the space covered by the its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (f) with respect to (c)(i) in the definition of Tenant Trigger Event above, JCPenney is in physical occupancy of the space covered by its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), (g) with respect to (c)(ii) in the definition of Tenant Trigger Event above, JCPenney has rescinded its notice of intent to vacate and is in physical occupancy of the space covered by the its lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower, and (h) with respect to any Tenant Trigger Event, 85% of the space leased pursuant to the Kohl’s, Sam’s Club or JCPenney lease, as applicable, is leased to one or more replacement tenant(s) reasonably approved by the lender that are in physical occupancy of the space covered by the applicable replacement lease, open for business and paying full contractual rent (without any offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower), with the amount of such contractual rent, in the aggregate for all such replacement lease(s), equal to or greater than 85% of the contractual rent Kohl’s, Sam’s Club and/or JCPenney, as applicable, was obligated to pay prior to the applicable Tenant Trigger Event.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing in connection with a permitted transfer and assumption of the loan in accordance with the loan documents secured by the ownership interests in the transferee upon certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 75.0%, (iii) the combined debt service coverage ratio, as calculated in the loan documents, is not less than 1.45x, (iv) the combined debt yield, as calculated in the loan documents, is greater than or equal to 9.0%, (v) an acceptable intercreditor agreement has been executed and (vi) if the mezzanine loan bears interest at a floating interest rate, the mezzanine loan documents require an interest rate cap or swap from a counterparty reasonably acceptable to the lender and acceptable to the rating agencies in their sole discretion, which must provide for a fixed strike price such that the combined debt service coverage ratio is equal to or greater than 1.45x.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

PNC Center

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

PNC Center

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

PNC Center

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

PNC Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$58,260,000	Title:	Fee
Cut-off Date Principal Balance:	$58,094,309	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	636,558
Loan Purpose:	Acquisition	Location:	Indianapolis, IN
Borrower:	HPT Indianapolis 101-115 West	Year Built / Renovated:	1977 / N/A
	Washington, LLC	Occupancy(1):	93.8%
Sponsors:	William Z. Hertz, Isaac Hertz	Occupancy Date:	7/13/2016
	and Sarah Hertz	Number of Tenants:	45
Interest Rate:	3.87445%	2013 NOI:	$6,069,090
Note Date:	8/25/2016	2014 NOI:	$6,594,093
Maturity Date:	9/1/2026	2015 NOI:	$6,493,709
Interest-only Period:	None	TTM NOI (as of 6/2016):	$7,526,789
Original Term:	120 months	UW Economic Occupancy:	92.0%
Original Amortization:	360 months	UW Revenues:	$14,835,508
Amortization Type:	Balloon	UW Expenses:	$7,776,255
Call Protection:	L(26),Def(91),O(3)	UW NOI:	$7,059,253
Lockbox:	Hard	UW NCF:	$5,977,104
Additional Debt:	Yes	Appraised Value / Per SF(1):	$86,600,000 / $136
Additional Debt Balance:	$8,840,000	Appraisal Date:	7/21/2016
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$1,025,511	$176,100	N/A	Maturity Date Loan / SF:	$72
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	67.1%
Replacement Reserves:	$1,135,169	$10,610	N/A	Maturity Date LTV(1):	53.2%
TI/LC:	$1,579,570	$79,570	N/A	UW NCF DSCR:	1.82x
Other:	$675,401	$0	N/A	UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,260,000	69.1%	Purchase Price(3)	$78,517,123	93.2%
Sponsor Equity	17,163,494	20.4	Upfront Reserves	4,415,650	5.2
Mezzanine Loan	8,840,000	10.5	Closing Costs	1,330,720	1.6
Total Sources	$84,263,494	100.0%	Total Uses	$84,263,494	100.0%
(1)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is” value, which assumes that all outstanding tenant improvements, leasing commissions, free rent and capital expenditures have been paid or escrowed at origination. At origination, the borrower reserved all outstanding obligations. The “as-is” value as of July 21, 2016 is $83.7 million, which results in a Cut-off Date LTV and Maturity Date LTV of 69.4% and 55.0%, respectively.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	Purchase Price is net of $3,482,877 in seller pro-rations for, among other items, tenant inducements, prepaid rent and taxes, deducted from a gross total purchase price of $82.0 million.

The Loan. The PNC Center loan is secured by a first mortgage lien on the borrower’s fee interest in a 636,558 square foot, Class A office building, located in Indianapolis, Indiana. The PNC Center loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the PNC Center loan is HPT Indianapolis 101-115 West Washington, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals. Since its founding in 1977 by Judah Hertz, the company has grown to own and manage approximately 19.9 million square feet of commercial real estate with an aggregate portfolio market value of approximately $2.4 billion.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

PNC Center

The Property. The PNC Center property consists of two 16-story Class A office towers comprising, 636,558 square feet. The property was constructed in 1977 and is located in the central business district of Indianapolis, Indiana. The two towers are connected by an atrium to the Hyatt Hotel and a skywalk to the 825,000 square foot Circle Center Mall. The property is located two blocks from Monument Circle and within 1.0 mile of many demand generators, including the Indiana Convention Center, which contains over 1.2 million square feet of convention and meeting space, Lucas Oil Stadium, home to the NFL’s Indianapolis Colts, Bankers Life Fieldhouse, home to the NBA’s Indiana Pacers and numerous local and national restaurants. The property also features a total of 305 parking spaces in an underground parking garage (approximately 0.48 spaces per 1,000 square feet).

As of July 13, 2016, the property was 93.8% leased by 53 tenants with 58.0% of net rentable area occupied by investment grade tenants. The largest tenant, PNC Bank, National Association (“PNC”), leases 33.8% of net rentable area through September 2020. PNC (NYSE: PNC) is a diversified financial services organization providing a range of banking and asset management services to individuals, small businesses, corporations and government entities. PNC is headquartered in Pittsburgh, Pennsylvania and has approximately 2,600 branches in 19 states and the District of Columbia. PNC subleases 41,450 square feet to the Indiana Department of Education and 20,725 square feet to Finishmaster, Inc. PNC has been at the property for more than 20 years and accounts for 36.1% of underwritten base rent. The PNC lease contains two ten-year extension options. The second largest tenant, Kronos Incorporated (“Kronos”), leases 6.7% of net rentable area through June 2019. Kronos provides staffing management software to optimize an organization’s workforce and to streamline its processes. Kronos delivers workforce solutions to more than 100 countries and more than half of the Fortune 1000 companies. Kronos accounts for 7.0% of underwritten base rent and its lease contains two five-year extension options. The third largest tenant, Veolia Water North America (“Veolia”), leases 6.7% of net rentable area through July 2018. Veolia is a regional unit of Veolia Environment, a French transnational company. Veolia serves approximately 550 North American communities and provides industrial water solutions at approximately 100 industrial facilities. Veolia accounts for 7.5% of underwritten base rent and its lease contains two remaining five-year extension options. The property has experienced recent leasing momentum, with 18 new and renewal leases signed since September 2014, comprised of approximately 149,825 square feet (23.5% of net rentable area).

The property is located in the Indianapolis central business district office submarket. In addition to being in close proximity to numerous demand generators, the property is located approximately 1.0 mile from Interstate 65 and Interstate 70. These major throughways connect to Interstate 465, which encircles Indianapolis. As of the first quarter of 2016, the downtown submarket consisted of approximately 12.0 million square feet of office space with an overall vacancy rate of 17.5% and an overall Class A office vacancy of 9.9%. The estimated 2016 population within a one-, three- and five-mile radius of the property is approximately 12,581, 96,040 and 240,625, respectively, with median household income of $40,833, $27,012 and $30,072, respectively. The appraisal identified six comparable properties built between 1970 and 1988 and ranging in size from approximately 161,055 to 691,796 square feet. Average asking rents for the comparable properties range from $18.23 to $25.25 per square foot, with a weighted average of $20.10 and an average vacancy of 23.8%. The appraisal concluded an office and retail market rent of $21.50 and $24.00 per square foot, respectively, at the property.

Historical and Current Occupancy(1)
2013(2)	2014	2015	Current(3)
93.4%	88.7%	92.0%	93.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	2013 Occupancy was not provided by the loan sponsors due to timing of the acquisition.

(3)	Current Occupancy is as of July 13, 2016.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

PNC Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
PNC Bank, National Association(3)	A3 / A- / A+	215,414	33.8%	$20.97	36.1%	9/30/2020
Kronos Incorporated(4)	NA / B- / NA	42,575	6.7%	$20.50	7.0%	6/30/2019
Veolia Water North America	Baa1 / BBB / BBB	42,498	6.7%	$22.00	7.5%	7/31/2018
Indiana Gaming Commission(5)	NA / NA / NA	32,661	5.1%	$20.15	5.3%	1/31/2018
Indiana Utility Regulatory(5)	NA / NA / NA	27,031	4.2%	$20.72	4.5%	5/31/2017
Indiana Chamber of Commerce(6)	NA / NA / NA	22,269	3.5%	$19.49	3.5%	9/30/2017
PricewaterhouseCoopers LLP(7)	NA / NA / NA	21,945	3.4%	$22.00	3.9%	1/31/2025
Court of Appeals of Indiana(5)	NA / NA / NA	20,072	3.2%	$20.60	3.3%	10/31/2021
Office of Utility Consumer Counselor(5)	NA / NA / NA	16,790	2.6%	$20.97	2.8%	9/30/2017
Christopher Burke Engineering(8)	NA / NA / NA	14,530	2.3%	$20.50	2.2%	12/31/2021

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	PNC subleases 41,450 square feet to the Indiana Department of Education and 20,725 square feet to Finishmaster, Inc.

(4)	Kronos has the right to terminate its lease on December 31, 2017 with 12 months’ notice and the payment of a termination fee equal to unamortized leasing costs.

(5)	With respect to the Indiana Gaming Commission, the Indiana Utility Regulatory, the Court of Appeals of Indiana and the Office of Utility Consumer Counselor, each tenant has the right to terminate its lease with six months’ notice (or 12 months’ notice for the Court of Appeals of Indiana) if the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuation of the applicable lease or if the tenant will relocate to a building owned by the State of Indiana, with payment of a termination fee equal to unamortized leasing costs.

(6)	Rent PSF represents the weighted average underwritten base rent across the two spaces. Indiana Chamber of Commerce occupies 21,169 square feet of office space at $22.05 per square foot and 1,100 square feet of storage space at $8.75 per square foot.

(7)	PricewaterhouseCoopers LLP has the right to terminate its lease as of July 31, 2018 with nine months’ notice and the payment of a termination fee equal to unamortized leasing costs. PricewaterhouseCoopers LLP has the right to contract its leased space as of July 31, 2018 by 3,021 square feet with the payment of a contraction fee equal to $127,698.

(8)	Christopher Burke Engineering has the right to terminate its lease if it or an affiliate purchases or constructs a building in the City of Indianapolis containing at least 9,000 square feet for occupancy by the tenant on August 31, 2017 or February 28, 2020, in each case with nine months’ notice and the payment of a termination fee equal to unamortized leasing costs plus two months’ base rent.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	39,664	6.2%	NAP	NAP	39,664	6.2%	NAP	NAP
2016 & MTM	1	3,107	0.5%	$61,115	0.5%	42,771	6.7%	$61,115	0.5%
2017	7	84,814	13.3%	1,762,906	14.1%	127,585	20.0%	$1,824,020	14.6%
2018	7	101,943	16.0%	2,107,374	16.8%	229,528	36.1%	$3,931,394	31.4%
2019	10	82,061	12.9%	1,846,619	14.8%	311,589	48.9%	$5,778,013	46.2%
202[0]	6	234,239	36.8%	4,878,717	39.0%	545,828	85.7%	$10,656,730	85.2%
2021	7	50,597	7.9%	1,012,327	8.1%	596,425	93.7%	$11,669,057	93.2%
2022	1	2,246	0.4%	56,824	0.5%	598,671	94.0%	$11,725,881	93.7%
2023	2	7,771	1.2%	153,232	1.2%	606,442	95.3%	$11,879,113	94.9%
2024	1	3,101	0.5%	60,625	0.5%	609,543	95.8%	$11,939,738	95.4%
2025	2	27,014	4.2%	573,779	4.6%	636,557	100.0%	$12,513,516	100.0%
2026	0	0	0.0%	0	0.0%	636,557	100.0%	$12,513,516	100.0%
2027 & Beyond	1	1	0.0%	1,200	0.0%	636,558	100.0%	$12,514,716	100.0%
Total	45	636,558	100.0%	$12,514,716	100.0%

(1)	Based on the underwritten rent roll.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

PNC Center

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,574,364	$10,938,467	$11,487,473	$11,789,743	$12,514,716	$19.66	78.2%
Vacant Income	0	0	0	0	836,887	1.31	5.2
Gross Potential Rent	$10,574,364	$10,938,467	$11,487,473	$11,789,743	$13,351,603	$20.97	83.4%
Parking Income	984,224	1,152,107	1,180,086	1,302,286	1,304,989	2.05	8.2
Other Reimbursements	892,757	1,090,418	1,058,977	1,516,453	1,354,758	2.13	8.5
Net Rental Income	$12,451,345	$13,180,992	$13,726,536	$14,608,482	$16,011,350	$25.15	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,280,908)	(2.01)	(8.0)
Other Income	131,871	148,722	112,984	164,143	105,066	0.17	0.7
Effective Gross Income	$12,583,216	$13,329,714	$13,839,520	$14,772,625	$14,835,508	$23.31	92.7%

Total Expenses	$6,514,126	$6,735,621	$7,345,811	$7,245,836	$7,776,255	$12.22	52.4%

Net Operating Income	$6,069,090	$6,594,093	$6,493,709	$7,526,789	$7,059,253	$11.09	47.6%

Total TI/LC, Capex/RR	0	0	0	0	1,082,149	1.70	7.3
Net Cash Flow	$6,069,090	$6,594,093	$6,493,709	$7,526,789	$5,977,104	$9.39	40.3%

(1)	TTM represents the trailing 12-month period ending June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is subject to a management agreement with Hertz Management Group, LLC, an affiliate of the loan sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1.6 million for future tenant improvement and leasing commission obligations, approximately $1.1 million for replacement reserves, approximately $1.0 million for tax reserves and approximately $675,401 for unfunded obligations (which included approximately $558,272 for outstanding tenant improvements and leasing commissions relating to three tenants at the property and approximately $117,129 for free rent reserves related to three tenants at the property).

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $176,100.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $10,610 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $79,570 (approximately $1.50 per square foot annually) for tenant improvements and leasing commission reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants upon origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Period (as defined below), all excess cash flow after payment of the mortgage debt service, required reserves, operating expenses and mezzanine debt service will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

PNC Center

A “Cash Sweep Period” means the period after the occurrence of (i) an event of default, (ii) the date on which the debt service coverage ratio (as calculated in the loan documents) is less than 1.10x, (iii) any bankruptcy or insolvency action of the borrower or property manager or (iv) a Tenant Trigger Event (as defined below). A Cash Sweep Period may be cured by (a) with respect to clause (i) above, the acceptance by the lender of a cure of the related event of default, (b) with respect to clause (ii) above, the achievement of a debt service coverage ratio equal to or greater than 1.10x for two consecutive calendar quarters, (c) with respect to clause (iii) above only with respect to the property manager, the borrower replacing the property manager with a qualified manager under a new management agreement within 60 days after such bankruptcy action or (d) with respect to clause (iv) above, either (x) PNC Bank renews its lease in accordance with its terms, (y) PNC renews its lease except with respect to the 41,450 square feet subleased to the Indiana Department of Education (the “Indiana Space”) and the State of Indiana enters into a direct lease for the Indiana Space or (z) in the case where the cash sweep is for the rents associated with the Indiana Space only, the State of Indiana enters into a direct lease or the Indiana Space is fully leased to replacement tenant(s) in accordance with the loan documents. A Cash Sweep Period cure may occur no more than four times during the term of the loan (except with respect to a clause (b) and (d) above, for which an unlimited amount of cures are permitted).

A “Tenant Trigger Event” means (i) PNC does not provide notice to renew its lease two years prior to the expiration of its lease or (ii) PNC gives notice of its intention to renew its space other than the Indiana Space. With respect to (ii), the cash sweep will be in an amount equal to the proportionate rent allocable to the Indiana Space.

Additional Debt. The $8.84 million mezzanine loan is secured by direct equity interests in the borrower and is coterminous with the PNC Center loan. The mezzanine debt has been sold to a third party investor. The mezzanine loan has an 11.00000% coupon and will be interest-only for the term of the loan. Including the mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 77.3%, 1.40x and 10.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Nashville Technology Office Campus

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Nashville Technology Office Campus

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Nashville Technology Office Campus

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	346,294
Loan Purpose:	Refinance	Location:	Nashville, TN
Borrower:	LBA RV-Company XIII, LP	Year Built / Renovated:	2000 / 2015
Sponsor:	LBA Realty Fund V, L.P.	Occupancy:	100.0%
Interest Rate:	4.19000%	Occupancy Date:	8/14/2016
Note Date:	9/15/2016	Number of Tenants:	2
Maturity Date:	10/1/2026	2013 NOI(1):	N/A
Interest-only Period:	84 months	2014 NOI(1):	N/A
Original Term:	120 months	2015 NOI(1):	N/A
Original Amortization:	360 months	TTM NOI (as of 6/2016):	$2,570,232
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$7,160,587
Lockbox:	CMA	UW Expenses:	$2,326,723
Additional Debt:	N/A	UW NOI:	$4,833,864
Additional Debt Balance:	N/A	UW NCF:	$4,457,508
Additional Debt Type:	N/A	Appraised Value / Per SF:	$76,675,000 / $221
		Appraisal Date:	7/21/2016

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$244,794	$30,599	N/A	Cut-off Date Loan / SF:	$144
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$137
Replacement Reserves:	$0	$5,773	$346,294	Cut-off Date LTV:	65.2%
TI/LC:	$0	$25,106	N/A	Maturity Date LTV:	61.9%
Other:	$4,794,942	$0	N/A	UW NCF DSCR:	1.52x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	100.0%	Payoff Existing Debt	$30,701,055	61.4%
			Return of Equity	13,472,511	26.9
			Upfront Reserves	5,039,735	10.1
			Closing Costs	786,699	1.6
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	Prior to 2015, the Nashville Technology Office Campus property was owned by the largest tenant, Dell. As such, historical operating statements are not available.
(2)	For a description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Nashville Technology Office Campus loan has an outstanding principal balance as of the Cut-off Date of $50.0 million and is secured by a first mortgage lien on the fee interest in the 346,294 square foot office building located at 1 Dell Parkway in Nashville, Tennessee. The Nashville Technology Office Campus loan has a 10-year term and subsequent to a seven-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Nashville Technology Office Campus loan is LBA RV-Company XIII, LP, a Delaware limited partnership and special purpose entity.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Nashville Technology Office Campus

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is LBA Realty Fund V, L.P., which is controlled by LBA Realty LLC (“LBA Realty”). LBA Realty is a full service real estate investment and management company with a diverse portfolio of office and industrial properties in major markets throughout the western US including California, Colorado, Washington, Oregon, Arizona, Nevada, Texas and Utah. LBA Realty owns and operates over 13.0 million square feet of office space and over 26 million square feet of industrial space. LBA currently owns almost 200 properties totaling over 40.7 million square feet. LBA Realty Fund V, L.P. is comprised of $776 million of equity commitments.

The Property. The Nashville Technology Office Campus property is a Class A office located adjacent to the Nashville International Airport in Nashville, Tennessee. The Nashville Technology Office Campus property features large rectangular floor plates, 11-foot ceilings and a fiber-optics infrastructure that provides high-speed data connections throughout the office campus. The property also features a workout facility, outdoor seating, a basketball court and a walking trail. The Nashville Technology Office Campus property features 2,551 surface parking spaces for a parking ratio of 7.37 per 1,000 square feet.

As of August 14, 2016, Nashville Technology Office Campus is 100.0% occupied by two tenants. The largest tenant, Dell, rated BB+ by S&P, occupies 65.5% of net rentable area through July 2022. Dell is a wholly owned subsidiary of Dell Inc., a privately-held global information technology company, which guarantees the Dell lease. Dell was founded in 1984 and has since become one of the largest personal computer vendors in the world. Dell provides a broad range of information technology products and services and is currently the world’s third largest supplier of personal computers. Dell employs over 100,000 team members in more than 180 countries. Nashville is a long-term strategic location for Dell and the company plans to maintain a strong presence in the market. Dell currently employs approximately 1,500 people in the Nashville-Davidson-Murfreesboro-Franklin metro area (“Nashville MSA”) in a variety of functions including Dell’s global sales unit, commercial support and services, help desk and Dell’s federal service desk. Dell has two five-year extension options remaining with at least nine and no more than 12 months prior notice. Dell does not have any termination options.

The second largest tenant, HCA Management Services (“HCA”), rated B+/B1 by Fitch/Moody’s (NYSE: HCA), occupies 34.5% of net rentable area through October 2027. HCA Management Services is a wholly owned subsidiary of HCA Health Services of Tennessee, Inc., which guarantees the lease. Founded in Nashville in 1968, Hospital Corporations of America, HCA, is one of the largest for-profit healthcare providers in the world. With over 10,000 employees, HCA manages 168 hospitals and 113 freestanding surgery centers across 20 states and the UK. HCA’s services include patient care by streamlining operations and contracting for medical supplies as well as administrative services. HCA employs approximately 7,000 people in the Nashville market and is currently developing a corporate office campus for its Sarah Cannon and Parallon subsidiaries. At the Nashville Technology Office Campus property, HCA houses 400 employees in its IT&S group and additional back-office functions. The IT&S group supports the information technology needs of the company while simultaneously piloting new technologies for use in the healthcare industry. The IT&S group supports 15 divisions across the US and UK. HCA has two five-year extension options remaining requiring at least nine months and no more than 12 months written notice. HCA does not have any termination options.

The Nashville Technology Office Campus property is located off of Murfreesboro Pike approximately six miles southeast of the Nashville central business district. Primary access to the Nashville Technology Office Campus property is provided by Interstate 40 and Briley Parkway. Interstate 40 is an arterial that connects the Nashville Technology Office Campus property to the City of Nashville to the west and the City of Knoxville to the east while Briley Parkway provides north-south access to the area. Donaldson Pike, also situated proximate to the Nashville Technology Office Campus property, provides access to the Nashville International Airport which contains many of the area’s hotels. The Nashville Technology Office Campus property’s surrounding neighborhood is heavily influenced by the Nashville International Airport and is comprised of primarily industrial uses.

In 1999, the Nashville Technology Office Campus property was purchased and developed under a structure which confers certain real estate tax benefits on the largest tenant, Dell USA L.P. (“Dell”) and its affiliates. In September 1999, The Industrial Development Board of the Metropolitan Government of Nashville & Davidson County (“IDB”) issued revenue bonds (the “Bonds”), which were purchased by Dell Computer Holdings, L.P. (the “Dell Bondholder”). The proceeds of the Bonds were used by the IDB to purchase and develop the Nashville Technology Office Campus property as a “built-to-suit” regional facility for Dell Lessee and Dell Lessee ground leased the property from the IDB pursuant to a Lease Agreement dated September 28, 1999 (the “Ground Lease”) with an expiration on September 27, 2039. Pursuant to the Ground Lease, the Dell Lessee pays to IDB amounts sufficient to pay the principal of, the redemption premium (if any) and the interest on the Bonds as the same become due. The right to receive such payments is assigned to Dell Bondholder resulting in a complete setoff between the affiliated entities. Additionally, the repayment of amounts due under the Bonds to the Dell Bondholder are secured by a mortgage lien on the fee interest in the property (the “Junior Deed of Trust”). The foregoing structure results in the portions of the Nashville Technology Office Campus property which are leased (or subleased) to Dell Lessee or its affiliates benefiting from a tax abatement program pursuant to which real estate taxes are abated and Dell makes payments in lieu of taxes in amounts based in part on Dell’s employee count in the Nashville Technology Office Campus property.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Nashville Technology Office Campus

On July 15, 2015 (i) Dell sold its rights under the Ground Lease (which includes a reversionary right in the fee interest whereby upon the termination of the Ground Lease the borrower is required to purchase and the IDB is required to sell the fee interest for $10.00) to the borrower and (ii) Dell Bondholder sold its rights in the revenue bonds and related Junior Deed of Trust to LBA RV-Company XIV, LP (an affiliate of the borrower) (“LBA Bondholder”). The total purchase price was $52,943,000. At the time of sale, Dell Lessee leased back 226,779 square feet of the Nashville Technology Office Campus property (65.5% of total net rentable area) for a seven-year term, and the Dell Lessee retains the tax benefits originally conferred on it as part of the IDB structure described above. Subsequent to its acquisition of the Nashville Technology Office Campus property, LBA Realty successfully leased up the remaining 119,515 square feet or 34.5% of the property to HCA Management Services (“HCA”) on a triple net lease basis on a 12-year term that commenced in October 2015. Since acquiring the property, LBA Realty has spent approximately $8.9 million in capital expenditures and tenant improvements for a total cost basis of approximately $62.2 million.

The lender benefits from customary ground leasehold mortgagee protections set forth in the Ground Lease and a ground lease estoppel agreement executed by the borrower and IDB. In addition to a leasehold deed of trust issued by the borrower, (i) IDB executed a joinder to the ground leasehold deed of trust, pursuant to which IDB’s fee interest secures the Nashville Technology Office Campus loan and (ii) the LBA Bondholder pledged the revenue bonds, its rights in the Junior Deed of Trust and all its other rights related to the IDB structure to further secure the Nashville Technology Office Campus loan. Additionally, appropriate subordination agreements were also obtained to subordinate, among other things, the Junior Deed of Trust. As such, in the event of a borrower default under the loan documents or the IDB documents, the current IDB structure together with the lender’s loan documentation will allow the lender to realize on its collateral package, including foreclosing on the borrower’s leasehold interest and/or IDB’s fee interest in the Nashville Technology Office Campus property.

The Nashville Technology Office Campus property is located approximately six miles southeast of the central business district of Nashville, Tennessee within the Airport South office submarket. According to the appraisal, the Nashville MSA is comprised of 13 counties consisting of over 1.7 million people and is one of the top performers in the southern United States. Rapid growth in employment and income has driven in-migration, strong homebuilding, and rapid house price appreciation across the Nashville MSA. The City of Nashville boasts the state’s strongest population growth, and the influx of new residents has led to a robust labor force growth. Nashville was ranked the 2nd best city for jobs in the US by Forbes in 2014.

Nashville has benefited from consistent job growth, low unemployment, heavy outside investment and expansion, and a broadening labor force. A recent Gallup poll ranked Nashville in the top five regions for job growth. Nashville’s strength is derived from its economic diversity. Major industries in Nashville include healthcare, education, government, music, tourism and the automotive industry. The strong growth of Nashville’s economy has fueled many corporate relocations and expansions. Notable recent corporate relocations include Bridgestone, CKE Restaurants, Nissan, HCA (a tenant at the property), Mars Pet Care, Asurion, Gaylord Entertainment, Louisiana Pacific, Dollar General and Caterpillar Financial.

The Nashville Technology Office Campus property is located within the Airport South submarket of the greater Nashville office market. The greater Nashville office market consists of approximately 78.3 million square feet and had a vacancy rate of 4.8% and a market rental rate of $24.14 per square foot as of the second quarter of 2016. The Class A properties within the Nashville office market, totaling 22.1 million square feet, had a 4.2% vacancy rate and average rental rate of $29.78 per square foot. Currently, there are 16 developments under construction in the Nashville office market, totaling 3.6 million square feet. Of this new construction approximately 1.8 million square feet is speculative space. The majority of this new construction is located in downtown Nashville with 2.0 million square feet under construction. Downtown projects include Bridgestone’s new headquarters, 222 2nd Avenue South, Capital View, 1201 Demonbreun and 615 3rd Avenue South.

As of the second quarter of 2016, the Airport South submarket had a total inventory of approximately 8.5 million square feet and had a vacancy rate of 6.8% and average asking rents of $17.41 per square foot. The only additional supply planned for the Airport South submarket is a build-to-suit for Community Health Systems (“CHS”), a Franklin, Tennessee based hospital chain. The property is proposed to be a six-story, 240,000 square foot shared services center. CHS is investing $66 million in the space and aims to bring approximately 1,600 jobs to the area over the next five years. . The appraisal identified five directly comparable office properties built between 1928 and 2011 and ranging in size from 42,678 to 347,515 square feet. Recently executed leases for the comparable office properties ranged from $13.88 to $22.00 per square foot, with a weighted average of $19.36 per square foot. The weighted average underwritten office rents for Nashville Technology Office Campus are $14.97 per square foot, which is below the appraisal’s concluded market rent of $15.50 per square foot. The appraisal reviewed comparable properties from the Nashville office market and determined five comparable office rentals, as set forth in the subsequent chart.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Nashville Technology Office Campus

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Dell(3)	N/A/BB+/N/A	226,779	65.5%	$14.96	65.4%	7/31/2022
HCA(4)	B1/N/A/B+	119,515	34.5%	$15.00	34.6%	10/31/2027
(1)	Based on the underwritten rent roll dated as of August 14, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Dell has two five-year extension options remaining at 92.0% of the current market rate, with the first extension option to commence on August 1, 2022 with at least nine months’ and no more than 12 months’ notice. Dell does not have any early termination or contraction options.
(4)	HCA has two five-year extension options remaining at the current market rate, with the first extension option to commence on November 1, 2027 with at least nine months’ and no more than 12 months’ notice. HCA does not have any early termination or contraction options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	1	226,779	65.5	3,476,688	65.4	226,779	65.5%	$3,476,688	65.4%
2023	0	0	0.0	0	0.0	226,779	65.5%	$3,476,688	65.4%
2024	0	0	0.0	0	0.0	226,779	65.5%	$3,476,688	65.4%
2025	0	0	0.0	0	0.0	226,779	65.5%	$3,476,688	65.4%
2026	0	0	0.0	0	0.0	226,779	65.5%	$3,476,688	65.4%
2027 & Beyond	1	119,515	34.5	1,838,141	34.6	346,294	100.0%	$5,314,828	100.0%
Total	2	346,294	100.0%	$5,314,828	100.0%

(1)	Based on the underwritten rent roll dated as of August 14, 2016.

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$2,551,878	$5,314,828	$15.35	70.6%
Vacant Income	0	0	0.0	0.0
Gross Potential Rent	$2,551,878	$5,314,828	$15.35	70.6%
Total Reimbursements	1,112,466	2,210,000	6.38	29.4
Net Rental Income	$3,664,344	$7,524,828	$21.73	100.0%
(Vacancy/Credit Loss)(5)	0	(376,241)	(1.09)	(5.0)
Other Income	0	12,000	0.03	0.2
Effective Gross Income	$3,664,344	$7,160,587	$20.68	95.2%
Total Expenses	$1,094,112	$2,326,723	$6.72	32.5
Net Operating Income	$2,570,232	$4,833,864	$13.96	67.5%
Total TI/LC, Capex/RR	0	376,356	1.09	5.3%
Net Cash Flow	$2,570,232	$4,457,508	$12.87	62.3%
(1)	Prior to 2015, the Nashville Technology Office Campus property was owned by the largest tenant, Dell. As such, historical operating statements are not available.
(2)	The TTM column represents the trailing 12-month period ending June 30, 2016.
(3)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percent Effective Gross Income for the remainder of the fields.
(4)	Rents in Place include $83,663 in rent steps for Dell through July 2017 and $45,416 for HCA through November 2016.
(5)	Underwritten Vacancy/Credit Loss represents 5.0% of Net Rental Income. The appraisal determined a vacancy rate of 3.0% and the Nashville Technology Office Campus property is currently 100.0% occupied per the underwritten rent roll dated as of August 14, 2016.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Nashville Technology Office Campus

Property Management. Nashville Technology Office Campus is managed by LBA, Inc., an affiliate of the borrower.

Escrows and Reserves.  At loan origination, the borrower deposited (i) $4,794,942 into a approved leasing expense account in relation to the HCA lease and (ii) $244,794 into a tax reserve account.

Tax Escrows – On a monthly basis, the borrower is required to deposit reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $30,599, into a tax reserve account.

Insurance Escrows – Provided that an acceptable blanket policy is no longer in place, on a monthly basis, the borrower is required to escrow 1/12 of annual insurance premiums.

Replacement Reserves – On a monthly basis, the borrower is required to deposit reserves of $5,773 (approximately $0.20 per square foot annually) into a replacement reserve account subject to a replacement reserve cap of $346,294 ($1.00 per square foot).

TI/LC Reserves – On a monthly basis, the borrower is required to deposit reserves of $25,106 (approximately $0.87 per square foot annually. into a TI/LC reserve account. The TI/LC reserve account is not subject to a cap.

Lease Sweep Reserves – During the continuance of a Lease Sweep Period (as defined below), all excess cash will be transferred to the lease sweep reserve account.

A “Lease Sweep Period” will commence upon (i) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or the date the tenant under a Lease Sweep Lease is required to give notice of renewal (if longer than 12 months prior to the expiration), (ii) the receipt by borrower or manager of notice from any tenant under a Lease Sweep Lease purporting to exercise any right to terminate its Lease Sweep Lease, (iii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iv) the date on which any tenant under a Lease Sweep Lease discontinues its business at its Lease Sweep space (or in 35% of more of the net rentable space demised thereby) or gives its notice that it intends to discontinue its business at its Lease Sweep space (or in 35% or more of the net rentable space demised thereby), (v) a default under a Lease Sweep Lease by any tenant under a Lease Sweep Lease beyond any applicable notice or cure period or (vi) the filing or commencement of a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease.

A “Lease Sweep Lease” means (i) the Dell lease or (ii) any replacement lease that, either individually, or when taken together with any other lease covers the majority of the space demised under the Dell lease.

Lockbox / Cash Management. The Nashville Technology Office Campus loan is structured with a CMA lockbox. The borrower will be required to cause all rents to be directly transmitted by each tenant into a lender controlled account. In the absence of a Trigger Period (as defined below), the funds in the clearing account will be swept daily into an account controlled by the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) the commencement of a Lease Sweep Period; and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to clause (ii), the Low Debt Service Period has ended and (C) with respect to clause (iii) such Lease Sweep Period has ended.

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.20x on the last day of any calendar quarter and will end upon the Nashville Technology Office Campus property achieving a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

60 Madison Avenue

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

60 Madison Avenue

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

60 Madison Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	4.0%	Net Rentable Area (SF):	217,534
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Madison Sixty Owner LLC	Year Built / Renovated:	1910 / 2013
Sponsor:	Joseph Moinian	Occupancy:	96.6%
Interest Rate:	3.50000%	Occupancy Date:	9/30/2016
Note Date:	9/12/2016	Number of Tenants:	27
Maturity Date:	10/6/2026	2013 NOI:	5,605,126
Interest-only Period:	120 months	2014 NOI(3):	3,888,944
Original Term:	120 months	2015 NOI(3):	6,432,505
Original Amortization:	None	TTM NOI(3):	7,079,613
Amortization Type:	Interest Only	UW Economic Occupancy:	95.1%
Call Protection(2):	L(25),Def (91),O(4)	UW Revenues:	$14,042,996
Lockbox:	CMA	UW Expenses:	$5,250,144
Additional Debt:	Yes	UW NOI:	$8,792,852
Additional Debt Balance:	$55,000,000	UW NCF:	$7,994,796
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$200,000,000 / $919
		Appraisal Date:	8/1/2016

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$460
Taxes:	$634,439	$158,610	N/A	Maturity Date Loan / SF:	$460
Insurance:	$55,000	Springing	N/A	Cut-off Date LTV:	50.0%
Replacement Reserves:	$0	$3,626	N/A	Maturity Date LTV:	50.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.25x
Other:	$2,729,411	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$100,000,000	100.0%	Payoff Existing Debt	$68,405,439	68.4%
			Return of Equity	27,228,024	27.2
			Closing Costs	2,855,041	2.9
			Upfront Reserves	1,511,496	1.5
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The 60 Madison Avenue loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $100.0 million. The Financial Information presented in the chart above reflects the 60 Madison Avenue Whole Loan Cut-off Date balance of $100.0 million.

(2)	Defeasance of the full $100.0 million 60 Madison Avenue Whole Loan is permitted after the earlier to occur of (i) September 12, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized.

(3)	The sponsor transitioned the building from multi-tenant floors to full floor tenants by strategically rolling and moving smaller tenants beginning in 2014. The sponsor has grown occupancy from approximately 56.7% at the end of 2013 to its current occupancy of 96.6% as of September 30, 2016. The increase in 2015 and TTM NOI is due to new lease signings, including Atlantic Monthly, Eyeview Inc., Mass Mutual and Tapad Inc.

(4)	For a description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 60 Madison Avenue loan is secured by a first mortgage lien on the borrower’s fee interest in a 13-story, 217,534 square foot office building located in New York, New York. The whole loan has an outstanding principal balance as of the Cut-off Date of $100.0 million (the “60 Madison Avenue Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-2, with an outstanding principal balance as of the Cut-off Date of $45.0 million, is being contributed to the JPMDB 2016-C4 Trust. Note A-1 is expected to be contributed to a future securitization trust and is the controlling note. The 60 Madison Avenue Whole Loan has a 10-year term and is interest-only for the entire term of the loan. The most recent prior financing of the 60 Madison Avenue property was included in the WBCMT 2007-C32 securitization.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

60 Madison Avenue

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2	$45,000,000	$45,000,000	JPMDB 2016-C4	No
A-1	$55,000,000	$55,000,000	DBNY	Yes
Total	$100,000,000	$100,000,000

The Borrower. The borrowing entity for the 60 Madison Avenue Whole Loan is Madison Sixty Owner LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Joseph Moinian. Joseph Moinian is the founder and CEO of the Moinian Group, one of the largest privately held real estate firms in the United States. The Moinian Group owns and operates a portfolio in excess of 20 million square feet and has over 8 million square feet under development. Its holdings include high-profile assets in cities across the United States, including New York, Chicago, Dallas and Los Angeles. Notable holdings in New York City include commercial properties such as 3 Columbus Circle and 450-460 Park Avenue, residential properties such as Atelier (635 West 42nd Street), 90W (90 Washington Street) and Renaissance (100 John Street) and hotels such as the W NY Downtown (123 Washington Street).

The Property. The 60 Madison Avenue property is a 13-story, 217,534 square foot Class B office building with 10,829 square feet of ground floor retail with frontage on 27th Street and Madison Avenue across from Madison Square Park and 26th Street. Additionally, the 60 Madison Avenue property has 8,000 square feet of subterranean space leased to 32nd Street Boxing Corp., as a boxing gym. The 60 Madison Avenue property was originally built in 1910 and has been owned by the sponsor since 1996. The sponsor recently completed a renovation and capital expenditures plan to bring the property up to modern standards. The renovated building features an upgraded lobby, updated elevator cabs, new fiber optic direct connectivity, advanced telecommunications, 11-13-foot ceilings, new aluminum double-hung windows, and a full-time attended lobby with 24/7 access. In addition to the building-wide renovations, the sponsor has recently completed pre-built office finishes on many of the office suites to aid future leasing and minimize ongoing tenant improvement expenses. The total renovation cost approximately $3.3 million ($15 per square foot). In addition, the sponsor is expected to invest an additional $500,000 in 2017 for lobby and façade renovations.

Since completing renovations at the 60 Madison Avenue property, the sponsor has grown occupancy from approximately 56.7% at the end of 2013 to its current occupancy of 96.6% as of September 30, 2016. The sponsor re-positioned the building from multi-tenant floors to full floor tenants by strategically rolling and moving smaller tenants to a subdivided 10th floor. Since 2014, the sponsor has signed four leases for full floors to The Atlantic Monthly Group, Inc., Tapad Inc., Eyeview, Inc. and Massachusetts Mutual Life Insurance Company for a total of 71,259 square feet (32.8% of net rentable area) with an average lease term of 7.6 years. Additionally, the sponsor recently signed a 10-year lease for ground floor retail space to Todd Snyder New York, a men’s retail brand owned by American Eagle Outfitters.

As of September 30, 2016, the 60 Madison Avenue property is 96.6% occupied by 27 tenants. The largest tenant, Tapad Inc. (“Tapad”), occupies 12.9% of net rentable area through (x) February 1, 2021 with respect to the 3rd floor premises and (y) February 28, 2023 with respect to the 12th floor premises. Tapad is a venture-funded startup company that develops and markets software and services for cross-device advertising and content delivery. It uses algorithms to analyze internet and device data and predict whether two or more devices are owned by the same person. Participating websites and apps then cater their advertisements based on a collective knowledge of the user’s actions across all of their devices. Tapad was founded in 2010 by Are Traasdahl and in January 2016 the Telenor Group (“Telenor”) entered into an agreement to acquire approximately 95.0% of Tapad for $360 million. Backed by major venture firms, Tapad is based in New York and has offices in Atlanta, Boston, Chicago, Dallas, Detroit, Los Angeles, Miami, Minneapolis, San Francisco, Frankfurt, London and Toronto. Tapad has been on the third floor of the property since February 2014 and on the 12th floor since November 2015. Tapad has invested approximately $340,000 ($37 per square foot) of tenant improvements in addition to the $370,000 ($40 per square foot) offered by the landlord on the third floor, and the landlord fully built out the 12th floor with approximately $650,0000 ($70 per square foot) in tenant improvements. Tapad has a one-time right to terminate their lease on the third floor on January 31, 2019, subject to providing notice no less than 120 days prior to the termination date and payment of a termination fee equal to $94,904 in connection with such termination. Tapad also has a right to terminate their lease on the 12th floor on November, 27 2020, subject to providing notice no less than 240 days prior to the termination date and payment of a termination fee equal to the sum of the unamortized cost of the landlords initial construction costs plus commission payable to the broker in connection with the lease.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

60 Madison Avenue

The second largest tenant, Massachusetts Mutual Life Insurance Company (“Mass Mutual”), rated Aa2/AA+/AA+ by Moody’s/S&P/Fitch, occupies 12.8% of net rentable area through March 2024. Mass Mutual is a life insurance company with 1,800 offices and 13 million clients worldwide. Mass Mutual is one of the largest life insurance companies globally and was ranked 76th in the Fortune 500 as of August 2016. Mass Mutual operates its Haven Life unit at 60 Madison Avenue, which was launched in May 2015 and offers a simpler option for buying term life insurance online. Mass Mutual has been at the 60 Madison Avenue property since January 2016. The landlord contributed approximately $872,440 ($77 per square foot) and $1,116,505 ($68 per square foot) to Mass Mutual’s buildout on the 7th and 9th floors, respectively. The tenant has spent an additional approximately $1.2 million ($106 per square foot) on the 7th floor and expects to spend approximately $2.0 million ($121 per square foot) more on the 9th floor to finish building out their space. Mass Mutual has a one-time right to terminate its lease on the entire seventh floor and/or all or a portion of the ninth floor on August 14, 2021, subject to providing notice of at least nine months prior any payment of a termination fee equal to the sum of the unamortized portion of costs and expenses paid for by the landlord in connection with the lease, including the cost and expense of the initial construction and any brokerage commission paid by the landlord in connection with the lease in the amount of (x) $249,463 for the 7th floor premises and (y) $396,731 for the 9th floor premises. Mass Mutual has a right of first offer on any available space in the building that is at least 6,000 square feet but equal to or less than one full floor before it becomes available to any third party. Mass Mutual has one, five-year renewal option at the greater of 100% of fair market rent and the rent for the prior 12 months, with the option commencing on September 1, 2023 with at least nine months notice.

The third largest tenant, Eyeview, Inc. (“Eyeview”), occupies 8.6% of net rentable area through July 5, 2020. Eyeview Inc. develops video advertising technology solutions. It offers brands with ROI on their video advertising spend. It offers VideoIQ, a video platform that provides campaign, data, and media management services, as well as programmatic video creative services. The company also provides lead generation solution for clients in automotive industry that enables brands to drive leads with personalized video ads; in-store solution that leverages past purchase behavior to identify key segments for CPG and shopper marketers; in-store sales solution that enable retail marketers to drive sales; and online booking solution for travel marketers. Eyeview Inc. was founded in 2007 and is headquartered at 60 Madison Avenue. Eyeview has been at the 60 Madison Avenue property since March 2015. The landlord put approximately $500,000 ($27 per square foot) of tenant improvements into the space. Eyeview Digital has a right of first offer to lease any available full floors of the building with no less than 8,000 square feet but no more than 18,000 square feet before it becomes available to any third party. Eyeview has one, five-year renewal option at the greater of 100% of fair market rent and the rent for the prior 12 months, with the option commencing on July 6, 2020 and requiring at least 12 months notice. The tenant does not have any termination options.

The Midtown South office market is Manhattan’s smallest office market, housing over 66.6 million square feet of office space. The market is geographically segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. Midtown South continues to be one of the strongest office markets in the country with its steady rent growth and low vacancy rate. The primary reason for this is Midtown South’s heavy tech presence. Nicknamed “Silicon Alley,” the stretch of Broadway from the Flatiron District to SoHo is a hotbed of startups and tech companies. In addition, the western neighborhoods of Midtown South have become increasingly popular for tech and creative tenants. Google’s headquarters building at 111 Eighth Avenue has brought many tech tenants to the area, and Hudson Square’s loft office buildings have been a big draw as well. Furthermore, space along the High Line Park in Chelsea and Hudson Square has recently spurred interest in several new office developments. Several major tech companies in Midtown South are expanding their footprint in the market, including Facebook, AOL Google, BuzzFeed, Twitter and WebMD. Throughout first quarter of 2016, technology, advertising, media and information (“TAMI”) companies accounted for 72.0% of leasing activity.

According to the appraisal, the Midtown South continues to exhibit one of the lowest vacancy rates of any central business district office market in the nation. The vacancy rate in this market remained steady during the first quarter of 2016, slightly increasing by 10 basis points to 6.3%. On a year-over-year basis, vacancy has fallen by 70 basis points and Class A vacancy decreased to 2.7% over the same time period. Strong demand from the TAMI tenants, along with a close proximity to the High Line Park, has kept this market a primary option for many tenants. According to the appraisal, over the past six years, the Midtown South vacancy rate has remained in the single digits. Another distinguishing feature of Midtown South is the lack of Class A office space. The market has only 36 Class A buildings totaling approximately 17.3 million square feet compared to 322 Class A buildings for a total of 181.1 million square feet in the Midtown submarket and 49 buildings totaling 52.8 million square feet in the Downtown submarket. The overall average asking rent in Midtown South decreased $1.08 per square foot in the first quarter of 2016 to $68.58 per square foot. Asking rents rose by $5.30 per square foot from the first quarter of 2015, an increase of 8.4% year-over-year. Increasing demand from TAMI tenants and a diminishing supply will likely continue to put upward pressure on asking rents in Midtown South.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

60 Madison Avenue

The appraisal identified eight directly comparable office properties ranging in size from 55,000 to 135,000 square feet with direct occupancy rates between 46.6% and 100.0% Direct asking rents for the comparable office properties ranged from $57.00 to $68.00 per square foot. The weighted average underwritten office rents for Nashville Technology Office Campus are $56.87 per square foot, which is below the appraisal’s concluded market rent of $65.00 per square foot for office floors 2-14. The following table details the appraisal’s rent conclusions by type and location:

Office Market Rents
Type	Occupied Net Rentable Area	Market Rent PSF(1)	In Place Annual Gross Rent PSF(2)	% Above (Below) Market
Office Floors 2-14	190,892	$65.00	$56.87	(12.5%)
Retail Basement	8,000	$45.00	$44.32	(1.5%)
Retail Madison Avenue	5,500	$100.00	$100.35	0.3%
Retail 26th Street	5,179	$175.00	$173.78	(0.7%)
Total / Wtd. Avg.	209,571	$67.87	$60.42	(11.0%)
(1)	Based on the appraisal.

(2)	Based on the underwritten rent roll.

Historical and Current Occupancy(1)

2013(2)	2014(2)	2015(2)	Current(2)
56.7%	62.5%	69.8%	96.6%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	The sponsor transitioned the building from multi-tenant floors to full floor tenants by strategically rolling and moving smaller tenants beginning in 2014. The sponsor has grown occupancy from approximately 56.7% at the end of 2013 to its current occupancy of 96.6% as of September 30, 2016

Tenant Summary(1)
Tenant	Ratings(2) Fitch/Moody’s/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Tapad(3)	AA+/Aa2/AA+	28,020	12.9%	$59.18	13.1%	2/28/2023
Mass Mutual(5)	NA/NA/NA	27,891	12.8%	$63.42	14.0%	3/31/2024
Eyeview(6)	NA/NA/NA	18,783	8.6%	$64.26	9.5%	7/5/2020
The Atlantic Monthly Group, Inc.	NA/NA/NA	17,177	7.9%	$62.00	8.4%	5/10/2026
Community Healthcare Network,	NA/NA/NA	15,580	7.2%	$33.92	4.2%	10/19/2025
SF Acquisition Holdings LLC	NA/NA/NA	15,000	6.9%	$63.64	7.5%	1/8/2019
Material Connexion, Inc.	NA/NA/NA	12,000	5.5%	$57.80	5.5%	11/30/2018
Beth Melsky Casting	NA/NA/NA	8,746	4.0%	$35.94	2.5%	10/27/2020
32nd Street Boxing Corp.	NA/NA/NA	8,000	3.7%	$44.32	2.8%	12/31/2020
Victor Nomad, LLC	NA/NA/NA	7,680	3.5%	$70.00	4.2%	8/31/2018
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Tapad has a one-time right to terminate their lease on the third floor on January 31, 2019, subject to providing notice no more than 180 days and no less than 120 days prior to the termination date and payment of a termination fee equal to $94,904. Tapad also has a right to terminate their lease on the 12th floor on November, 27 2020, subject to providing notice no less than 240 days prior to the termination date and payment of a termination fee equal to the sum of the unamortized cost of the landlord’s initial construction costs plus commission payable to the broker in connection with the lease.

(4)	With respect to the 3rd floor premises, the space has a lease expiration date of February 1, 2021 and with respect to the 12th floor premises, the space has a lease expiration of February 28, 2023.

(5)	Mass Mutual has a one-time right to terminate its lease on the entire seventh floor and/or all or a portion of the ninth floor on the August 14, 2021, subject to providing notice of at least nine and no more than 12 months prior. Mass Mutual must provide a termination payment consisting of the unamortized portion of costs expenses paid for by the landlord in connection with the lease, including the cost and expense of the initial construction and any brokerage commission paid by the landlord in connection with the lease in the amount of (x) $249,463 for the 7th floor premises and (y) $396,731 for the 9th floor premises. Mass Mutual has one, five-year renewal option at the greater of 100% of fair market rent or rent equal to the prior 12 months with at least nine months and no more than 12 months notice.

(6)	Eyeview has one, five-year renewal option at the greater of 100% of fair market rent or rent equal to the prior 12 months, with the option commencing on July 6, 2020 and requiring at least 12 months and no more than 18 months notice. The tenant does not have any termination options.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

60 Madison Avenue

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	7,463	3.4%	NAP	NAP	7,463	3.4%	NAP	NAP
MTM/2016	0	0	0.0	0	0.0%	0	3.4	$281,580	0.0%
2017	2	5,525	2.5	281,580	2.2	12,988	6.0	1,831,401	2.2
2018	5	26,540	12.2	1,549,821	14.4	39,528	18.2	1,831,401	14.4
2019	4	19,506	9.0	1,173,934	23.7	59,034	27.1	3,005,335	23.7
2020	3	35,529	16.3	1,875,874	38.5	94,563	43.5	4,881,208	38.5
2021	2	23,166	10.6	1,298,650	48.8	117,729	54.1	6,179,858	48.8
2022	3	3,129	1.4	131,285	49.8	120,858	55.6	6,311,143	49.8
2023	2	14,661	6.7	990,612	57.6	135,519	75.1	9,070,491	57.6
2024	2	30,891	14.2	1,855,000	72.2	166,410	76.5	9,156,755	72.2
2025	3	28,768	13.2	1,554,686	84.5	195,178	89.7	10,711,440	84.5
2026	2	22,356	10.3	1,964,974	100.0	217,534	100.0	12,676,414	100.0
2027 & Beyond	0	0	0.0	0	100.0	217,534	100.0	12,676,414	100.0
Total	28	217,534	100.0%	$12,676,414	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents In Place	$6,499,916	$7,028,754	$10,071,221	$10,893,284	$12,676,414	$58.27	94.1%
Step Rents(2)	0	0	0	0	494,041	2.27	3.7
Vacant Income	0	0	0	0	294,145	1.35	2.2
Gross Potential Rent	$6,499,916	$7,028,754	$10,071,221	$10,893,284	$13,464,600	$61.90	91.2%
Total Reimbursements	582,772	558,801	821,697	840,970	1,026,717	4.72	7.0
Other Income	1,739,052	125,280	246,261	276,115	276,244	1.27	1.9
Net Rental Income	8,821,740	7,712,836	11,139,178	12,010,368	14,767,561	67.89	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(724,566)	(3.33)	-4.9
Effective Gross Income	$8,821,740	$7,712,836	$11,139,178	$12,010,368	$14,042,996	$64.56	95.0%
Total Expenses	3,216,614	3,823,892	4,706,673	4,930,755	5,250,144	24.13	35.6
Net Operating Income	$5,605,126	$3,888,944	$6,432,505	$7,079,613	$8,792,852	$40.42	59.5%
Total TI/LC, Capex/RR	0	0	0	0	798,056	3.62	5.4
Net Cash Flow	$5,605,126	$3,888,944	$6,432,505	$7,079,613	$7,994,796	$36.75	54.1%
(1)	TTM column represents the trailing 12-month period ending on June 30, 2016.

(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percent Effective Gross Income for the remainder of the fields.

(3)	Underwritten Step Rents include $153,600 for Mass Mutual and 12 months of rent steps for all other tenants

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

60 Madison Avenue

Property Management. The 60 Madison Avenue property is managed by Columbus Property Management LLC, a sponsor affiliate.

Escrows and Reserves. At loan origination, the borrower deposited $1,907,354 into an approved leasing expenses reserve account, $822,057 into a free rent reserve account, $634,439 into a tax reserve account and $55,000 into an insurance reserve account.

Tax Escrows - On a monthly basis, the borrower is required to deposit reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $158,610.

Insurance Escrows - Provided that an acceptable blanket policy is no longer in place, on a monthly basis, the borrower is required to escrow 1/12 of annual insurance premiums.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,626 ($0.20 per square foot annually) into a replacement reserve. The replacement reserve is not subject to a cap.

TI/LC Reserves – During the continuance of a Trigger Period (as defined below), on a monthly basis the borrower is required to escrow $67,979 ($3.75 per square foot annually) into the tenant improvements and leasing commissions reserve. The rollover reserve is not subject to a cap.

Lockbox / Cash Management. The 60 Madison Avenue Whole Loan is structured with a CMA lockbox. The borrower is required to cause all rents to be directly transmitted by each tenant into a lender controlled clearing account. In the absence of a Trigger Period, the funds in the clearing account will be swept daily into the borrower’s operating account. During a Trigger Period, any transfers to the borrower’s operating account will cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the commencement of a Low Debt Service Period (as defined below); and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing) and (B) with respect to clause (ii), the Low Debt Service Period has ended.

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.15x on the last day of any calendar quarter and will end upon (x) the 60 Madison Avenue property achieving a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters or (y) delivery to the lender of cash or a letter of credit in an amount which, if applied to repay the then outstanding principal balance of the 60 Madison Avenue Whole Loan, would cause the debt service coverage ratio to be at least 1.20x.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Moffett Gateway

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Moffett Gateway

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Moffett Gateway

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Moffett Gateway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$43,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$43,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	612,691
Loan Purpose:	Refinance	Location:	Sunnyvale, CA
Borrower:	441 Real Estate LLC	Year Built / Renovated:	2016 / N/A
Sponsor(2):	Joseph K. Paul	Occupancy(5):	100.0%
Interest Rate:	3.319403%	Occupancy Date:	11/1/2016
Note Date:	9/22/2016	Number of Tenants:	1
Maturity Date:	4/1/2027	2013 NOI(6):	N/A
Interest-only Period:	60 months	2014 NOI(6):	N/A
Original Term:	126 months	2015 NOI(6):	N/A
Original Amortization(3):	360 months	TTM NOI(6):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection(4):	L(25),Def(94),O(7)	UW Revenues:	$35,097,235
Lockbox:	Hard	UW Expenses:	$6,170,971
Additional Debt:	Yes	UW NOI:	$28,926,265
Additional Debt Balance:	$200,000,000 / $102,000,000	UW NCF:	$27,631,280
	$50,000,000	Appraised Value / Per SF(7):	$525,000,000 / $857
Additional Debt Type:	Pari Passu / B-Note /	Appraisal Date:	11/1/2017
	Mezzanine Loan

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap		A-Notes(1)	Whole Loan
Taxes:	$180,864	$180,864	N/A	Cut-off Date Loan / SF:	$397	$563
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$337	$503
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV(7):	46.3%	65.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV(7):	39.3%	58.6%
Other:	$86,961,915	$0	N/A	UW NCF DSCR(9):	1.95x	1.43x
				UW NOI Debt Yield:	11.9%	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Notes(1)	$243,000,000	61.5%	Payoff Existing Debt	$216,321,083	54.8%
B-Note(1)	102,000,000	25.8%	Upfront Reserves	87,142,779	22.1%
Mezzanine Loan	50,000,000	12.7%	Return of Equity	84,003,847	21.3%
			Closing Costs	7,532,290	1.9%
Total Sources	$395,000,000	100.0%	Total Uses	$395,000,000	100.0%
(1)	The Moffett Gateway loan is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $243.0 million (the “A-Notes”) and a subordinate companion loan (the “B-Note”). The A-Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes evidencing the Moffett Gateway Whole Loan, as defined in “The Loan” below, but excludes the related B-Note and mezzanine loan. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes and B Note evidencing the Moffett Gateway Whole Loan, but excludes the related mezzanine loan.

(2)	For a full description of Sponsor, please refer to “Loan Sponsor” below.

(3)	The Moffett Gateway A-Notes will hyperamortize subsequent to a five-year interest only period. The principal payments that would otherwise have been paid to the B-Note will be used to pay down the aggregate principal balance of the A-Notes.

(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of November 1, 2016. Defeasance of the full $345.0 million Opry Moffett Gateway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by November 1, 2020, the borrower is permitted to prepay the Moffett Gateway Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.

(5)	The property is 100.0% leased to Google Inc. (“Google”) through March 2027 and Google has executed two leases but is not yet in occupancy. Google leases the property under two separate leases, one for 1225 Crossman Avenue (“Building One”) and the second for 1265 Crossman Avenue (“Building Two”). Google is expected to take occupancy for both spaces in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017.

(6)	Historical cash flows are not available as the property was constructed in 2016.

(7)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “prospective market value upon stabilization”, which assumes that all tenant improvement construction is complete and that all contractual free rent has “burned off” at the prospective stabilized value date. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Moffett Gateway

approximately $37.6 million for free rent). The “as-is” value as of July 20, 2016 is $450.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 54.0% and 45.9%, respectively.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	The UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.

The Loan. The Moffett Gateway loan is secured by a first mortgage lien on the borrower’s fee interests in a newly constructed corporate office campus consisting of two seven-story towers, an amenities building and a parking garage, located in Sunnyvale, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $345.0 million (the “Moffett Gateway Whole Loan”) and is comprised of five pari passu senior notes, Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $243.0 million (collectively, the “Moffett Gateway A-Notes”), a subordinate B-Note with an outstanding principal balance as of the Cut-off Date of $102.0 million (the “Moffett Gateway Subordinate Companion Loan”) and a mezzanine loan with an outstanding principal balance as of the Cut-off Date of $50.0 million (the “Moffett Gateway Mezzanine Loan”). Note A-5, with an outstanding principal balance as of the Cut-off Date of $43.0 million, is being contributed to the JPMDB 2016-C4 Trust (the “Moffett Gateway Mortgage Loan”). Note A-1, Note A-2, Note A-3 and Note A-4 with an outstanding principal balance as of the Cut-off Date of $40.0 million, $80.0 million, $40.0 million and $40.0 million, respectively, (the “Moffett Gateway Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization trusts. The holder of Note A-5 will be the trustee of the JPMDB 2016-C4 Trust. The Moffett Gateway Subordinate Companion Loan has been sold to a third party investor. Under the related intercreditor agreement, prior to a control appraisal period with respect to the Moffett Gateway Subordinate Companion Loan, under certain circumstances, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to approve certain major decisions with respect to the Moffett Gateway Whole Loan, to exercise certain cure and purchase option rights and to replace the related special servicer with or without cause. After a control appraisal period occurs with respect to the Moffett Gateway Subordinate Companion Loan, the holder of Note A-1, will be entitled to exercise the rights of the controlling noteholder for the Moffett Gateway Whole Loan; however, the holder of the Moffett Gateway Pari Passu Companion Loans will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Moffett Gateway Whole Loan has a 10-year, six-month term and the Moffett Gateway A-Notes will hyperamortize, subsequent to a five-year interest-only period. The principal payments that would otherwise have been paid to the Moffett Gateway Subordinate Companion Loan will be used to pay down the aggregate principal balance of the Moffett Gateway A-Notes.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	JPMCB	No
A-2	80,000,000	80,000,000	JPMCB	Yes
A-3	40,000,000	40,000,000	JPMCB	No
A-4	40,000,000	40,000,000	JPMCB	No
A-5	43,000,000	43,000,000	JPMDB 2016-C4	No
B-1	102,000,000	102,000,000	Third Party Investor	No
Total	$345,000,000	$345,000,000

The Borrower. The borrowing entity for the Moffett Gateway Whole Loan is 441 Real Estate, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Joseph K. Paul (“Jay Paul”) and the nonrecourse carveout guarantors are the Jay Paul, Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, and Paul Guarantor LLC, a Delaware limited liability company. Joseph K. Paul is the founder of the Jay Paul Company. The Jay Paul Company is an owner and developer of commercial office properties throughout California. Founded in 1975, the Jay Paul Company has developed or acquired over 8.5 million square feet of office space, including 21 buildings in Moffett Park totaling 5.0 million square feet. Jay Paul Company has built projects for many notable companies including Apple, Google, Amazon, Motorola, Microsoft, Boeing, Philips Electronics, HP and DreamWorks, amongst others. The loan sponsor focuses on sustainable design and has closed in excess of $12.0 billion in equity and debt financings since inception. The borrower is permitted to obtain the release of Jay Paul and the trust from the guaranty and environmental indemnity upon satisfaction of certain conditions in the loan documents, which include, without limitation, Paul Guarantor LLC maintaining a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000.

The loan sponsor purchased the land and previous buildings in 2012 for approximately $51.2 million and has spent approximately $182.5 ($297 per square foot) on the development of the Moffett Gateway office complex. Additionally, the loan sponsor has spent approximately $55.1 million ($90 per square foot) in tenant improvement and leasing commission costs. The loan sponsor’s total cost basis is approximately $336.1 million ($548 per square foot).

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Moffett Gateway

The Property. The Moffett Gateway property is comprised of two newly constructed seven-story Class A LEED Platinum-Certified towers totaling 597,848 square feet and is located in Sunnyvale, California in the heart of Silicon Valley. The property is situated on approximately 15.5 acres and features a 14,843 square foot amenities building, which contains a fitness center with locker rooms, showers, steam rooms and a yoga studio, a rooftop dining area, bocce court area and common and recreation areas. Additionally, the property contains 2,022 parking spaces resulting in a parking ratio of approximately 3.3 spaces per 1,000 square feet of space. The property benefits from its location at the intersection of Highways 237 and 101, two regional highway systems that provide direct access to the surrounding areas as well as the San Francisco central business district, located approximately 38.4 miles north. The property is part of the larger Moffett Park development, a 519-acre area comprised of recently developed office spaces and research and development buildings. Additionally, a Santa Clara Light Rail System is located adjacent the property, which provides service to the surrounding residential communities. The Santa Clara County Transit System provides bus service county-wide and has four stops nearby the property.

As of November 1, 2016, the property is 100.0% leased to Google pursuant to two separate 298,924 square foot triple net leases through March 31, 2027 for Building One and Building Two, each with two seven-year extension options and no early termination options. Google does not directly lease the amenities building from the landlord. Instead, Google’s right to use the amenities building is contained within each individual lease. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future. Additionally, the amenities building, which includes the parking structure, is part of the common areas which are owned in fee simple by an owners association, which is wholly owned by the borrower. The borrower has pledged the ownership interests as collateral for the Moffett Gateway Whole Loan.

Google’s main headquarters in Mountain View, California are located approximately 6.4 miles west of the property. On October 2, 2015, Google implemented a holding company reorganization in which Alphabet became the successor issuer to Google. At that time, Alphabet recognized the assets and liabilities of Google at carryover basis. Alphabet, through its subsidiaries, provides online advertising services in the United States, the United Kingdom and rest of the world. Alphabet is the second largest publicly traded company (NASDAQ: GOOG) in the world as measured by market capitalization and is rated Aa2 and AA by Moody’s and S&P, respectively. Google represents approximately 99.4% of Alphabet’s total revenues, based on Alphabet’s 2015 annual report.

The property is located in the Sunnyvale office submarket. The submarket features one of the highest concentrations of technology, software and creative tenants within Silicon Valley. Moffett Gateway is located along Moffett Park Avenue, a part of the larger Moffett Park development, which is a 519-acre area comprised of recently developed office spaces and research and development buildings. Moffett Park is home to several notable technology firms including Amazon.com, Google, Hewlett-Packard, Juniper Networks, Lockheed Martin, Microsoft, and Yahoo!. Google has a dominant presence in the Sunnyvale submarket as Google owns or leases approximately 3.4 million square feet of office space in Sunnyvale, making it the largest corporate occupier in the submarket. Additionally, Google collectively owns or leases approximately 15.1 million square feet in Silicon Valley and the greater San Francisco area.. As of the second quarter of 2016, the Sunnyvale market had a Class A office inventory of approximately 8.9 million square feet with an overall vacancy rate of 8.8% and annual asking rents between $43.80 and $45.60 per square foot on a triple-net basis.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
N/A	N/A	N/A	100.0%
(1)	Historical Occupancy is not available as the property was constructed in 2016.

(2)	Current Occupancy is as of November 1, 2016. The property is 100.0% leased to Google through March 2027 and Google has executed two leases but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent at Building One in July 2018 and full rent at Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Moffett Gateway

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Google(4)	AA2 / AA / NA	612,691	100.0%	$50.87	100.0%	3/31/2027

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes the 14,843 amenities building, for which approximately $785,298 of base rent has been underwritten. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future.

(4)	Google has two seven-year renewal options remaining for each lease. Google must provide notice of its intention to renew no earlier than January 2026 or later than June 2026.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027 & Beyond	2	612,691	100.0%	31,169,318	100.0%	612,691	100.0%	$31,169,318	100.0%
Total	2	612,691	100.0%	$31,169,318	100.0%

(1)	Based on the underwritten rent roll.

Google Rent Schedule
Period	Building One Base Rent per Year	Building One Base Rent per Year PSF	Building Two Base Rent per Year	Building Two Base Rent per Year PSF	Cumulative Base Rent per Year	Cumulative Base Rent per Year PSF
Months 1 – 10(1)	0	0.00	0	0.00	0	0.00
Months 11 – 22(1)	0	0.00	12,232,568	20.46	12,232,568	19.97
Months 23 – 34	12,599,545	21.07	13,738,744	22.98	26,338,289	42.99
Months 35 – 46	14,150,907	23.67	14,150,907	23.67	28,301,813	46.19
Months 47 – 58	14,575,434	24.38	14,575,434	24.38	29,150,868	47.58
Months 59 – 70	15,012,697	25.11	15,012,697	25.11	30,025,394	49.01
Months 71 – 82	15,463,078	25.86	15,463,078	25.86	30,926,156	50.48
Months 83 – 94	15,926,970	26.64	15,926,970	26.64	31,853,940	51.99
Months 95 – 106	16,404,779	27.44	16,404,779	27.44	32,809,559	53.55
Months 107 – 118	16,896,923	28.26	16,896,923	28.26	33,793,845	55.16
Months 119 – 128	14,431,037	24.14	14,431,037	24.14	28,862,073	47.11
Total/Wtd. Avg.(2)	$135,461,369	$25.34	$148,833,136	$25.09	$284,294,505	$48.33
(1)	The property is 100.0% leased to Google through March 2027 and Google has executed a lease but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).

(2)	The Total/Wtd. Avg. Base Rent and PSF numbers exclude the 14,843 square foot amenities building, for which approximately $785,298 of base rent has been underwritten. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Moffett Gateway

Proforma and Underwritten Net Cash Flow
	Proforma Year 1(1)	Proforma Year 2(1)	Proforma Year 3(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,318,057	$17,393,064	$28,439,878	$31,169,318	$50.87	84.4%
Vacant Income	0	0	0	0	0.00	0.0%
Gross Potential Rent	$3,318,057	$17,393,064	$28,439,878	$31,169,318	$50.87	84.4%
Total Reimbursements	4,112,410	6,072,471	6,503,937	5,775,140	9.43	15.6%
Net Rental Income	$7,430,467	$23,465,535	$34,943,815	$36,944,458	$60.30	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,847,223)	(3.01)	(5.0)-
Other Income	0	0	0	0	0.00	0.0%
Effective Gross Income	$7,430,467	$23,465,535	$34,943,815	$35,097,235	$57.28	95.0%

Total Expenses	$5,583,716	$6,204,727	$6,692,827	$6,170,971	$10.07	17.6%

Net Operating Income	$1,846,751	$17,260,808	$28,250,988	$28,926,265	$47.21	82.4%

Total TI/LC, Capex/RR	0	0	0	1,294,985	2.11	3.7%
Net Cash Flow	$1,846,751	$17,260,808	$28,250,988	$27,631,280	$45.10	78.7%

(1)	Proforma Year 1, Proforma Year 2 and Proforma Year 3 represent the year ends 2017, 2018 and 2019, respectively.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The property is 100.0% leased to Google through March 2027 and Google has executed a lease but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).

Property Management. The property is subject to a management agreement with Paul Holdings, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $87.0 million for unfunded obligations (which included approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent reserves) and $180,864 for tax reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $180,864.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Period (as defined below), all excess cash flow after payment of the mortgage debt service, required reserves, operating expenses and mezzanine debt service will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the period after the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or manager (if, with respect to the manager only, such bankruptcy action is not discharged, stayed or dismissed within 30 days), (iii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on trailing three-months is less than 1.10x (includes aggregate debt service for A-Notes, B-Note and mezzanine loan) or (iv) the occurrence of any of the following: (a) earlier of (1) the payment date in August 2024, (2) a notification by Google of its intention to not renew its leases or (3) any failure to renew the Google leases in accordance with their terms (a “Maturity Trigger”), (b) the date on which the long term unsecured debt rating of Google or its parent company is not rated by two rating agencies, withdrawn by two rating agencies or downgraded to or below BBB- (or its equivalent) by two rating agencies (a “Downgrade Trigger”), (c) any default by Google under its leases (a “Default Trigger”), (d) any bankruptcy or insolvency action by Google or any party providing a guaranty or credit support for the leases (a “Tenant Bankruptcy Trigger”), or (e) Google gives notice that it intends to terminate its leases or any termination or cancellation of the leases (a “Termination Trigger”) (any of the foregoing in subpart (iv), a “Specified Tenant Trigger”).

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Moffett Gateway

The borrower has the right to cure a Cash Sweep Period as follows: if a Cash Sweep Period exists solely by (a)(i) above, the acceptance of a cure by the lender of the applicable event of default (in its sole and absolute discretion), (b)(ii) above solely with respect to the manager, the replacement of such manager with a qualified manager under a management agreement acceptable to the lender within 60 days (or, if such bankruptcy action was involuntary and the manager or borrower did not consent to or solicit or collude with the party filing such action, upon the same being discharged, stayed or dismissed within 60 days), (c)(ii) above solely with respect to the borrower if the bankruptcy action was involuntary and the borrower, guarantor or any affiliate did not consent to or solicit or collude with the party filing such action, upon the same not being discharged, stayed or dismissed within 60 days, (d) (iii) above, the achievement of a debt service coverage ratio for two consecutive quarters of at least 1.10x on a trailing three-month basis, (e) a Maturity Default, Google renewing both of its leases in accordance with the loan documents and paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations in accordance with the loan documents, (f) a Downgrade Trigger, the initiation or reinstatement by Fitch, Moody’s and S&P, as applicable, (g) a Default Trigger, Google has cured all defaults and is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents), (h) a Tenant Bankruptcy Trigger, the bankruptcy action is dismissed pursuant to a final, non-appealable order and Google is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents), or (i) a Termination Trigger, Google has revoked or rescinded all termination or cancellation notices with respect to the lease(s) and has re-affirmed each lease as being in full force and effect and is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents). The borrower may also cure a Default Trigger, a Tenant Bankruptcy Trigger or a Termination Trigger by re-leasing the space leased by Google to a replacement tenant in accordance with the loan documents. In no event will the borrowers have the right to cure a Cash Sweep Period occurring by reason of a borrower’s voluntary bankruptcy or insolvency, and the borrower is limited to curing a Cash Sweep Period caused by an event of default, a Default Trigger, a Downgrade Trigger, a Tenant Bankruptcy Trigger or a Termination Trigger may not be cured more than three times during the term of the loan.

Additional Debt. There is a $102.0 million B-Note and a $50.0 million mezzanine loan, both coterminous with the Moffett Gateway A-Notes. The B-Note and mezzanine loan are each expected to be sold to a third party investor. The B-Note has a 5.00000% coupon and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The principal payments once amortization begins after year five will be applied to the Moffett Gateway A-Notes, which will cause hyper-amortization of the Moffett Gateway A-Notes. The mezzanine loan has a 6.35000% coupon and is interest only for the term. Including the B-Note and mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 74.8%, 1.22x and 7.3%, respectively. The mortgage and mezzanine lenders are in the process of negotiating an intercreditor agreement.

Partial Release. The borrower is permitted to release Building One or Building Two from the lien of the security instrument through a partial defeasance of the Moffett Gateway Whole Loan at any time after the expiration of the lockout period if, among other conditions, (i) no event of default has occurred and is continuing, (ii) the borrower defeases a portion of the Moffett Gateway Whole Loan equal to the adjusted release amount, which is equal to (a) the allocated loan amount for the applicable building plus (b) if the Google Tenancy Condition (as defined below) is not satisfied, 25% of the allocated loan amount, (iii) after giving effect to the release, the debt service coverage ratio of the remaining portion of the property based on the trailing 12-month period equals to or greater than the greater of (a) 1.23x and (b) the debt service coverage ratio for the property (including the building being released) immediately preceding the release based on the trailing-three month period.

“Google Tenancy Condition” means (a) there is no Cash Sweep Period caused by a Specified Tenant Trigger and (b) either the Google lease or a lease for the Google leased premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining property.

Right of First Offer. Google has a right of first offer, so long as the borrower or an affiliate owns the property, to purchase all or any portion of the property that the borrower is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any portion of the property.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

693 Fifth Avenue

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

693 Fifth Avenue

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

693 Fifth Avenue

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

693 Fifth Avenue

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

693 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$42,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$42,500,000	Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	3.8%	Net Rentable Area (SF)(2):	96,514
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	693 Fifth Owner LLC	Year Built / Renovated:	1993 / 2015
Sponsor:	Marc de Lacharrière	Occupancy:	57.1%
Interest Rate:	3.96600%	Occupancy Date:	9/30/2016
Note Date:	6/10/2016	Number of Tenants:	7
Maturity Date:	7/1/2026	2013 NOI:	N/A
Interest-only Period:	24 months	2014 NOI(3):	$4,902,318
Original Term:	120 months	2015 NOI(3):	$14,208,201
Original Amortization:	300 months	TTM NOI (as of 8/2016):	$14,807,702
Amortization Type:	IO-Balloon	UW Economic Occupancy:	86.9%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$20,153,750
Lockbox:	Hard	UW Expenses:	$4,235,787
Additional Debt:	Yes	UW NOI:	$15,917,963
Additional Debt Balance:	$207,500,000	UW NCF:	$15,711,152
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$525,000,000 / $5,440
		Appraisal Date:	5/24/2016

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$2,590
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$2,032
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.6%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	37.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR(5):	1.00x
Other:	$3,327,853	$0	N/A	UW NOI Debt Yield:	6.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$250,000,000		Purchase Price	$525,000,000	98.2%
Sponsor Equity	284,819,681	53.3	Closing Costs	6,491,828	1.2%
			Upfront Reserves	3,327,853	0.6%
Total Sources	$534,819,681	100.0%	Total Uses	$534,819,681	100.0%
(1)	The 693 Fifth Avenue loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $250.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $250.0 million 693 Fifth Avenue Whole Loan, as defined in “The Loan” below.

(2)	Net Rentable Area (SF) consists of 82,089 square feet (85.1% of net rentable area) of office space and 14,425 square feet (14.9% of net rentable area) of retail space.

(3)	The increase in 2015 NOI from 2014 NOI is primarily due to the rent commencement under Valentino’s lease.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	UW NCF DSCR of 1.00x is calculated based on a 25-year amortization schedule. The current UW NCF DSCR based on the interest-only period for the first two years of the loan term is 1.56x. Valentino has a contractual rent increase in August 2018, which increases its annual rent payment from $16.5 million to approximately $19.0 million. Including the Valentino contractual rent increase in August 2018, the implied UW NCF would result in an UW NCF DSCR of approximately 1.15x based on a 25-year amortization schedule.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

693 Fifth Avenue

The Loan. The 693 Fifth Avenue loan is secured by a first mortgage lien on the borrower’s fee interest in a 20-story, 96,514 square foot, Class A office building with four levels of retail along Fifth Avenue between East 54th and East 55th Streets in Midtown Manhattan. The whole loan has an outstanding principal balance as of the Cut-off Date of $250.0 million (the “693 Fifth Avenue Whole Loan”), and is comprised of four pari passu notes, each as described below. Note A-2 was contributed to the DBJPM 2016-C3 trust and serves as the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the JPMDB 2016-C4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The 693 Fifth Avenue Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 25-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	JPMCC 2016-JP2	No
A-2	62,500,000	62,500,000	DBJPM 2016-C3	Yes
A-3	80,000,000	80,000,000	JPMCC 2016-JP3	No
A-4	42,500,000	42,500,000	JPMDB 2016-C4	No
Total	$250,000,000	$250,000,000

The Borrower. The borrowing entity for the 693 Fifth Avenue loan is 693 Fifth Owner LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Marc de Lacharrière. Mr. Lacharrière, a French investor with a reported net worth of approximately $2.8 billion, is Chairman and CEO of Fimalac, a Paris-based holding company with investments in financial services, hotels, entertainment and real estate. As of December 31, 2015, Fimalac’s financial services investments include an approximately 20.0% non-controlling equity interest in the Fitch Group, which is the parent company of Fitch Ratings. There is no separate nonrecourse carve-out guarantor for the 693 Fifth Avenue Whole Loan. The borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity.

The Property. The 693 Fifth Avenue property is a 20-story, 96,514 square foot, Class A boutique office building with a four-level retail component located along Fifth Avenue between East 54th and East 55th Streets in Midtown Manhattan. The office and retail components of the property consist of 82,089 square feet (85.1% of net rentable area) and 14,425 square feet (14.9% of net rentable area), respectively. The 693 Fifth Avenue property was built in 1993 and was renovated in 2015 to include a new eight-story glass and steel façade and new lobby. The floors range from approximately 4,978 to 5,671 square feet on floors two through eight and are 4,975 square feet on floors nine to 18. The top two floors range between 2,090 and 2,566 square feet. The retail ceiling heights range from 14 to 17.5 feet. Typical office floor ceiling heights range from 13 to 15 feet and the penthouse extends just over 35 feet.

As of September 30, 2016, the property was 57.1% occupied by seven tenants. The retail component of the property is 100.0% occupied by Valentino U.S.A., Inc. (“Valentino”) and the office component of the property is approximately 49.6% occupied by six tenants. The prior owner was primarily focused on leasing the retail component of the property, which accounts for approximately 82.7% of the in-place base rent. The current loan sponsor plans to focus on leasing the office space up to market level.

The property’s largest tenant is Valentino, a luxury fashion company based in Milan, Italy, which leases 14.9% of the net rentable area through July 2029 across four floors and has occupied the space since August 2013. The property serves as Valentino’s flagship U.S. location. According to the loan sponsor, prior to taking occupancy, Valentino invested $40.0 million ($2,773 per square foot) into its space in addition to approximately $10.0 million ($693 per square foot) invested by the previous owner, Thor Equities. Valentino’s annual base rent is currently $16.5 million ($1,144 per square foot), increasing contractually by 15.0% to approximately $19.0 million ($1,315 per square foot) in August 2018 and by an additional 15.0% to approximately $21.8 million ($1,513 per square foot) in August 2023. Valentino currently accounts for approximately 83.7% of the total underwritten base rent at the property. Valentino has no renewal or termination options. The second largest tenant, JDS Development Group (“JDS”), leases 12.1% of the net rentable area through April 2020 and has occupied the space since February 2015. JDS is a Manhattan-based real estate development company, which purchases and develops luxury real estate in New York and Miami, including developments at 626 First Avenue and 111 West 57th Street in New York. JDS accounts for approximately 4.3% of the total underwritten base rent at the property. The third largest tenant, Pierson Capital (“Pierson”), leases 10.0% of the net rentable area through August 2020 and has occupied the space since September 2015. Pierson is an international construction firm focused on the development of social housing programs, highways, railways, pipelines, power stations and other government projects. Pierson accounts for approximately 3.9% of the total underwritten base rent at the property.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

693 Fifth Avenue

The property is surrounded by a number of New York’s landmarks, restaurants, hotels, retail shops and tourist attractions and is made accessible by several major transportation hubs. The property is located in the Upper Fifth Avenue retail submarket. According to the appraisal, this portion of Fifth Avenue is the single most expensive area in Manhattan and the second most expensive retail corridor in the world. As of the first quarter of 2016, the Upper Fifth Avenue retail submarket reported an overall vacancy rate of 13.0% and overall average asking rents of $2,906 per square foot (ranging between $2,700 and $4,450 per square foot). The appraisal identified 11 comparable ground floor retail leases on Fifth Avenue ranging from $3,175 to $5,337 per square foot, including Bulgari ($5,337 per square foot; August 2015), Harry Winston ($4,146; April 2015) and Ermeneglido Zegna ($3,800; February 2016).

The property is located within the Madison/Fifth Avenue office submarket, which consists of approximately 21.1 million square feet of Class A office space. According to the appraisal, as of the first quarter of 2016, the Madison/Fifth Avenue office submarket reported an overall vacancy rate of 13.3% and overall average asking rents of $99.98 per square foot. The appraisal identified six directly comparable office properties built between 1926 and 1987 and ranging in size from approximately 52,500 to 142,023 square feet. The comparable office properties reported average asking rents ranging from $70.00 to $85.00 per square foot with a weighted average of $79.80 per square foot. The appraisal identified six comparable office projects currently under construction in Midtown Manhattan as well as seven proposed developments.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015	Current(3)
36.7%	62.0%	62.0%	57.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The increase in 2014 occupancy from 2013 occupancy is primarily driven by the lease up associated with Valentino.

(3)	Current Occupancy is as of September 30, 2016.

Tenant Summary(1)
Tenant	Retail / Office Component	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Valentino(2)	Retail	NA / NA / NA	14,425	14.9%	$1,143.85	83.7%	7/31/2029
JDS Development Group	Office	NA / NA / NA	11,635	12.1%	$72.15	4.3%	4/30/2020
Pierson Capital	Office	NA / NA / NA	9,629	10.0%	$80.30	3.9%	8/31/2020
Carpenters Workshop Gallery	Office	NA / NA / NA	5,075	5.3%	$95.38	2.5%	2/28/2031
Louis Licari	Office	NA / NA / NA	4,847	5.0%	$84.40	2.1%	5/31/2025
New York Smile Institute	Office	NA / NA / NA	4,838	5.0%	$73.96	1.8%	10/31/2031
Hays Worldwide Research	Office	NA / NA / NA	4,665	4.8%	$76.16	1.8%	6/30/2020
(1)	Based on the underwritten rent roll.

(2)	Valentino’s current annual in-place base rent is $16.5 million ($1,144 per square foot), increasing contractually by 15.0% to approximately $19.0 million ($1,315 per square foot) in August 2018 and by an additional 15.0% to approximately $21.8 million ($1,513 per square foot) in August 2023.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

693 Fifth Avenue

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	41,400	42.9%	NAP	NAP	41,400	42.9%	NAP	NAP
2016 & MTM	0	0	0.0%	$0	0.0%	41,400	42.9%	$0	0.0%
2017	0	0	0.0%	0	0.0%	41,400	42.9%	$0	0.0%
2018	0	0	0.0%	0	0.0%	41,400	42.9%	$0	0.0%
2019	0	0	0.0%	0	0.0%	41,400	42.9%	$0	0.0%
2020	3	25,929	26.9%	1,967,960	10.0%	67,329	69.8%	$1,967,960	10.0%
2021	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2022	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2023	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2024	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2025	1	4,847	5.0%	409,087	2.1%	72,176	74.8%	$2,377,047	12.1%
2026	0	0	0.0%	0	0.0%	72,176	74.8%	$2,377,047	12.1%
2027 & Beyond	3	24,338	25.2%	17,341,872	87.9%	96,514	100.0%	$19,718,919	100.0%
Total	7	96,514	100.0%	$19,718,919	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,976,634	$18,395,122	$19,504,714	$19,718,919	$204.31	85.1%
Vacant Income	0	0	0	3,025,669	31.35	13.1
Gross Potential Rent	$7,976,634	$18,395,122	$19,504,714	$22,744,589	$235.66	98.1%
Total Reimbursements	724,651	341,761	404,155	434,831	4.51	1.9
Net Rental Income	$8,701,285	$18,736,883	$19,908,869	$23,179,420	$240.17	100.0%
(Vacancy/Credit Loss)	0	0	0	(3,025,669)	(31.35)	(13.1)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$8,701,285	$18,736,883	$19,908,869	$20,153,750	$208.82	86.9%

Total Expenses	$3,798,967	$4,528,682	$5,101,167	$4,235,787	$43.89	21.0%

Net Operating Income	$4,902,318	$14,208,201	$14,807,702	$15,917,963	$164.93	79.0%

Total TI/LC, Capex/RR	0	0	0	206,811	2.14	1.0

Net Cash Flow	$4,902,318	$14,208,201	$14,807,702	$15,711,152	$162.79	78.0%
(1)	TTM Column represents the trailing 12-month period ending August 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in Rents in Place from 2014 to 2015 is primarily due to the rent commencement under Valentino’s lease.

Property Management. The property is managed by Savitt Partners LLC, a New York limited liability company.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $3,022,060 for outstanding tenant improvements and leasing commissions related to two tenants and $305,793 for free rent related to one tenant.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default and (ii) the lender receives evidence reasonably satisfactory to the lender that the taxes are paid by the borrower no later than the date on which taxes are due.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

693 Fifth Avenue

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the property is insured under a stand-alone insurance policy in accordance with the loan documents and (iii) the lender receives evidence reasonably satisfactory to the lender that such premiums have been paid on or prior to their due date.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of debt service, required reserves and operating expenses on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of the borrower or the property manager, unless the property manager is not an affiliate of the borrower and is replaced in accordance with the loan agreement within 30 days, (iii) a DSCR Trigger Event (as defined below) has occurred or (iv) a Specified Tenant Trigger Event (as defined below) has occurred and is ongoing. The borrower may prevent or cure a Cash Sweep Event arising from a DSCR Trigger Event if the borrower delivers cash or a letter of credit that, if used to reduce the outstanding principal balance of the 693 Fifth Avenue Whole Loan, would otherwise be sufficient to prevent or cure the applicable DSCR Trigger Event (a “DSCR Trigger Cure Deposit”).

A Cash Sweep Event may be cured by the following: if the Cash Sweep Event is caused solely by (a) clause (i) above, the acceptance by the lender of a cure of such event of default (in its sole and absolute discretion), (b) clause (ii) above only with respect to the property manager, the lender replacing such property manager or if such bankruptcy action is dismissed without any material adverse modifications to the terms of the loan documents, (c) clause (ii) above only with respect to the borrower, if such bankruptcy is caused by a party filing an involuntary petition against the borrower and neither the borrower nor its affiliates has colluded with such party or has otherwise assisted or solicited creditors for any involuntary petition against the borrower, and such bankruptcy action is dismissed without any material adverse modifications to the terms of the loan documents, (d) clause (iii) above, either (1) the applicable debt service coverage ratio for two consecutive three month periods is not less than (A) from the origination date through and including July 31, 2018, 1.05x, and (B) thereafter, 1.10x, or (2) the borrower delivers a DSCR Trigger Cure Deposit or (e) clause (iv) above, if (1) Valentino (or any tenant leasing the Valentino space) is in possession of its space and open to the public for business during customary hours, (2) Valentino or such tenant has revoked all termination or cancellation notices with respect to its lease and has re-affirmed the lease as being in full force and effect, (3) with respect to any bankruptcy or insolvency proceedings involving Valentino or any replacement tenant, Valentino or such tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and (4) Valentino or such tenant is paying full, unabated rent under its lease (each of the foregoing, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default has occurred and is continuing, (ii) the borrower may cure a Cash Sweep Event caused by an event of default no more than a total of two times in the aggregate during the term of the loan and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower has no right to cure a Cash Sweep Event caused by a voluntary or collusive involuntary bankruptcy action of the borrower.

A “DSCR Trigger Event” means the debt service coverage ratio based on the trailing three-month period as calculated in accordance with the loan documents is less than (i) 1.00x from the origination date through and including July 31, 2018 and (ii) 1.10x thereafter.

A “Specified Tenant Trigger Event” means Valentino (or any tenant leasing the Valentino space or any related lease guarantor) (i) “goes dark”, fails to open to the public for business during the customary hours or fails in actual, physical possession of the leased space, (ii) is subject to a bankruptcy action, (iii) gives notice that it is terminating its lease for all or any material portion of its leased space and such notice is not fully rescinded within 10 business days or (iv) terminates or cancels the related lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) or if any related lease is not otherwise in full force and effect.

Right of First Offer. The largest tenant, Valentino, has a right of first offer in the event the borrower intends to sell the space currently occupied by Valentino or the entire 693 Fifth Avenue property. The option is not applicable to any foreclosure or deed-in-lieu of foreclosure.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Embassy Suites Monterey Bay Seaside

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,160,000	Title:	Leasehold
Cut-off Date Principal Balance:	$42,160,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.7%	Net Rentable Area (Rooms):	225
Loan Purpose:	Refinance	Location:	Seaside, CA
Borrower:	Tucson Seaside LLC	Year Built / Renovated:	1995 / 2015
Sponsor:	Atrium Leveraged Loan Fund, LLC	Occupancy / ADR / RevPAR:	83.9% / $202.24 / $169.60
Interest Rate:	4.20000%	Occupancy / ADR / RevPAR Date:	6/30/2016
Note Date:	8/5/2016	Number of Tenants:	N/A
Maturity Date:	9/1/2026	2013 NOI:	$2,487,840
Interest-only Period:	36 months	2014 NOI:	$3,448,144
Original Term:	120 months	2015 NOI:	$4,531,556
Original Amortization:	360 months	TTM NOI (as of 6/2016):	$4,843,520
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	83.9% / $202.24 / $169.60
Call Protection:	L(25),Grtr1%orYM(88),O(7)	UW Revenues:	$17,237,808
Lockbox:	Hard	UW Expenses:	$12,579,694
Additional Debt:	N/A	UW NOI:	$4,658,114
Additional Debt Balance:	N/A	UW NCF:	$4,658,114
Additional Debt Type:	N/A	Appraised Value / Per Room(1):	$62,000,000 / $275,556
		Appraisal Date:	6/1/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$187,378
Taxes:	$50,866	$25,600	N/A	Maturity Date Loan / Room:	$162,874
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	68.0%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(1):	59.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.88x
Other(2)(3):	$6,050,000	Excess Cash	$9,064,225	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,160,000	100.0%	Payoff Existing Debt	$35,465,590	84.1%
			Upfront Reserves	6,100,866	14.5%
			Closing Costs	593,544	1.4%
Total Sources	$42,160,000	100.0%	Total Uses	$42,160,000	100.0%

(1)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as complete” hypothetical value, which assumes that $6.0 million of the proposed renovations to the property related to a property improvement plan (“PIP”) required by the franchise agreement have been completed as of June 1, 2016. At origination, $6.0 million was reserved in connection with such PIP. The full estimated cost to complete the PIP will be reserved for on an ongoing basis through a full excess cash flow sweep (the “PIP FF&E Reserve”). The “as-is” value as of June 1, 2016 is $55.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 76.7% and 66.6%, respectively.

(2)	Initial Other Escrows and Reserves consist of $6.0 million for the PIP FF&E Reserve and $50,000 for ground rent.

(3)	Other Monthly Escrows and Reserves includes ongoing deposits to the PIP FF&E Reserve account. The borrower is required to deposit, (i) on a monthly basis, 4.0% of gross revenues to the FF&E reserve account (of which, provided no event of default has occurred and is continuing, 3.0% of gross revenues is to be swept directly into the PIP FF&E Reserve) and (ii) provided no event of default or bankruptcy action of the borrower has occurred and is continuing, on an ongoing basis, all excess cash into the PIP FF&E Reserve account until the earlier to occur of (a) the date on which the PIP work is completed in accordance with the franchise agreement to the franchisor’s satisfaction and (b) the date on which total collections for the PIP FF&E Reserve account equal or exceed the Required PIP Amount (as defined below) in the aggregate. Total collections for the PIP FF&E Reserve account are capped at approximately $9.1 million in the aggregate (the estimated cost to fully complete the PIP) (the “Required PIP Amount”). Atrium Leveraged Loan Fund, LLC, the nonrecourse carve-out guarantor, has delivered a PIP guaranty triggered upon an event of default or an assumption of the loan, for any shortfall, after giving credit for certain excess cash flow amounts, in the Required PIP Amount, including any additional costs as a result of any change in scope of the PIP. Other Monthly Escrows and Reserves also provides for monthly ground rent deposits in the event that the borrower fails to provide evidence reasonably acceptable to the lender that each monthly ground rent payment was paid when due in accordance with the ground lease and no event of default is continuing.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Embassy Suites Monterey Bay Seaside

The Loan. The Embassy Suites Monterey Bay Seaside loan has an outstanding principal balance as of the Cut-off Date of approximately $42.2 million and is secured by a first mortgage lien on the leasehold interest in the 225-room Embassy Suites Monterey Bay Seaside, a full service hotel located in Seaside, California. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The property was previously securitized as part of a portfolio in the MLCFC 2006-3 securitization.

The borrowing entity for the Embassy Suites Monterey Bay Seaside loan is Tucson Seaside LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Atrium Leveraged Loan Fund, LLC, a Delaware limited liability company and affiliate of Atrium Holding Company (“Atrium”). Atrium is a hotel and asset management company headquartered in Alpharetta, Georgia. Atrium owns 51 properties representing 13,876 rooms across 26 states and 13 flags including Hilton, Marriott and Renaissance. Ron Brown, the chief executive officer of Atrium, has over 30 years of experience in the hotel industry. Mr. Brown previously served as Chairman and President of Doubletree Hotels Corporation and subsequently as Chief Financial Officer of Starwood Hotels & Resorts from 1995 to 2003.

The loan sponsor purchased the property in 2005 as part of a broader $1.3 billion take-private transaction of John Q. Hammons Hotels, LP. From 2007 to 2015, the loan sponsor reportedly invested approximately $5.0 million ($22,335 per room) in the property. More recently, in conjunction with the renewal of its franchise agreement with Hilton, Atrium is required to complete an approximately $9.1 million ($40,285 per room) PIP, which is scheduled to be completed by December 2017. Renovations include approximately $4.3 million in upgrades to the hotel and its public areas, approximately $3.9 million in upgrades to guest rooms, $387,000 in accessibility and safety upgrades, $297,000 allocated to the food and beverage outlet improvements and $167,000 in exterior improvements. The approximately $9.1 million PIP will be fully reserved for through a $6.0 million upfront PIP reserve and ongoing excess cash deposits. The loan sponsor projects an additional approximately $1.1 million ($4,969 per room) to be spent throughout 2016 as part of regular maintenance and upkeep, separate from the PIP renovation.

The Property. Embassy Suites Monterey Bay Seaside is a 12-story, 225-room, full service hotel located in Seaside, California. The property was originally developed in 1995 and, according to the loan sponsor, has undergone approximately $5.0 million ($22,335 per room) in capital expenditures between 2007 and 2015. The Embassy Suites Monterey Bay Seaside property features two food and beverage venues, as well as complimentary breakfast. Pacific Café is an 80-seat restaurant offering American cuisine, open for lunch and dinner. Cypress Lounge is a 52-seat lounge offering cocktails, drinks and appetizers. Additionally, the hotel offers approximately 11,630 square feet of meeting space that can be divided into 11 rooms and includes an approximately 9,100 square foot grand ballroom. Additional amenities at the property include complimentary parking, high-speed internet access, a business center, a fitness center, guest self-service laundry, a sundry shop and an indoor pool. The hotel contains 404 surface parking spaces for a parking ratio of approximately 1.80 spaces per room.

The property has 225 rooms, including 150 king rooms and 75 double-double rooms. All guest rooms feature high-speed internet access, microwave, refrigerator, pull-out sofa, coffee and tea maker, work desk area and a 37-inch high definition television. The guest room suites feature separate work table and living areas with additional amenities including a second television in the living area. As part of the upcoming PIP renovation, approximately $3.9 million ($17,468 per room) is anticipated to be spent on general guest room renovations. The renovations are required to be completed by December 2017 pursuant to the franchise agreement.

The Market. The Embassy Suites Monterey Bay Seaside property is located at the intersection of Del Monte Boulevard and Canyon Del Rey Boulevard and access to the property is provided via both roadways. The property benefits from its proximity to Cabrillo Highway and California State Route One, located one block north. California State Route One provides regional access to the surrounding cities, including Salinas, which is located approximately 16.3 miles northeast of the property and Santa Cruz, located approximately 40.1 miles north. The property is located approximately two blocks from the Monterey beaches and California coastline. The property also benefits from its proximity to several local demand drivers, including Cannery Row, a waterfront tourist destination featuring many restaurants, historic attractions and at times California sea lions, located approximately 3.5 miles west of the property, and Monterey Regional Airport, located approximately 3.0 miles southeast of the property. Additional attractions located nearby the property include the Monterey Bay Aquarium, Monterey Peninsula Recreational Trail and Laguna Seca Raceway, located in Salinas. Additionally, Monterey County is an international golf destination and features over 20 18-hole golf courses, including Pebble Beach, which hosts several major national golf tournaments annually. In late 2015, the City of Monterey announced an approximately $50.0 million renovation to the Monterey Conference Center, which is expected to be completed in spring of 2017 and further drive business and tourist travel in the immediate area.

According to CoStar, the estimated population within a one-, three- and five-mile radius is 15,683, 55,218 and 94,125, respectively. The median income within a one-, three- and five-mile radius is $50,405, $59,094 and $65,669, respectively. According to the appraisal, there are no proposed competitive hotels in the area.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Embassy Suites Monterey Bay Seaside

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set(2)			Embassy Suites Monterey Bay Seaside(3)		Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	68.8%	$166.39	$114.52	77.0%	$174.72	$134.54	111.9%	105.0%	117.5%
2014	72.6%	$174.16	$126.44	81.7%	$185.66	$151.73	112.5%	106.6%	120.0%
2015	73.0%	$187.54	$136.85	84.2%	$200.36	$168.72	115.3%	106.8%	123.3%
TTM(5)	74.4%	$187.44	$139.45	83.9%	$202.24	$169.60	112.8%	107.9%	121.6%

(1)	The minor variances between the underwriting, appraisal and above table with respect to Occupancy, ADR and RevPAR at the Embassy Suites Monterey Bay Seaside property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Data provided by STR, Inc. The competitive set contains the following properties: Joie De Vivre Monterey Tides, Marriott Monterey, Holiday Inn Express at Monterey Bay, Portola Hotel & Spa at Monterey and Hilton Garden Inn Monterey.
(3)	Based on operating statements provided by the borrower.
(4)	Penetration Factor is calculated based on data provided by STR, Inc. for the competitive set and borrower-provided operating statements for the property.
(5)	TTM represents the trailing 12-month period ending on June 30, 2016.

Competitive Hotels Profile(1)

				2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Embassy Suites Monterey Bay Seaside(2)	225	1995	11,630	35%	20%	45%	84.2%	$200.36	$168.72
Joie De Vivre Monterey Tides	196	1969	9,000	15%	35%	50%	73.0%	$170.00	$124.10
Marriott Monterey	341	1984	56,000	25%	30%	45%	72.0%	$205.00	$147.60
Holiday Inn Express at Monterey Bay	143	1983	660	20%	10%	70%	68.0%	$165.00	$112.20
Portola Hotel & Spa at Monterey	379	1978	50,000	15%	30%	55%	70.0%	$205.00	$143.50
Hilton Garden Inn Monterey	204	1971	6,500	30%	25%	45%	83.0%	$160.00	$132.80
Total(3)	1,488

(1)	Based on the appraisal.
(2)	2015 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.
(3)	Excludes the Embassy Suites Monterey Bay Seaside property.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Embassy Suites Monterey Bay Seaside

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	77.0%	81.7%	84.2%	83.9%	83.9%
ADR	$174.72	$185.66	$200.36	$202.24	$202.24
RevPAR(4)	$134.54	$151.73	$168.72	$169.60	$169.60

Room Revenue	$11,230,509	$12,426,339	$13,780,444	$13,966,546	$13,928,322	$61,904	80.8%
Food and Beverage Revenue	2,060,039	2,335,857	2,347,068	2,684,041	2,676,695	11,896	15.5%
Other Departmental Revenue	493,592	490,266	528,295	634,527	632,790	2,812	3.7%
Total Revenue	$13,784,140	$15,252,462	$16,655,807	$17,285,114	$17,237,808	$76,612	100.0%

Room Expense	$3,103,718	$3,574,257	$3,661,309	$3,630,315	$3,620,379	$16,091	26.0%
Food and Beverage Expense	1,730,079	1,832,360	1,869,779	2,085,612	2,079,904	9,244	77.7%
Other Departmental Expenses	216,578	40,380	52,688	137,564	137,188	610	21.7%
Departmental Expenses	$5,050,375	$5,446,997	$5,583,776	$5,853,491	$5,837,471	$25,944	33.9%

Departmental Profit	$8,733,765	$9,805,465	$11,072,031	$11,431,623	$11,400,337	$50,668	66.1%

Operating Expenses	$4,778,445	$4,772,209	$4,855,172	$4,831,145	$4,817,924	$21,413	27.9%
Gross Operating Profit	$3,955,321	$5,033,257	$6,216,859	$6,600,478	$6,582,414	$29,255	38.2%

Management Fees	$413,524	$457,574	$499,674	$518,553	$517,134	$2,298	3.0%
Property Taxes	326,889	323,099	320,376	353,276	326,990	1,453	1.9%
Property Insurance	134,527	134,082	122,613	131,478	205,734	914	1.2%
Ground Lease	217,842	220,239	237,857	199,639	103,000	458	0.6%
Other Expenses(5)	(176,667)	(159,980)	(161,449)	(137,393)	81,928	364	0.5%
FF&E	551,366	610,098	666,232	691,405	689,512	3,064	4.0%
Total Other Expenses	$1,467,481	$1,585,112	$1,685,303	$1,756,958	$1,924,299	$8,552	11.2%

Net Operating Income	$2,487,840	$3,448,144	$4,531,556	$4,843,520	$4,658,114	$20,703	27.0%
Net Cash Flow(4)	$2,487,840	$3,448,144	$4,531,556	$4,843,520	$4,658,114	$20,703	27.0%
(1)	TTM column represents the trailing 12-month period ending on June 30, 2016.
(2)	Per Room values based on 225 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(4)	Historical RevPAR for 2008, 2009, 2010, 2011 and 2012 was $141.93, $126.12, $131.48, $126.29 and $129.74, respectively, and Net Cash Flow was approximately $3.6 million, $2.8 million, $2.9 million, $2.1 million and $2.4 million, respectively.
(5)	The negative Other Expenses refers to the reallocation of antenna revenue from Other Departmental Revenue.

Property Management. The property is managed by Atrium Hospitality LP, a Delaware limited partnership and an affiliate of the borrower.

Franchise Agreement. The property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company. The current franchise agreement is effective as of August 5, 2016 for a term of approximately 19 years, with an expiration date of September 30, 2035. The franchise agreement provides for a monthly program fee of 4.0% of gross room revenues for the preceding calendar month and a monthly royalty fee of 4.5% of gross room revenues for the preceding calendar month, which royalty fee is subject to 0.5% increases on December 1, 2016 and December 1, 2021.

Ground Lease. The Embassy Suites Monterey Bay Seaside property is subject to a long-term ground lease with the Redevelopment Agency of the City of Seaside, which commenced on September 8, 1989 and has a 99-year term that expires on September 8, 2088. Base rent under the ground lease is due in one annual payment on March 1 of each year, but the borrower may pay the base rent in monthly installments on the first of each month. The fixed annual ground rent is equal to $100,000 per year for the first 28 annual payments and will increase to $250,000 per year thereafter. The ground lease also required percentage rent in an amount equal to the base rent multiplied by the increase in the San Francisco/Oakland metropolitan consumer price index for the preceding 12 month period. The base rent, inclusive of percentage rent, as of July 2016 was $102,600 per year.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Westin Memphis

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.6%	Net Rentable Area (Rooms):	203
Loan Purpose:	Refinance	Location:	Memphis, TN
Borrower:	Senate Hotel Memphis SPE, LLC	Year Built / Renovated:	2007 / N/A
Sponsors:	David B. Jones, Glenn R. Malone	Occupancy/ADR/RevPAR:	81.8% / $187.55 / $153.32
	Gregory O. Hnedak, L. Kirkpatrick	Occupancy/ADR/RevPAR Date:	07/31/2016
	Bobo	Number of Tenants:	N/A
Interest Rate:	4.57000%	2013 NOI:	$4,248,168
Note Date:	10/14/2016	2014 NOI:	$4,718,510
Maturity Date:	11/6/2026	2015 NOI:	$5,259,525
Interest-only Period:	None	TTM NOI (as of 7/2016):	$5,448,608
Original Term:	120 months	UW Occupancy/ADR/RevPAR:	81.8% / $187.55 / $153.32
Original Amortization:	360 months	UW Revenues:	$16,564,180
Amortization Type:	Balloon	UW Expenses:	$11,115,572
Call Protection:	L(24),Def(92),O(4)	UW NOI:	$5,448,608
Lockbox:	Hard	UW NCF:	$4,786,041
Additional Debt:	N/A	Appraised Value / Per Room:	$64,700,000 / $318,719
Additional Debt Balance:	N/A	Appraisal Date:	6/17/2016
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$197,044
Taxes:	$0	$17,075	N/A	Maturity Date Loan / Room:	$159,664
Insurance:	$170,743	$17,075	N/A	Cut-off Date LTV:	61.8%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.95x
Other(1):	$3,047,500	Springing	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Payoff Existing Debt	$34,886,043	87.2%
			Upfront Reserves	3,218,243	8.0
			Return of Equity	1,130,116	2.8
			Closing Costs	765,599	1.9
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	The Other reserve consists of a $3,000,000 PIP reserve and a $47,500 Ground Rent reserve.

The Loan. The Westin Memphis loan has an outstanding principal balance as of the Cut-off Date of $40.0 million and is secured by a first mortgage lien on the fee and leasehold interests in the Westin Memphis, a 203 room, full-service hotel located in Memphis, Tennessee. The loan has a 10-year term and will amortize on a 30-year schedule. The borrowing entity for the Westin Memphis loan is Senate Hotel Memphis SPE, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are David B. Jones, Glenn R. Malone, Gregory O. Hnedak and L. Kirkpatrick Bobo. David B. Jones and Glenn R. Malone are the President-CEO and COO-CFO of Senate Hospitality Group, respectively. Senate Hospitality Group was founded in 2002 by senior executives of Opryland Hospitality Group and John Q. Hammons hotels. Senate Hospitality Group have developed numerous hotels including, the Gaylord Palms Resort & Convention Center in Nashville, Tennessee, Gaylord Texan Resort & Convention Center on the banks of Lake Grapevine and the Westin Memphis property. Senate Hospitality Group also manages and provides support functions for the Apache Casino Hotel in Lawton, Oklahoma and the Crown Plaza Louisville, among others. L. Kirkpatrick Bobo and Gregory O. Hnedak are executives and co-founders in the Hnedak Bobo Group, Inc., an upscale hospitality design firm.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Westin Memphis

The Property. The Westin Memphis property is a 203 room full-service hotel located in Memphis, Tennessee. The Westin Memphis, built in 2007, is located across the street from the main entrance of the FedEx Forum, a $250 million entertainment complex that is home to the Memphis Grizzlies NBA franchise and adjacent to the Smithsonian Rock N’ Soul Museum and the Gibson Guitar custom manufacturing facility and museum. Hotel amenities include approximately 9,000 square feet of meeting space, the full service Bleu Restaurant and Lounge, a Starbucks, lobby lounge, fitness center, business center, 24-hour room service and valet or self parking in the adjacent garage. Additionally, the building has several enhancing design features, including oversized-guestrooms (average of 400 square feet) with four-fixture bathrooms, which are guestrooms made to accommodate taller-than-average people such as the NBA athletes on the ninth floor. These rooms include oversized beds, showers and door frames. During the 2015-2016 season, each of visiting NBA teams stayed at the Westin Memphis property which generated 2,377 hotel room nights. The Westin Memphis property offers 203 rooms across four bedroom types: 93 King, 89 Queen, 14 Junior Suites and 7 Executive Suites.

In 2018, the Westin Memphis property is anticipated to commence an approximately $2.5 million ($12,527 per room) PIP that will include an update to the lobby, guestrooms, corridors, and other construction & allowances. The renovation will occur over 24-36 months, causing minimal disruption to the hotel operations. At loan origination, $3.0 million was reserved to complete the PIP renovation.

The Westin Memphis property is situated in a tax-exempt district because the City of Memphis owns the fee interest in the Westin Memphis property. The City of Memphis then leases its interest to Beale Street Development Corporation which in-turn subleases the Westin Memphis property back to the City of Memphis. The City of Memphis then sub-subleases the Westin Memphis property to the borrower pursuant to a long-term sub-subground lease with the City of Memphis, with an expiration date of May 12, 2079. The Westin Memphis property also has a parking use agreement with LPRI Beale Street Garage, LLC. The use agreement is for use of an adjacent, 525-space garage, and is co-terminus with the ground lease. The lender obtained a leasehold mortgage and the City of Memphis signed an accommodation fee mortgage as well which provides additional security given the leasehold interest.

The Market. The Memphis metropolitan statistical area (“Memphis MSA”) is comprised of Shelby, Fayette, and Tipton Counties in Tennessee, DeSoto County in Mississippi, and Crittenden County in Arkansas. The Memphis MSA population was approximately 1.34 million in 2015 and the unemployment rate was 5.5% as of March 2016, a decline from 7.3% in December 2015. Memphis, the largest city in Tennessee, is the 23rd largest city in the U.S. by population as of 2015. The city is home to more than 650,000 people, and attracts approximately 10 million visitors to the city each year. Memphis offers numerous sporting events such as the Memphis Grizzlies, St. Louis Cardinals AAA affiliate Memphis Redbirds, the University of Memphis Tigers, and the St. Jude Classic on the PGA tour as well as world famous barbeque, music and nightlife.

Downtown Memphis is experiencing an influx of younger, newer companies gravitating towards the area. According to the appraisal, many of these companies have migrated to downtown Memphis in the last year, attracted by the density, vibrancy and uniqueness the neighborhoods and buildings have to offer. Class B space is more appealing to these companies because of the affordability while still being at the center of downtown Memphis’ urban atmosphere. The Class B office vacancy rate is 11.8% and the average asking rental rate is $13.62 per square foot. The Class A office vacancy rate is 22.4% with an asking rate of $17.94 per square foot.

Currently, Memphis is home to three Fortune 500 companies, FedEx, AutoZone, and International Paper, which relocated its global headquarters to Memphis in 2005. FedEx is Memphis’ largest employer with more than 30,000 employees. Other notable companies in Memphis include Raymond James, Deloitte, First Horizon National Bank, and First Tennessee Bank. In addition, ServiceMaster (NYSE: SERV) announced they will relocate their headquarters and approximately 1,200 employees to Peabody Place Mall in downtown Memphis in 2017 and invest approximately $14.7 million into their space.

The Westin Memphis property is located across from the main entrance of the FedEx Forum, an entertainment complex that is home to the Memphis Grizzlies NBA franchise and the University of Memphis Tiger’s basketball team. Built in 2004, the arena hosts more than 600,000 visitors annually. Immediately adjacent to the hotel, Beale Street is one of the most popular tourist attractions in Tennessee, with over six million visitors annually. The street is known as the “Home of the Blues” and was voted the “Favorite Iconic American Street” in a USA Today poll. Additionally, popular leisure attractions such as the Memphis Rock N Soul Museum, the Gibson Guitar custom factory, Memphis Music Hall of Fame Museum, AutoZone Park, and numerous restaurants and nightlife venues of the Beale Street Entertainment District are all within walking distance of the Westin Memphis Property. Bass Pro Shops also opened its newest store in the nearby Pyramid in April 2015. The Pyramid was originally built as a 20,142-seat arena located in downtown Memphis at the banks of the Mississippi River. It hosted the Memphis Grizzlies, concerts and shows until the FedEx Forum opened in 2004. The Bass Pro “megastore” includes shopping, restaurants, the Cypress Swamp Waterfowl Habitat, the Ducks Unlimited Water Fowling Heritage Center museum, a bowling alley, an archery range, a 32-story high outdoor observation deck, and the 120-room Big Cypress Lodge hotel.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Westin Memphis

The Westin Memphis property is also within one mile of major corporations such as Raymond James, AutoZone, Deloitte, First Horizon National Bank, and First Tennessee Bank and nearby the 350,000 square foot Memphis Cook Convention Center. The Cook Convention Center hosts over 500,000 people annually and is responsible for generating more than 80,000 hotel room nights, according to a study published in 2013. The convention center has released plans for a $55 million upgrade and expansion that would renovate the interior, recast the building’s exterior with stainless steel and glass and expand the west side to the Wolf River Harbor.

The primary competitive set for the Westin Memphis property consists of five hotels, which range in size from 144 to 600 rooms. The Westin Memphis property has demonstrated superior performance relative to its competitive set. According to the May 2016 Smith Travel Research (“STR”) report, the Westin Memphis property ended at 82.2% occupancy, $188.15 average daily rate, and generated $154.66 of revenue per available room. Compared to the Westin Memphis property’s competitive set as noted in the May 2016 STR report, these performance figures represent penetration metrics of 105.9%, 108.7%, and 115.2% for occupancy, ADR, and RevPAR, respectively. Below is a chart summarizing the occupancy, ADR, and RevPAR penetration over the past three years:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Westin Memphis(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	67.5%	$144.58	$97.61	79.8%	$165.23	$131.78	118.1%	114.3%	135.0%
2014	71.2%	$146.83	$104.50	79.3%	$176.45	$139.95	111.4%	120.2%	133.9%
2015	73.4%	$154.40	$113.38	81.7%	$186.57	$152.35	111.2%	120.8%	134.4%
TTM	75.1%	$156.20	$117.29	82.2%	$188.15	$154.66	109.5%	120.5%	131.9%
(1)	Data provided by Smith Travel Research. The competitive set consists of Sheraton Hotel Memphis Downtown, The Peabody Memphis, Doubletree Hotel Memphis Downtown, Hampton Inn Suites at Beale Street and Springhill Suites Memphis Downtown.

(2)	Occupancy, ADR and RevPAR for the Westin Memphis property represents the trailing 12-month period ending on May 31, 2016 and were obtained from a hospitality research report. The minor variances between the underwriting and the above table with respect to Occupancy, ADR, and RevPAR at the Westin Memphis are attributed to variance in reporting methodologies and/or timing differences.

(3)	TTM represents the trailing 12-month period ending on May 31, 2016.

The appraisal determined demand segmentation of 35% leisure and 35% meeting and group and 30% corporate for the Westin Memphis Property. The market demand mix is presented in the table below.

Competitive Hotels Profile(1)
Property	Rooms	Year Opened	Corporate	Leisure	Group
Westin Memphis	203	2007	30%	35%	35%
Sheraton Hotel Memphis Downtown	600	1985	20%	25%	55%
The Peabody Memphis	464	1982	25%	35%	40%
Doubletree Hotel Memphis Downtown	280	1986	40%	35%	25%
Hampton Inn Suites at Beale Street	144	2000	40%	50%	10%
Springhill Suites Memphis Downtown	147	2002	40%	40%	20%
(1)	Based on the appraisal.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Westin Memphis

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	79.9%	79.3%	82.0%	81.8%	81.8%
ADR	$165.03	$176.44	$185.81	$187.55	$187.55
RevPAR	$131.78	$139.95	$152.35	$153.32	$153.32

Room Revenue	$9,764,506	$10,369,755	$11,288,575	$11,394,432	$11,394,432	$56,130	68.8%
Food & Beverage Revenue	4,442,509	4,205,785	4,206,318	4,358,768	4,358,768	21,472	26.3
Other Departmental Revenue	730,097	747,499	841,851	810,980	810,980	3,995	4.9
Total Revenue	$14,937,112	$15,323,039	$16,336,744	$16,564,180	$16,564,180	$81,597	100.0%

Room Expense	$2,067,825	$2,109,833	$2,295,357	$2,305,977	$2,305,977	$11,359	20.2%
Food & Beverage Expense	3,185,502	2,936,361	2,842,707	2,893,150	2,893,150	14,252	66.4
Other Departmental Expense	564,870	580,744	596,462	584,420	584,420	2,879	72.1
Departmental Expenses	$5,818,197	$5,626,938	$5,734,526	$5,783,547	$5,783,547	$28,490	34.9%

Departmental Profit	$9,118,915	$9,696,101	$10,602,218	$10,780,633	$10,780,633	$53,107	65.1%
Operating Expenses	$3,842,330	$3,896,115	$4,208,646	$4,204,580	$4,204,580	$20,712	25.4%
Gross Operating Profit	$5,276,585	$5,799,986	$6,393,572	$6,576,053	$6,576,053	$32,394	39.7%
Management Fees	$598,766	$614,949	$655,325	$663,419	$663,419	$3,268	4.0%
Property Taxes	58,567	68,475	72,513	76,374	76,374	376	0.5
Property Insurance	226,578	248,072	229,991	200,875	200,875	990	1.2
Leases & Other Fixed	144,506	149,980	176,218	186,777	186,777	920	1.1
Total Other Expenses	$1,028,417	$1,081,476	$1,134,047	$1,127,445	$1,127,445	$5,554	6.8%

Net Operating Income	$4,248,168	$4,718,510	$5,259,525	$5,448,608	$5,448,608	$26,840	32.9%
FF&E	598,766	614,949	655,325	662,567	662,567	3,264	4.0
Net Cash Flow	$3,649,402	$4,103,561	$4,604,200	$4,786,041	$4,786,041	$23,577	28.9%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2016.

(2)	Per Room values are based on 203 guest rooms

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line items.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

1 Kaiser Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,100,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,100,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	531,928
Loan Purpose:	Recapitalization	Location:	Oakland, CA
Borrower:	CIM/Oakland 1 Kaiser Plaza, LP	Year Built / Renovated:	1971 / N/A
Sponsor:	CIM Commercial Trust	Occupancy:	94.9%
	Corporation	Occupancy Date:	6/30/2016
Interest Rate:	4.14000%	Number of Tenants:	34
Note Date:	6/30/2016	2013 NOI(2):	$6,318,013
Maturity Date:	7/1/2026	2014 NOI(2)(3):	$9,282,762
Interest-only Period:	120 months	2015 NOI(3):	$7,887,377
Original Term:	120 months	TTM NOI (as of 6/2016)(4):	$8,645,687
Original Amortization:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$18,925,094
Call Protection:	L(28),Def(88),O(4)	UW Expenses:	$8,517,964
Lockbox:	CMA	UW NOI(4):	$10,407,130
Additional Debt:	Yes	UW NCF:	$8,824,039
Additional Debt Balance:	$60,000,000	Appraised Value / Per SF:	$212,000,000 / $399
Additional Debt Type:	Pari Passu	Appraisal Date:	6/22/2016

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$183
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$183
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.8%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	45.8%
TI/LC(5):	$0	Springing	$18,000,000	UW NCF DSCR:	2.16x
Other(6):	$7,620,726	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$97,100,000	100.0%	Payoff of Corporate Debt(7)	$75,000,000	77.2%
			Return of Equity	14,181,387	14.6%
			Upfront Reserves	7,620,726	7.8
			Closing Costs	297,887	0.3%
Total Sources	$97,100,000	100.0%	Total Uses	$97,100,000	100.0%

(1)	The 1 Kaiser Plaza loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $97.1 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $97.1 million 1 Kaiser Plaza Whole Loan, as defined in “The Loan” below.

(2)	The increase in 2014 NOI from 2013 NOI is primarily related to the retroactive refund of rent associated with the renewal of the KFHP (as defined below) lease in December 2013.

(3)	The decrease in 2015 NOI from 2014 NOI is primarily related to the refund of prior year CAM reimbursements for which tenant collections were over budgeted in 2014.

(4)	The increase in UW NOI from TTM NOI is primarily related to (i) 10 tenant leases signed since April 2015 accounting for approximately $2.4 million in in-place base rent (including the recent KHFP expansion of 30,481 square feet accounting for approximately $1.3 million in in-place base rent), for which a full year of rent was not included in TTM NOI and (ii) contractual rent increases underwritten through September 2017 accounting for $555,542 in underwritten base rent.

(5)	At origination, the borrower deposited into escrow $7,404,708 for outstanding tenant improvements and leasing commissions related to KFHP and $216,018 for outstanding free rent related to two tenants.

(6)	So long as the guarantor maintains a net worth of at least $450.0 million (the “Lease Rollover Minimum Net Worth”), the guarantor may deliver a guaranty in lieu of the borrower’s requirement to make deposits to the tenant improvement and leasing commission reserve at origination and on a monthly basis upon the following terms: (i) if the guarantor’s net worth is at least $600.0 million (the “Lease Rollover Target Net Worth”), any amounts in the TI/LC reserve account will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived and (ii) if the guarantor’s net worth is no less than the Lease Rollover Minimum Net Worth, but less than the Lease Rollover Target Net Worth, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount otherwise required to be deposited monthly. The borrower may also deliver a letter of credit in the amount of the reserve cap in lieu of monthly deposits. The reserve is subject to a cap of $18,000,000 (approximately $49.08 per square foot of KFHP’s leased area).

(7)	The 1 Kaiser Plaza property was previously unencumbered. Payoff of Corporate Debt represents the repayment of the loan sponsor’s corporate level debt.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

1 Kaiser Plaza

The Loan. The 1 Kaiser Plaza loan is secured by a first mortgage lien on the borrower’s fee interest in a 531,928 square foot Class A office building located in Oakland, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $97.1 million (the “1 Kaiser Plaza Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-1 was contributed to the JPMCC 2016-JP3 trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the JPMDB 2016-C4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The 1 Kaiser Plaza Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	JPMCC 2016-JP3	Yes
A-2	37,100,000	37,100,000	JPMDB 2016-C4	No
Total	$97,100,000	$97,100,000

The borrowing entity for the 1 Kaiser Plaza Whole Loan is CIM/Oakland 1 Kaiser Plaza, LP, a Delaware limited partnership and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor for the 1 Kaiser Plaza Whole Loan is CIM Commercial Trust Corporation (“CMCT”), a Maryland corporation and publicly traded REIT. CMCT is sponsored and managed by CIM Group (“CIM”). CMCT currently has ownership interests in 33 properties totaling over 5.5 million square feet of office space, 930 multifamily units and 908 hotel rooms. As of June 24, 2016, CMCT had a market capitalization of approximately $1.8 billion. CIM is a full service urban real estate and infrastructure fund manager with approximately $18.8 billion of assets under management. Since its founding in 1994, CIM has been a process and research-driven investor that evaluates risk through the fundamental analysis of the long-term drivers in communities.

The loan sponsor acquired the property in 2008 for approximately $128.2 million (approximately $241 per square foot). Since acquisition, the loan sponsor has indicated that it invested approximately $32.6 million (approximately $61 per square foot) for a total cost basis in the property of approximately $160.9 million (approximately $302 per square foot).

The Property. 1 Kaiser Plaza is a 28-story, 531,928 square foot Class A multi-tenant office tower, situated on a 1.3-acre site in Oakland, California. The property was originally constructed in 1971 by Kaiser Permanente as part of the Kaiser Industries corporate headquarters and is currently the tallest building in the city of Oakland. The property offers unobstructed views of Lake Merritt, as well as Oakland Hills and downtown San Francisco. The property features a full-floor lobby and common area with 20-foot ceilings and is built with an “H-shaped” design allowing for eight corner offices on each floor. According to the appraisal, the improvements are considered to be grade A construction quality, which is further evidenced by the property having been awarded an Energy Star label in seven of the preceding eight years. Office tenants at the property also benefit from an adjacent parking garage located across 21st Street offering 400 spaces reserved for 1 Kaiser Plaza office tenants. Tenants at 1 Kaiser Plaza have direct access to the adjacent parking garage via an enclosed pedestrian bridge located on the 2nd floor of the property.

As of June 30, 2016, the property was 94.9% occupied by 34 tenants under 35 leases. The largest tenant at the property, Kaiser Foundation Health Plan, Inc. (“KFHP”), leases 69.0% of the net rentable area and has occupied all or a portion of the property since its construction in 1971. KFHP currently leases a total of 366,777 square feet of office space encompassing the entirety of multiple floors, including the 12th, 17th-22nd and 24th-27th floors, of which 283,081 square feet expire in February 2025 and 83,696 square feet expire in February 2027. Of KFHP’s total leased space, 30,481 square feet are associated with recently executed expansion leases beginning between August 2015 and April 2016. KFHP leases an additional 6,260 square feet of storage space with no attributable base rent. KFHP is a subsidiary of Kaiser Permanente (“Kaiser”), one of the largest not-for-profit managed health care companies in the United States. Kaiser offers both hospital and physician care through a network of hospitals and physician practices operating under the Kaiser brand. Founded in 1945, Kaiser has grown to over 10.2 million members across eight states and the District of Columbia. KFHP accounts for 74.3% of the underwritten base rent and its lease contains two remaining five-year renewal options. Since construction, the property has operated as Kaiser’s national headquarters and has been substantially occupied by KFHP, which has gradually expanded its presence by exercising its right of first refusal option on vacated space. KFHP continues to have a right of first offer and right of first refusal to lease any space that becomes available. The remaining tenancy is a mix of law firms, consulting groups and non-profit organizations. Additionally, the property has signed leases with 10 tenants since April 2015, comprising 11.0% of net rentable area and 13.3% of underwritten base rent.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

1 Kaiser Plaza

The Market. 1 Kaiser Plaza is located in the downtown Oakland neighborhood of Lake Merritt. The Oakland metropolitan area is currently benefiting from growth in the high tech industry, which is expected to remain a driving force behind the Oakland economy. As the business cycle matures, strong demand for tech workers and real estate is making San Francisco increasingly expensive. Firms are responding by relocating to the Oakland metropolitan area, with Uber being the latest and most high profile relocation. Uber recently purchased a historic downtown Oakland building – Uptown Station (located approximately 0.4 miles from 1 Kaiser Plaza) – for $123.5 million and reportedly plans to move 3,000 employees to the site in 2017 after completing an approximately $40.0 million renovation. Additionally, 1 Kaiser Plaza has many demand drivers within walking distance of the property, including the Oakland City Center and the City Center BART station, both of which are within approximately 0.5 miles of the property. There are also a number of popular restaurants in the surrounding area, including Ozumo, Pican, Plum and Umami Burger. The property is located less than 0.3 miles away from numerous bus stops for commuting needs. Additionally, the property is located approximately 0.6 miles from Highway 980, a regional north and south highway that provides direct access to both Highway 580 and Highway 880. Lake Merritt is located approximately 1.0 mile southeast of the property and, established in 1870, is the nation’s oldest official wildlife refuge. The lake features a 3.4 mile shoreline and several artificial islands for people to enjoy the wide variety of wildlife.

1 Kaiser Plaza is located in the Oakland central business district office submarket of the greater Oakland/East Bay office market. As of the first quarter of 2016, the Oakland central business district submarket totaled approximately 10.7 million square feet of net rentable area with an overall vacancy rate of 4.2% and average rents of $46.56 per square foot. Additionally, as of the first quarter of 2016, the Class A central business district submarket totaled approximately 6.6 million square feet with an overall vacancy rate of 3.4% and average rents of $51.60 per square foot. Per the appraisal, average asking rents have consistently grown for 10 consecutive quarters. The appraisal identified six directly comparable office properties built between 1976 and 2002 and ranging in size from 172,077 to 532,150 square feet. Recently executed leases for the comparable office properties ranged from $42.96 to $54.96 per square foot, with a weighted average of $49.45 per square foot. The weighted average underwritten rent for 1 Kaiser Plaza is $36.39 per square foot, which is below the appraisal’s concluded market rent of $48.00 per square foot for floors 2-17 and $51.00 per square foot for floors 18-27. According to the appraisal, there are currently 19 tenants actively seeking spaces greater than 20,000 square feet in the Oakland central business district office submarket, yet only one Class A building that can accommodate a full floor tenant.

The appraisal identified three comparable Class A office properties that are under construction, Uptown Station, EmeryStation West and San Leandro Tech Campus. The new office properties will range in size from 132,000 to 380,000 square feet. The largest of the three comparable properties, Uptown Station, was recently acquired by Uber and is undergoing an approximately $40.0 million renovation. Uber reportedly plans to relocate 3,000 employees to Uptown Station in 2017.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

1 Kaiser Plaza

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Kaiser Foundation Health Plan, Inc.(3)(4)	NA / AA- / A	366,777	69.0%	$37.25	74.3%	Various
Aiken & Welch, Inc.(5)	NA / NA / NA	11,635	2.2%	$35.20	2.2%	4/30/2021
Sitzmann Morris & Lavis, Inc.(6)	NA / NA / NA	9,838	1.8%	$39.31	2.1%	3/31/2017
Michael Baker Jr. Inc.	NA / NA / NA	9,838	1.8%	$36.87	2.0%	8/31/2018
Asian & Pacific Islander American Health Forum	NA / NA / NA	7,862	1.5%	$35.01	1.5%	3/26/2022
Menke & Associates, Inc.	NA / NA / NA	7,147	1.3%	$38.83	1.5%	8/31/2025
Armstrong & Associates, LLP	NA / NA / NA	6,646	1.2%	$37.20	1.3%	3/31/2017
Beles and Beles, LLP	NA / NA / NA	6,616	1.2%	$37.37	1.3%	7/31/2017
Economic & Planning Systems, Inc.	NA / NA / NA	6,512	1.2%	$35.40	1.3%	5/31/2020
The Lakeside Group(7)	NA / NA / NA	5,097	1.0%	$36.47	1.0%	3/31/2020
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease. In the case of Kaiser Foundation Health Plan, Inc., the S&P rating is specific to Kaiser Foundation Health Plan, Inc., a subsidiary of the parent company Kaiser Permanente.

(3)	KFHP leases 283,081 square feet at approximately $36.55 per square foot expiring in February 2025, in addition to 83,696 square feet at approximately $39.60 per square foot expiring in February 2027. KHFP also leases 6,260 square feet in storage space with no attributable base rent. Base Rent PSF represents the weighted average rent paid by KFHP for all of its leased office space.

(4)	KFHP may contract its leased space as follows: (i) by up to 140,000 square feet at any time (including up to 100,000 square feet of space located on the 24th floor through the 27th floor (the “High Rise Space”)) with 12 months’ notice and the payment of a contraction fee, except that the tenant may not exercise this option with respect to the High Rise Space prior to March 1, 2018; (ii) with respect to all or any portion of its space located on the ground floor through the 23rd floor at any time on or after February 28, 2023, with 15 months’ notice and the payment of a contraction fee; and (iii) with respect to all or any portion of the High Rise Space at any time after February 28, 2025, with 15 months’ notice and the payment of a contraction fee.

(5)	Aiken & Welch, Inc. leases an additional 2,014 square feet in storage space with no attributable base rent.

(6)	Sitzmann Morris & Lavis, Inc. leases an additional 270 square feet in storage space with no attributable base rent.

(7)	The Lakeside Group leases an additional 330 square feet in storage space with no attributable base rent.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	26,866	5.1%	NAP	NAP	26,866	5.1%	NAP	NAP
2016 & MTM	1	544	0.1%	$12,001	0.1%	27,410	5.2%	$12,001	0.1%
2017	5	25,419	4.8%	971,177	5.3%	52,829	9.9%	$983,178	5.3%
2018	8	25,390	4.8%	898,998	4.9%	78,219	14.7%	$1,882,175	10.2%
2019	0	0	0.0%	0	0.0%	78,219	14.7%	$1,882,175	10.2%
2020	13	37,498	7.0%	1,406,383	7.7%	115,717	21.8%	$3,288,559	17.9%
2021	4	21,568	4.1%	875,546	4.8%	137,285	25.8%	$4,164,105	22.7%
2022	1	7,862	1.5%	275,249	1.5%	145,147	27.3%	$4,439,353	24.2%
2023	0	0	0.0%	0	0.0%	145,147	27.3%	$4,439,353	24.2%
2024	0	0	0.0%	0	0.0%	145,147	27.3%	$4,439,353	24.2%
2025	2	290,228	54.6%	10,624,010	57.8%	435,375	81.8%	$15,063,364	82.0%
2026	0	0	0.0%	0	0.0%	435,375	81.8%	$15,063,364	82.0%
2027 & Beyond(2)	1	96,553	18.2%	3,314,362	18.0%	531,928	100.0%	$18,377,725	100.0%
Total	35	531,928	100.0%	$18,377,725	100.0%
(1)	Based on the underwritten rent roll.

(2)	2027 & Beyond is inclusive of 11,550 square feet associated with storage space leased to various tenants with no attributable base rent, as well as 1,307 square feet associated with a building engineering office with no attributable base rent.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

1 Kaiser Plaza

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$13,210,243	$16,707,400	$15,846,015	$16,434,409	$18,377,725	$34.55	92.5%
Vacant Income	0	0	0	0	1,126,668	2.12	5.7%
Gross Potential Rent	$13,210,243	$16,707,400	$15,846,015	$16,434,409	$19,504,394	$36.67	98.2%
CAM Reimbursements	271,903	709,268	(112,226)	384,400	358,356	0.67	1.8%
Net Rental Income	$13,482,146	$17,416,667	$15,733,790	$16,818,809	$19,862,750	$37.34	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,147,369)	(2.16)	(5.8)--
Other Income(3)	221,926	215,207	248,168	211,292	209,713	0.39	1.1%
Effective Gross Income	$13,704,072	$17,631,874	$15,981,958	$17,030,101	$18,925,094	$35.58	95.3%

Total Expenses	$7,386,059	$8,349,112	$8,094,580	$8,384,414	$8,517,964	$16.01	45.0%

Net Operating Income(4)(5)	$6,318,013	$9,282,762	$7,887,377	$8,645,687	$10,407,130	$19.56	55.0%

Total TI/LC, Capex/RR	0	0	0	0	1,583,091	2.98	8.4%
Net Cash Flow	$6,318,013	$9,282,762	$7,887,377	$8,645,687	$8,824,039	$16.59	46.6%

Occupancy(6)	90.9%	91.0%	97.3%	94.9%	94.2%
(1)	TTM represents the trailing 12-month period ending on June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Other Income represents key income, late charges, lease termination fees, storage and license fee income.

(4)	The increase in 2014 Net Operating Income from 2013 Net Operating Income is primarily related to the retroactive refund of rent associated with the renewal of the KFHP lease in December 2013.

(5)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily related to (i) 10 tenant leases signed since April 2015 accounting for approximately $2.4 million in in-place base rent (including the recent KFHP expansion of 30,481 square feet accounting for approximately $1.3 million in in-place base rent), for which a full year of rent was not included in TTM Net Operating Income and (ii) contractual rent increases underwritten through September 2017 accounting for $555,542 in underwritten base rent.

(6)	Historical Occupancy is as of December 31 of each respective year. TTM Occupancy is as of June 30, 2016. Underwritten Occupancy represents economic occupancy.

Property Management. The 1 Kaiser Plaza property is managed by CIM Management, Inc., an affiliate of the loan sponsor.

Permitted Mezzanine Debt. The owners of the borrower are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified transferee provision in the loan documents and is not an affiliate of the borrower, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the loan, and (v) the lenders enter into an intercreditor agreement reasonably acceptable to the mortgage lender.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

The Hamptons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,500,000	Title:	Fee
Cut-off Date Principal Balance:	$33,500,000	Property Type - Subtype:	Multifamily – Student
% of Pool by IPB:	3.0%	Net Rentable Area (Beds):	668
Loan Purpose:	Refinance	Location:	Statesboro, GA
Borrower:	The Hamptons – Statesboro, LLC	Year Built / Renovated:	2015 / N/A
Sponsors:	William F. Trick and H. Jackson	Occupancy:	97.2%
	Wallace	Occupancy Date:	9/1/2016
Interest Rate:	4.17200%	Number of Tenants:	N/A
Note Date:	10/13/2016	2013 NOI(1):	N/A
Maturity Date:	11/1/2026	2014 NOI(1):	N/A
Interest-only Period:	24 months	2015 NOI(1):	N/A
Original Term:	120 months	TTM NOI (as of 7/2016)(2):	$2,456,106
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,887,605
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$2,110,456
Lockbox:	CMA	UW NOI(2):	$2,777,149
Additional Debt:	N/A	UW NCF:	$2,710,349
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$47,700,000 / $71,407
Additional Debt Type:	N/A	Appraisal Date:	9/6/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$50,150
Taxes:	$29,899	$29,899	N/A	Maturity Date Loan / Bed:	$42,449
Insurance:	$9,781	$9,781	N/A	Cut-off Date LTV:	70.2%
Replacement Reserves:	$5,567	$5,567	N/A	Maturity Date LTV:	59.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.38x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,500,000	100.0%	Payoff Existing Debt	$25,873,513	77.2%
			Return of Equity	6,652,764	19.9%
			Closing Costs	928,476	2.8%
			Upfront Reserves	45,247	0.1%
Total Sources	$33,500,000	100.0%	Total Uses	$33,500,000	100.0%
(1)	Historical cash flows are not available as the property was constructed in August 2015.

(2)	UW NOI is higher than the TTM NOI due to a lease up of the property.

The Loan. The Hamptons loan has an outstanding principal balance as of the Cut-off Date of $33.5 million and is secured by a first mortgage lien on the borrower’s fee interest in a 668-bed (237 units) newly constructed student housing complex located in Statesboro, Georgia. The loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for The Hamptons loan is The Hamptons – Statesboro, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are William F. Trick and H. Jackson Wallace, the founders of IMS Development, LLC (“IMS Development”). IMS Development is a fully integrated developer, owners and operator of multifamily properties across the southeast United States. IMS Development is currently headquartered in Northport, Alabama and has grown its portfolio to eight student housing complexes located in Tuscaloosa, Alabama, Lafayette, Louisiana and Statesboro, Georgia. The loan sponsors developed the property and the property was delivered in August 2015. The total cost basis is approximately $35.8 million ($52,167 per bed).

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

The Hamptons

The Property. The Hamptons is a 668-bed (237 units) off-campus student housing complex located in Statesboro, Georgia. The property was built in 2015 by the loan sponsors and is situated on approximately 24.4 acres. The Hamptons is located within walking distance to Georgia Southern University (0.1 miles from campus) and is currently the newest student housing development in the market. The property consists of 70 one-, two- and three-story residential buildings and is a mix of cottage style and garden-style construction. The unit mix consists of 60 one-bedroom/one-bathroom units, 65 two-bedroom/two-bathroom units, 10 three-bedroom/three-bathroom units, 62 four-bedroom/four-bathroom units and 40 five-bedroom/five-bathroom units. As of September 1, 2016, the property was 97.2% occupied. The units feature a fully equipped kitchen, full size washer and dryer, nine-foot ceilings, ceiling fans, private baths, individually locking bedroom doors and a private patio or balcony. Units are rented un-furnished, but full furniture options are available to students. The property features a two-story leasing office and clubhouse totaling approximately 10,000 square feet. Property amenities include a swimming pool, 24-hour clubhouse, 24-hour fitness center and business center, sand volleyball court, sports field, dog park, concierge service and gated community. Additionally, the property has 714 parking spaces, resulting in a parking ratio of approximately 1.07 spaces per bed.

The property is located approximately 0.1 miles from Georgia Southern University, the principal college in Statesboro, Georgia. Georgia Southern University’s 2016 fall enrollment totaled 20,459 students, which represents an approximately 24.6% increase in total students enrolled from 2006. Additionally, student enrollment at Georgia Southern University is expected to increase moderately with 0.8% to 1.6% annual increases projected over the next four years. Georgia Southern University provides on campus housing that offers approximately 4,920 beds to students across eight residence halls, which results in over 15,500 students needing off-campus housing.

The appraisal identified six comparable student-oriented housing properties proximate to The Hamptons. The Hamptons comparables range from 536 to 1,087 beds with an average of 750 beds and indicate an effective rental range of $415 to $590 per bed, with a weighted average of $503 per bed. The comparable properties reported occupancies ranging from 80.0% to 99.0% with a weighted average occupancy of approximately 92.8%. The appraisal does not identify any competitive developments in the pipeline.

Multifamily Unit Mix(1)
Unit Type	# of Units	# of Beds	% of Total	Occupied Beds	Occupancy(2)	Average Unit Size (SF)(2)	Average Monthly In- Place Rents(2)	Average Market Rent Per Bed(2)
1 BR / 1 BA	60	60	9.0%	58	96.7%	664	$862	$861
2 BR / 2 BA	65	130	19.5%	129	99.2%	1,031	$618	$617
3 BR / 3 BA	10	30	4.5%	30	100.0%	1,475	$616	$616
4 BR / 4 BA	62	248	37.1%	234	94.4%	1,779	$588	$588
5 BR / 5 BA	40	200	29.9%	198	99.0%	2,061	$558	$558
Total / Wtd. Avg.	237	668	100.0%	649	97.2%	1,604	$611	$611

(1)	Based on the rent roll dated September 1, 2016 provided by the borrower.

(2)	Occupancy, Average Unit Size (SF), Average Monthly In-Place Rents and Average Market Rent Per Bed represent a weighted average of the 2 BR / 2 BA unit types.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

The Hamptons

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	Underwritten	Per Bed	%(3)
Rents in Place	$3,964,915	$4,756,440	$7,120	97.1%
Vacant Income	0	140,220	210	2.9%
Gross Potential Rent	$3,964,915	$4,896,660	$7,330	100.0%
Total Reimbursements	315,518	0	0	0.0%
Net Rental Income	$4,280,433	$4,896,660	$7,330	100.0%
(Vacancy/Credit Loss)	0	(244,833)	(367)	(5.0)-
Other Income(4)	227,225	235,778	353	4.8%
Effective Gross Income	$4,507,658	$4,887,605	$7,317	99.8%

Total Expenses	$2,051,551	$2,110,456	$3,159	43.2%

Net Operating Income	$2,456,106	$2,777,149	$4,157	56.8%

Replacement Reserves	0	66,800	100	1.4%
Net Cash Flow	$2,456,106	$2,710,349	$4,057	55.5%

Occupancy(5)	97.2%	95.0%
(1)	Historical cash flows are not available as the property was constructed in 2015.
(2)	TTM column represents the trailing 12-month period ending on July 31, 2016.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Income represents fees related to furniture packages, pet fees, application fees and community fees, which includes trash services.
(5)	TTM Occupancy is as of September 1, 2016. Underwritten Occupancy represents economic occupancy.

Property Management. The Hamptons property is managed by IMS Management, LLC, an Alabama limited liability company and affiliate of IMS Development.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116 of 120

Structural and Collateral Term Sheet	JPMDB 2016-C4

Riverside Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	272,596
Loan Purpose:	Acquisition	Location:	La Crosse, WI
Borrower:	LCN UHS La Crosse (WI) LLC	Year Built / Renovated:	2006, 2008, 2011 / N/A
Sponsor:	LCN North American Fund II REIT	Occupancy:	100.0%
Interest Rate:	3.91000%	Occupancy Date:	11/6/2016
Note Date:	9/13/2016	Number of Tenants:	1
Maturity Date:	10/6/2026	2013 NOI(1):	N/A
Interest-only Period:	36 months	2014 NOI(1):	N/A
Original Term:	120 months	2015 NOI(1):	N/A
Original Amortization:	360 months	TTM NOI(1):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(90),O(5)	UW Revenues:	$5,645,171
Lockbox:	Hard	UW Expenses:	$2,484,639
Additional Debt:	N/A	UW NOI:	$3,160,532
Additional Debt Balance:	N/A	UW NCF:	$3,045,035
Additional Debt Type:	N/A	Appraised Value / Per SF:	$47,800,000 / $175
		Appraisal Date:	06/30/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$121
Taxes(1):	$0	Springing	N/A	Maturity Date Loan / SF:	$104
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	69.0%
Replacement Reserves(3):	$0	Springing	N/A	Maturity Date LTV:	59.6%
TI/LC(2):	$1,500,000	Springing	N/A	UW NCF DSCR:	1.63x
Quarterly Rent(4):	$0	Springing	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	68.0%	Purchase Price	$46,600,000	96.0%
Sponsor Equity	15,549,171	32.0%	Upfront Reserves	1,500,000	3.1%
			Closing Costs	449,171	0.9%
Total Sources	$48,549,171	100.0%	Total Uses	$48,549,171	100.0%
(1)	Due to the acquisition of Riverside Center, historical operating statements are not available.
(2)	Monthly reserves for annual taxes and insurance premiums will be waived so long as, among other things, (i) the UnitedHealthcare or replacement tenant lease is in full force and effect, and no monetary event of default is continuing and (ii) tenant is obligated under its lease and is paying all taxes and insurance directly to the applicable government authority.
(3)	Monthly replacement reserves will be collected (i) during a lease sweep period or (ii) during any period when a triple net lease does not cover the entire property. If no lease sweep period exists, the replacement reserve is subject to a cap of three years’ collection.
(4)	Monthly reserves for tenant improvements and leasing commissions will be collected during any period when a triple net lease does not cover the entire Riverside Center property. The amount collected will be equal to one-twelfth of $1.28 per square foot based on the square footage of that portion of the Riverside Center property not subject to the triple net lease.
(5)	UnitedHealthcare pays rent under its lease on a quarterly basis. In connection therewith, a reserve is established to hold the full rent payment. One-third of such quarterly rent payment is required to be released from the reserve each month and applied to the payment of the monthly amounts due under the loan documents, with the excess being disbursed to the borrower (provided no trigger event, as defined in the loan agreement, is then continuing).

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Riverside Center

The Loan. The Riverside Center loan has an outstanding principal balance as of the Cut-off Date o approximately $33.0 million and is secured by a first mortgage lien on the fee interests in the Riverside Center, which consists of 272,596 square feet throughout three buildings located in La Crosse, Wisconsin. The loan has a 10-year term and, subsequent to a 36 month interest-only period, will amortize on a 30-year schedule. The borrowing entity for the Riverside Center loan is LCN UHS La Crosse (WI) LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is LCN North American Fund II REIT, a real estate investment fund managed by LCN Capital Partners. LCN Capital Partners, a private equity firm with offices in New York, Amsterdam and London, pursues a single strategy: credit-focused investments in operationally critical corporate real estate across certain industry sectors in North America and Europe.

The Property. The Riverside Center property consists of 272,596 square feet throughout three buildings, Riverside Center I, Riverside Center II and Riverside Center III. The buildings were built in 2006, 2008 and 2011 and are located in the central business district of La Crosse, Wisconsin, and approximately 10 miles from the La Crosse regional airport. Riverside Center I contains 87,541 square feet throughout six floors, Riverside Center II contains 91,527 square feet throughout six floors and Riverside Center III contains 93,528 square feet throughout seven floors. Parking is provided by a 296 space garage for a parking ratio of approximately 1.1 spaces per 1,000 square feet. Riverside Center was originally developed as a Class A office park and served as the corporate headquarters for Logistics Health, Inc. UnitedHealth Group acquired Logistics Health, Inc. in 2011. The Riverside Center property is currently 100% leased to UnitedHealthcare Services, Inc. (“UnitedHealthcare”), a wholly owned subsidiary of UnitedHealth Group. UnitedHealth Group (NASDAQ: UHG, rated A3/A-/A+ by Moody’s/Fitch/S&P) is the largest, diversified health care enterprises in the United States and serves more than 115 million individuals worldwide across all 50 states and in more than 125 countries. UnitedHealth Group was the top ranking company in the insurance and managed care sector on Fortune’s 2016 “World’s Most Admired Companies” list. This is the sixth straight year UnitedHealth Group ranked No. 1 overall in its sector. As of September 30, 2016, UnitedHealth Group reported revenues of $46.3 billion and earnings from operations of $2.1 billion.

UnitedHealthcare subleases approximately 49.9% of the property to six different tenants in 12 separate suites. The largest subleases are to Kaplan Financial, which subleases 64,133 square feet (23.5% of NRA) and SAP America, Inc, which subleases 36,975 square feet (13.6% NRA).

The Riverside Center property is subject to certain development agreements with the City of La Crosse and the Redevelopment Authority for the City of La Crosse (collectively, the “Development Agreement”) that was entered into at the time of construction of the buildings at the Riverside Center property. The remaining obligations of the property owner under the Development Agreement include (i) a requirement to (a) create 2,000 jobs at the Riverside Center property on or prior to December 31, 2016 and (b) to maintain such jobs for a period of 10 years, and (ii) an obligation to make certain payments to the city if the property value falls below minimum thresholds as set forth in the Development Agreement ($11.4 million for Riverside Center I, $8.0 million for Riverside Center II and $18 million for Riverside Center III) in an amount equal to the taxes that would have been paid if the property was assessed at threshold less taxes paid. UnitedHealthcare is obligated under its lease to perform all obligations of the fee owner and will indemnify borrower and lender for any loses suffered in connection with the Development Agreement requirements. Additionally, the borrower and guarantor are obligated to indemnify lender for losses suffered in connection with a breach of any obligations under the Development Agreement.

The Market. The Riverside Center property is located in the La Crosse-Onalaska WI-MN metropolitan statistical area (the “MSA”), which has a 2015 total population of 137,434. According to the appraisal, La Crosse has shifted from a more traditional manufacturing employment base to more service oriented industries such as healthcare and education. Gunderson Lutheran and Mayo Clinic, the two large regional healthcare centers and the MSA’s top employers, have helped the area become a center of medical and technology expertise. La Crosse also hosts three post-secondary institutions which provide an abundant number of education jobs. Over the past several decades, the proportion of manufacturing employment has steadily declined and this decline is expected to continue into the next decade.

The Riverside Center property is surrounded by a mixture of office, retail, hotel, entertainment and residential uses. The immediate area includes theaters, hotels and retail properties, typical to a downtown central business district area. The 2015 population within a 1-mile, 3-mile, and 5-mile radius of the Riverside Center property is 9,516, 47,821, and 69,136, respectively, with average household income of $40,438, $53,607 and $58,743, respectively.

From 2014 to the first quarter of 2016, the overall Wisconsin office market has showed positive net absorption, a decrease of vacancy rates, and an increase of asking rent in the marketplace. From 2011 to 2015, over 2.4 million square feet were added to supply, which had positive absorption of approximately 1.2 million square feet. The overall market had a total inventory of approximately 151.0 million square feet as of the first quarter of 2016 with a vacancy rate of 8.8%. That vacancy rate is consistent with last year’s rate of 9.0% and slightly lower than the average vacancy of 9.7% over the past five years. The Wisconsin office market has experienced an increase of supply over the past several years.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Riverside Center

As of the first quarter of 2016, the La Crosse-Onalaska submarket had a total office inventory of approximately 2.4 million square feet with a vacancy rate of 7.4%. The first quarter of 2016 submarket had an average asking rent of $14.67 per square foot NNN. The appraisal noted five lease comparables to the Riverside Center property, with rents ranging from $10.50 to $15.00 per square foot NNN, with an average of $12.55 per square foot NNN on an adjusted basis.

The appraisal determined market rent for Riverside Center property of $13.00 per square foot compared to the Riverside Center property average rent of $11.50 per square foot.

Tenant Summary(1)
Building Name (Location)	Ratings(2) Moody’s/S&P/Fitch	Tenant(3)	NRA	Year Built	Floors	Annual U/W Base Rent	% of U/W Base Rent	Lease Expiration(4)
Riverside Center I	A3 / A+ / A-	UnitedHealthcare	87,541	2006	6	$12.15	33.9%	6/30/2028
Riverside Center II	A3 / A+ / A-	UnitedHealthcare	91,527	2008	6	$10.25	29.9%	6/30/2023
Riverside Center III	A3 / A+ / A-	UnitedHealthcare	93,528	2011	7	$12.11	36.1%	6/30/2028
Total			272,596			$11.50
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UnitedHealthcare subleases 136,130 square feet (49.9% of NRA) to six tenants.
(4)	UnitedHealthcare has four five-year extension options remaining under each building lease, with no termination options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	$0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	$0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	$0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	$0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	$0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	$0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	$0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	$0	0.0%	$0	0.0%
2023	1	91,527	33.6	938,152	29.9	$91,527	33.6%	$938,152	29.9%
2024	0	0	0.0	0	0.0	$91,527	33.6%	$938,152	29.9%
2025	0	0	0.0	0	0.0	$91,527	33.6%	$938,152	29.9%
2026	0	0	0.0	0	0.0	$91,527	33.6%	$938,152	29.9%
2027 & Beyond	2	181,069	66.4	2,196,247	70.1	$272,596	100.0%	$3,134,399	100.0%
Total	3	272,596	100.0%	$3,134,399	100.0%
(1)	Based on the underwritten rent roll.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMDB 2016-C4

Riverside Center

Operating History and Underwritten Net Cash Flow(1)

	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,134,399	$11.50	52.7%
Tenant Rent Steps(4)	336,882	1.25	5.7
Gross Potential Rent	$3,471,280	$12.73	58.4%
Total Reimbursements	2,471,005	9.06	41.6
Net Rental Income	$5,942,285	$21.80	100.0%
(Vacancy/Credit Loss)	(297,114)	(1.09)	(5.0)
Effective Gross Income	$5,645,171	$20.71	95.0%
Total Expenses	2,484,639	9.11	44.0
Net Operating Income	$3,160,532	$11.59	56.0%
Total TI/LC, Capex/RR	115,497	0.42	2.0
Net Cash Flow	$3,045,035	$11.17	53.9%
Occupancy	95.0%
(1)	Due to the acquisition of the Riverside Center property, historical operating statements are not available.
(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Rents in Place are based on in-place rents as of November 6, 2016.
(4)	Tenant Rent Steps are based on the straight line average of the investment grade tenant rent during the term of the loan.

THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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